                                                                  EXECUTION COPY







                              CHASE FUNDING, INC.,

                                    Depositor

                      CHASE MANHATTAN MORTGAGE CORPORATION,

                                    Servicer

                        WELLS FARGO HOME MORTGAGE, INC.,

                                    Servicer

                            THE CHASE MANHATTAN BANK,

                            Certificate Administrator

                                       and

                                 CITIBANK, N.A.,

                                     Trustee

                     --------------------------------------


                         POOLING AND SERVICING AGREEMENT

                            Dated as of March 1, 2001

                     --------------------------------------


         CHASE FUNDING LOAN ACQUISITION TRUST MORTGAGE LOAN ASSET-BACKED
                          CERTIFICATES, SERIES 2001-C1



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
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                                                 TABLE OF CONTENTS

                                                                                                               Page
                                                     ARTICLE I

DEFINITIONS.......................................................................................................1

                                                    ARTICLE II

CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS
AND WARRANTIES...................................................................................................46

         SECTION 2.01.     Conveyance of Mortgage Loans..........................................................46
         SECTION 2.02.     Acceptance by Trustee of the Mortgage Loans...........................................50
         SECTION 2.03.     Representations, Warranties and Covenants of the Depositor............................51
         SECTION 2.04.     Representations and Warranties of the Servicers.......................................61
         SECTION 2.05.     Substitutions and Repurchases of Mortgage Loans which are
                           not "Qualified Mortgages".............................................................62
         SECTION 2.06.     Authentication and Delivery of Certificates...........................................63
         SECTION 2.07.     REMIC Election........................................................................63
         SECTION 2.08.     Covenants of the Servicers............................................................66
         SECTION 2.09.     Representations of the Certificate Administrator......................................67

                                                    ARTICLE III

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS...................................................................68

         SECTION 3.01.     Servicers to Service Mortgage Loans...................................................68
         SECTION 3.02.     Servicing and Subservicing; Enforcement of the Obligations of
                           Servicer..............................................................................69
         SECTION 3.03.     Rights of the Depositor, the Certificate Administrator and the
                           Trustee in Respect of the Servicer....................................................70
         SECTION 3.04.     Trustee to Act as Servicer............................................................70
         SECTION 3.05.     Collection of Mortgage Loan Payments; Collection Account;
                           Certificate Account; Distribution Account.............................................70
         SECTION 3.06.     Collection of Taxes, Assessments and Similar Items; Escrow
                           Accounts..............................................................................75
         SECTION 3.07.     Access to Certain Documentation and Information Regarding
                           the Mortgage Loans....................................................................75
         SECTION 3.08.     Permitted Withdrawals from the Collection Account,
                           Certificate Account and Distribution Account..........................................76
         SECTION 3.09.     Sale by CMMC of Delinquent or Charged-off Mortgage
                           Loans.................................................................................78
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                                        i

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
         SECTION 3.10.     Maintenance of Hazard Insurance.......................................................79
         SECTION 3.11.     Enforcement of Due-On-Sale Clauses; Assumption
                           Agreements............................................................................80
         SECTION 3.12.     Realization Upon Defaulted Mortgage Loans; Determination
                           of Excess Proceeds; Repurchase of Certain Mortgage Loans..............................81
         SECTION 3.13.     Trustee to Cooperate; Release of Mortgage Files.......................................84
         SECTION 3.14.     Documents, Records and Funds in Possession of Servicer to be
                           Held for the Trustee..................................................................86
         SECTION 3.15.     Servicing Compensation................................................................86
         SECTION 3.16.     Access to Certain Documentation.......................................................86
         SECTION 3.17.     Annual Statement as to Compliance.....................................................87
         SECTION 3.18.     Annual Independent Public Accountants' Servicing Statement;
                           Financial Statements..................................................................87
         SECTION 3.19.     Duties of the Loss Mitigation Advisor.................................................87
         SECTION 3.20.     Limitation Upon Liability of the Loss Mitigation Advisor..............................88
         SECTION 3.21.     PMI Policy; Claims Under the PMI Policy...............................................88
         SECTION 3.22.     Rights of the NIMs Insurer............................................................89

                                                    ARTICLE IV

DISTRIBUTIONS; ADVANCES BY THE SERVICER..........................................................................89

         SECTION 4.01.     Advances..............................................................................89
         SECTION 4.02.     Reduction of Servicing Compensation in Connection with
                           Prepayment Interest Shortfalls........................................................90
         SECTION 4.03.     Distributions on the Lower-Tier REMIC and Middle-Tier
                           REMIC.................................................................................90
         SECTION 4.04.     Distributions.........................................................................94
         SECTION 4.05.     Monthly Statements to Certificateholders.............................................100

                                                     ARTICLE V

THE CERTIFICATES................................................................................................104

         SECTION 5.01.     The Certificates.....................................................................104
         SECTION 5.02.     Certificate Register; Registration of Transfer and Exchange of
                           Certificates.........................................................................105
         SECTION 5.03.     Mutilated, Destroyed, Lost or Stolen Certificates....................................110
         SECTION 5.04.     Persons Deemed Owners................................................................111
         SECTION 5.05.     Access to List of Certificateholders' Names and Addresses............................111
         SECTION 5.06.     Book-Entry Certificates..............................................................111
         SECTION 5.07.     Notices to Depository................................................................112
         SECTION 5.08.     Definitive Certificates..............................................................112
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                                       ii

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
         SECTION 5.09.     Maintenance of Office or Agency......................................................113
         SECTION 5.10.     Authenticating Agents................................................................113
         SECTION 5.11.     Appointment of Paying Agent..........................................................114

                                                    ARTICLE VI

THE DEPOSITOR, THE SERVICER AND THE CERTIFICATE ADMINISTRATOR...................................................115

         SECTION 6.01.     Respective Liabilities of the Depositor, the Servicer and the
                           Certificate Administrator............................................................115
         SECTION 6.02.     Merger or Consolidation of the Depositor, the Servicer or the
                           Certificate Administrator............................................................115
         SECTION 6.03.     Limitation on Liability of the Depositor, the Certificate
                           Administrator, the Servicer and Others...............................................115
         SECTION 6.04.     Limitation on Resignation of Servicer................................................116
         SECTION 6.05.     Errors and Omissions Insurance; Fidelity Bonds.......................................116
         SECTION 6.06.     Compensation to the Certificate Administrator........................................117

                                                    ARTICLE VII

DEFAULT; TERMINATION OF SERVICER................................................................................117

         SECTION 7.01.     Events of Default....................................................................117
         SECTION 7.02.     Trustee to Act; Appointment of Successor.............................................119
         SECTION 7.03.     Notification to Certificateholders...................................................120

                                                   ARTICLE VIII

CONCERNING THE TRUSTEE..........................................................................................120

         SECTION 8.01.     Duties of Trustee....................................................................120
         SECTION 8.02.     Certain Matters Affecting the Trustee................................................121
         SECTION 8.03.     Trustee Not Liable for Mortgage Loans................................................123
         SECTION 8.04.     Trustee May Own Certificates.........................................................123
         SECTION 8.05.     Certificate Administrator to Pay Trustee's Fees and
                           Expenses.............................................................................123
         SECTION 8.06.     Eligibility Requirements for Trustee.................................................124
         SECTION 8.07.     Resignation and Removal of Trustee...................................................124
         SECTION 8.08.     Successor Trustee....................................................................125
         SECTION 8.09.     Merger or Consolidation of Trustee...................................................126
         SECTION 8.10.     Appointment of Co-Trustee or Separate Trustee........................................126
         SECTION 8.11.     Tax Matters..........................................................................127
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                                       iii

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
                                                    ARTICLE IX

TERMINATION.....................................................................................................130

         SECTION 9.01.     Termination upon Liquidation or Repurchase of all Mortgage
                           Loans................................................................................130
         SECTION 9.02.     Final Distribution on the Certificates...............................................131
         SECTION 9.03.     Additional Termination Requirements..................................................132

                                                     ARTICLE X

MISCELLANEOUS PROVISIONS........................................................................................133

         SECTION 10.01.    Amendment............................................................................133
         SECTION 10.02.    Counterparts.........................................................................135
         SECTION 10.03.    Governing Law........................................................................135
         SECTION 10.04.    Intention of Parties.................................................................135
         SECTION 10.05.    Notices..............................................................................135
         SECTION 10.06.    Severability of Provisions...........................................................137
         SECTION 10.07.    Assignment...........................................................................137
         SECTION 10.08.    Limitation on Rights of Certificateholders...........................................137
         SECTION 10.09.    Inspection and Audit Rights..........................................................138
         SECTION 10.10.    Certificates Nonassessable and Fully Paid............................................138
         SECTION 10.11.    Third Party Rights...................................................................138
         SECTION 10.12.    Additional Rights of the NIMs Insurer................................................138

EXHIBIT A           FORM OF OFFERED CERTIFICATES
EXHIBIT B           FORM OF CLASS C CERTIFICATE
EXHIBIT C           FORM OF CLASS P CERTIFICATE
EXHIBIT D           FORM OF CLASS R CERTIFICATE
EXHIBIT E           FORM OF CLASS L CERTIFICATE
EXHIBIT F           MORTGAGE LOAN SCHEDULE
EXHIBIT F-1         CMMC MORTGAGE LOANS
EXHIBIT F-2         WFHM MORTGAGE LOANS
EXHIBIT F-3         PMI MORTGAGE LOANS
EXHIBIT G           PMI POLICY
EXHIBIT H           FORM OF TRUSTEE CERTIFICATION
EXHIBIT I           FORM OF TRANSFEREE'S LETTER AND AFFIDAVIT
EXHIBIT J           FORM OF TRANSFEROR CERTIFICATE
EXHIBIT K           FORM OF INVESTMENT LETTER
EXHIBIT L           FORM OF RULE 144A LETTER
EXHIBIT M           REQUEST FOR RELEASE
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                                       iv

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                  POOLING AND SERVICING AGREEMENT, dated as of March 1, 2001, among CHASE FUNDING, INC., a New York corporation, as depositor (the
"Depositor"), THE CHASE MANHATTAN BANK, a New York banking corporation, as certificate administrator (the "Certificate Administrator"), CHASE MANHATTAN
MORTGAGE CORPORATION, a New Jersey corporation, as servicer ("CMMC" or the
"Servicer"), WELLS FARGO HOME MORTGAGE, INC., a California corporation, as servicer ("WFHM" or the "Servicer" and, together with CMMC, the "Servicers") and
CITIBANK, N.A., a national banking association, as trustee (the "Trustee").

                  The Depositor is the owner of the Trust Fund that is hereby conveyed to the Trustee in return for the Certificates. The Trust Fund for federal income tax purposes will consist of three REMICs, the right to receive proceeds from prepayment penalties and late charges on the Mortgage Loans and the grantor trust described in Section 2.07 hereof. The Lower-Tier REMIC will consist of all of the assets constituting the Trust Fund (other than any proceeds of prepayment penalties or late payment charges and other than those assets held by the Middle-Tier REMIC or those held by the Upper-Tier REMIC and other than the grantor trust described in Section 2.07) and will be evidenced by the Lower-Tier REMIC Regular Interests (which will be uncertificated and will represent the "regular interests" in the Lower-Tier REMIC) and the LR Interest as the single "residual interest" in the Lower-Tier REMIC. The Trustee will hold the Lower-Tier REMIC Regular Interests. The Middle-Tier REMIC will consist of the Lower-Tier REMIC Regular Interests and will be evidenced by the Middle-Tier
REMIC Regular Interests (which will represent the "regular interests" in the Middle-Tier REMIC) and the MR Interest as the single "residual interest" in the Middle-Tier REMIC. The Upper-Tier REMIC will consist of the Middle-Tier REMIC
Regular Interests and will be evidenced by the REMIC Regular Certificates (which will represent the "regular interests" in the Upper-Tier REMIC) and the UR
Interest as the single "residual interest" in the Upper-Tier REMIC. The Class R
Certificates initially will represent beneficial ownership of the LR Interest, the MR Interest and the UR Interest. The "latest possible maturity date" for federal income tax purposes of all interests created hereby will be the Latest
Possible Maturity Date.

                  In consideration of the mutual agreements herein contained, the Depositor, the Certificate Administrator, CMMC, WFHM and the Trustee agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

                  Accepted Servicing Practices: The Servicer's normal servicing practices, which will conform to the mortgage servicing practices of prudent mortgage lending institutions which service for their own account mortgage loans of the same type as the Mortgages Loans in the jurisdictions in which the related Mortgaged Properties are located.





                  Accrual Period: With respect to the Group I Certificates (other than the Class IA-1 Certificates) and any Distribution Date, the calendar month immediately preceding such Distribution Date. With respect to the Group II Certificates and the Class IA-1 Certificates and any Distribution Date, the period commencing on the immediately preceding Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day immediately preceding such Distribution Date. All calculations of interest on the Group I Certificates (other than the Class IA-1 Certificates) will be made on the basis of a 360-day year consisting of twelve 30-day months, and all calculations of interest on the Group II Certificates and the Class IA-1 Certificates will be made on the basis of the actual number of days elapsed in the related Accrual Period and a 360-day year.

                  Adjustment Date: As to each Group II Mortgage Loan, each date on which the related Mortgage Rate is subject to adjustment, as provided in the related Mortgage Note.

                  Advance: The aggregate of the advances required to be made by the Servicer with respect to any Distribution Date pursuant to Section 4.01, the amount of any such advances being equal to the sum of (A) the aggregate of payments of principal (except with respect to the final Scheduled Payment on any Balloon Loan) and interest (net of the Servicing Fees) on the Mortgage Loans that were due on the related Due Date and not received as of the close of business on the related Determination Date (including monthly interest on the Stated Principal Balance of a Balloon Loan remaining outstanding after the Due Date with respect to the final Scheduled Payment for such Balloon Loan) and (B) with respect to each REO Property that has not been liquidated, an amount equal to the excess, if any, of (x) one month's interest (adjusted to the Net Mortgage
Rate) on the Stated Principal Balance of the related Mortgage Loan over (y) the net monthly rental income (if any) from such REO Property deposited in the Collection Account for such Distribution Date pursuant to Section 3.12, less the aggregate amount of any such Delinquent payments that the Servicer has determined would constitute a Non-Recoverable Advance were an advance to be made with respect thereto.

                  Advisor's Fee: The fee payable on each Distribution Date to the Loss Mitigation Advisor as compensation for all Services rendered by it in exercise and performance of any of the powers and duties of the Loss Mitigation Advisor under the Loss Mitigation Advisory Agreement, which amount shall equal one-twelfth of the product of (i) the Advisor's Fee Rate and (ii) the Stated Principal Balance of the Mortgage Loans as of the first day of the related Due Period.

                  Advisor's Fee Rate:  0.015% per annum.

                  Affiliate: With respect to any specified Person, any other Person controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

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                  Agreement:  This Pooling and Servicing Agreement and any and
all amendments or supplements hereto made in accordance with the terms herein.

                  Amount Held for Future Distribution: As to any Distribution Date, the aggregate amount held in the Collection Account at the close of business on the immediately preceding Determination Date on account of (i) all Scheduled Payments or portions thereof received in respect of the Mortgage Loans due after the related Due Date and (ii) Principal Prepayments and Liquidation Proceeds together with any prepayment penalties and except with respect to the WFHM Mortgage Loans, late payment charges received in respect of such Mortgage Loans after the last day of the related Prepayment Period (or Due Period, in the case of Liquidation Proceeds).

                  Applied Realized Loss Amount: With respect to any Distribution Date, the amount, if any, by which, (i) with respect to the Group I Certificates, the Group I Certificate Principal Balance after distributions of principal on such Distribution Date exceeds the aggregate Stated Principal Balance of the Group I Mortgage Loans as of such Distribution Date, and (ii) with respect to the Group II Certificates, the Group II Certificate Principal Balance after distributions of principal on such Distribution Date exceeds the aggregate Stated Principal Balance of the Group II Mortgage Loans as of such Distribution Date.

                  Appraised Value: With respect to a Mortgage Loan the proceeds of which were used to purchase the related Mortgage Property, the "Appraised Value" of a Mortgaged Property is the lesser of (x) the appraised value based on an appraisal made for the Seller by an independent fee appraiser at the time of the origination of the related Mortgage Loan, and (y) the sales price of such Mortgaged Property at such time of origination. With respect to a Mortgage Loan the proceeds of which were used to refinance an existing mortgage loan, the "Appraised Value" is the appraised value of the Mortgaged Property based upon the appraisal obtained at the time of refinancing.

                  Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction where the related Mortgaged Property is located to reflect of record the sale and assignment of the Mortgage Loan to the Trustee, which assignment, notice of transfer or equivalent instrument may, if permitted by law, be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county.

                  Authenticating Agent:  As defined in Section 5.10 hereof.

                  Balloon Loan: A Mortgage Loan having an original term to stated maturity of approximately 15 years which provides for level monthly payments of principal and interest based on a 30-year amortization schedule, with a balloon payment of the remaining outstanding principal balance due on such Mortgage Loan at its stated maturity.

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                  Book-Entry Certificates: Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a person maintaining an account with the Depository (directly, as a "Depository Participant", or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 5.06). As of the Closing Date, each Class of Regular Certificates constitutes a Class of Book-Entry Certificates.

                  Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in the States of California and Pennsylvania and in the City of New York, New York or the city in which the Certificate Administrator or Servicer is located are authorized or obligated by law or executive order to be closed.

                  Certificate: Any one of the certificates of any Class executed by the Depositor and authenticated by the Authenticating Agent in substantially the forms attached hereto as exhibits A through E.

                  Certificate Account: The separate Eligible Account created and initially maintained by the Certificate Administrator pursuant to Section 3.05(c) in the name of the Trustee for the benefit of the Certificateholders and designated "Citibank, N.A., as trustee, in trust for registered holders of Chase Funding Loan Acquisition Trust Mortgage Loan Asset-Backed Certificates, Series 2001-C1". Funds in the Certificate Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

                  Certificate Administrator: The Chase Manhattan Bank, a New York banking corporation, or its successor in interest.

                  Certificate Administrator Fee: With respect to any Mortgage Loan and any Distribution Date, the fee payable to the Certificate Administrator pursuant to Section 6.06 equal to the product of (a) 1/12th of the Certificate Administrator Fee Rate and (b) the Stated Principal Balance of such Mortgage Loan as of the immediately preceding Distribution Date.

                  Certificate Administrator Fee Rate: A per annum rate equal to 0.0091%.

                  Certificate Group: Either of the Group I Certificates or the Group II Certificates.

                  Certificate Owner: With respect to a Book-Entry Certificate, the person that is the beneficial owner of such Book-Entry Certificate.

                  Certificate Principal Balance: As to any Certificate and as of any Distribution Date, the Initial Certificate Principal Balance of such Certificate less the sum of (i) all amounts distributed with respect to such Certificate in reduction of the Certificate Principal Balance thereof on previous Distribution Dates pursuant to Section 4.04, and (ii) any Applied Realized

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Loss Amounts allocated to such Certificate on previous Distribution Dates pursuant to (i) Section 4.04(i) for the Group I Certificates and (ii) Section 4.04(j) for the Group II Certificates.

                  Certificate Register: The register maintained pursuant to
Section 5.02 hereof.

                  Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register (initially, Cede & Co.), as nominee for the Depository, in the case of any Class of Regular Certificates, except that solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or any Affiliate of the Depositor shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; provided, however, that if any such Person (including the Depositor) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder. The Trustee, the Certificate Administrator and the NIMs Insurer are entitled to rely conclusively on a certification of the Depositor or any Affiliate of the Depositor in determining which Certificates are registered in the name of an Affiliate of the Depositor.

                  Class: All Certificates bearing the same Class designation as set forth in Section 5.01 hereof.

                  Class IA-1 Certificate: Any Certificate designated as a "Class IA-1 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

                  Class IA-1 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class IA-1 Certificates.

                  Class IA-1 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class IA-1 Pass-Through Rate on the Class IA-1 Certificate Principal Balance as of the first day of such Accrual Period (after giving effect to all distributions of principal made or deemed to be made as of such first day) plus the interest portion of any previous distributions on such Class that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class IA-1 Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

                  Class IA-1 Interest Carryforward Amount: As of any Distribution Date, the sum of (i) the excess of (a) the Class IA-1 Current Interest with respect to prior Distribution Dates over (b) the amount actually distributed to the Class IA-1 Certificates with respect to interest on such prior Distribution Dates and (ii) interest on such excess (to the extent permitted by applicable law) at the Class IA-1 Pass-Through Rate for the related Accrual Period.

                  Class IA-1 Margin: 0.12% per annum.

                  Class IA-1 Pass-Through Rate: For the first Distribution Date 5.17500% per annum. As of any Distribution Date thereafter, the lesser of (i) One-Month LIBOR plus the Class IA-1 Margin and (ii) the Group I Net Rate.

                  Class IA-2 Certificate: Any Certificate designated as a "Class IA-2 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

                  Class IA-2 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class IA-2 Certificates.

                  Class IA-2 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class IA-2 Pass-Through Rate on the Class IA-2 Certificate Principal Balance as of the first day of such Accrual Period (after giving effect to all distributions of principal made or deemed to be made as of such first day) plus the interest portion of any previous distributions on such Class that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class IA-2 Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

                  Class IA-2 Interest Carryforward Amount: As of any Distribution Date, the sum of (i) the excess of (a) the Class IA-2 Current Interest with respect to prior Distribution Dates over (b) the amount actually distributed to the Class IA-2 Certificates with respect to interest on such prior Distribution Dates and (ii) interest on such excess (to the extent permitted by applicable law) at the Class IA-2 Pass-Through Rate for the related Accrual Period.

                  Class IA-2 Pass-Through Rate: 5.678% per annum.

                  Class IA-3 Certificate: Any Certificate designated as a "Class IA-3 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

                  Class IA-3 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class IA-3 Certificates.

                  Class IA-3 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class IA-3 Pass-Through Rate on the Class IA-3

Certificate Principal Balance as of the first day of such Accrual Period (after giving effect to all distributions of principal made or deemed to be made as of such first day) plus the interest portion of any previous distributions on such Class that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class IA-3 Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

                  Class IA-3 Interest Carryforward Amount: As of any Distribution Date, the sum of (i) the excess of (a) the Class IA-3 Current Interest with respect to prior Distribution Dates over (b) the amount actually distributed to the Class IA-3 Certificates with respect to interest on such prior Distribution Dates and (ii) interest on such excess (to the extent permitted by applicable law) at the Class IA-3 Pass-Through Rate for the related Accrual Period.

                  Class IA-3 Pass-Through Rate: 6.803% per annum.

                  Class IA-4 Certificate: Any Certificate designated as a "Class IA-4 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

                  Class IA-4 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class IA-4 Certificates.

                  Class IA-4 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class IA-4 Pass-Through Rate on the Class IA-4 Certificate Principal Balance as of the first day of such Accrual Period (after giving effect to all distributions of principal made or deemed to be made as of such first day) plus the interest portion of any previous distributions on such Class that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class IA-4 Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

                  Class IA-4 Interest Carryforward Amount: As of any Distribution Date, the sum of (i) the excess of (a) the Class IA-4 Current Interest with respect to prior Distribution Dates over (b) the amount actually distributed to the Class IA-4 Certificates with respect to interest on such prior Distribution Dates and (ii) interest on such excess (to the extent permitted by applicable law) at the Class IA-4 Pass-Through Rate for the related Accrual Period.

                  Class IA-4 Pass-Through Rate: 6.142% per annum.

                  Class IA-4 Principal Distribution Amount: As of any Distribution Date prior to the Distribution Date in April 2010, the principal to be distributed to the Class IA-4 Certificates equal to the product of (i) a fraction, the numerator of which is the Certificate Principal Balance of the Class IA-4 Certificates immediately prior to such Distribution Date and the denominator of which is the Group I Class A Certificate Principal Balance immediately prior to such Distribution Date, (ii) the Group I Class A Principal Distribution Amount for such Distribution Date and
(iii) the Class IA-4 PDA Factor for such Distribution Date. With respect to the Distribution Date in April 2010 and each Distribution Date thereafter until the Class IA-4 Certificate Principal Balance has been reduced to zero, the Class IA-4 Principal Distribution Amount will equal the Group I Class A Principal Distribution Amount for such Distribution Date.

                  Class IA-4 PDA Factor: As of any Distribution Date set forth below, the Percentage set forth across from such Distribution Date:

         Distribution Date Occurring in                               Percentage
         ------------------------------                               ----------

April 2001-March 2004.................................................      0%
April 2004-March 2006.................................................     45%
April 2006-March 2007.................................................     80%
April 2007-March 2008.................................................    100%
April 2008-March 2010 ................................................    300%

                  Class IIA-1 Certificate: Any Certificate designated as a "Class IIA-1 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

                  Class IIA-1 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class IIA-1 Certificates.

                  Class IIA-1 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class IIA-1 Pass-Through Rate on the Class IIA-1 Certificate Principal Balance as of the first day of such Accrual Period (after giving effect to all distributions of principal made or deemed to be made as of such first day) plus the interest portion of any previous distributions on such Class that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class IIA-1 Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

                  Class IIA-1 Interest Carryforward Amount: As of any Distribution Date, the sum of (i) the excess of (a) the Class IIA-1 Current Interest with respect to prior Distribution Dates (excluding any Class IIA-1 Interest Carryover Amount) over (b) the amount actually distributed to the Class IIA-1 Certificates with respect to interest on such prior Distribution Dates and
(ii) interest on such excess (to the extent permitted by applicable law) at the Class IIA-1 Pass-Through Rate for the related Accrual Period.

                  Class IIA-1 Interest Carryover Amount: As of any Distribution Date, the sum of (A) if on such Distribution Date the Pass-Through Rate for the Class IIA-1 Certificates is based upon the Group II Available Funds Cap, the excess of (i) the amount of interest the Class IIA-1 Certificates would otherwise be entitled to receive on such Distribution Date had such rate been calculated as the sum of One-Month LIBOR and the applicable Class IIA-1 Margin for such Distribution Date, up to the Group II Weighted Maximum Rate Cap, over
(ii) the amount of interest payable on the Class IIA-1 Certificates at the Group II Available Funds Cap for such Distribution Date and (B) the Class IIA-1 Interest Carryover Amount for all previous Distribution Dates not previously paid pursuant to Section 4.04(f)(vi), together with interest thereon at a rate equal to the sum of One-Month LIBOR and the applicable Class IIA-1 Margin for such Distribution Date.

                  Class IIA-1 Margin: As of any Distribution Date up to and including the Optional Termination Date for the Group II Certificates, 0.25% per annum and, as of any Distribution Date after such Optional Termination Date, 0.50% per annum.

                  Class IIA-1 Pass-Through Rate: For the first Distribution Date, 5.30500% per annum. As of any Distribution Date thereafter, the least of
(i) One-Month LIBOR plus the Class IIA-1 Margin, (ii) the Group II Weighted Maximum Rate Cap and (iii) the Group II Available Funds Cap for such Distribution Date.

                  Class C Certificates: The Class IC and Class IIC Certificates, collectively.

                  Class IC Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Group I Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class IC Certificates.

                  Class IC Certificate: Any Certificate designated as a "Class IC Certificate" on the face thereof, in the form of Exhibit B hereto, representing the right to distributions as set forth herein.

                  Class IC Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class IC Certificates.

                  Class IC Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period in an amount equal to the Class IC Distributable Interest Amount plus the interest portion of any previous distributions on such Class that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class IC Certificates.

                  Class IC Distributable Interest Amount: A rate per annum expressed as a percentage, rounded to eight decimal places, equal to the excess, if any, of (a) the product of the Group I Net Rate and the principal balance of the MIWAC Interest immediately prior to the date of determination over (b) the product of (i) the weighted average of the interest rates on the Middle-Tier REMIC Group I Regular Interests (other than the Class MIWAC Interest) as provided in Section 2.07, weighted on the basis of their respective principal balances immediately prior to any date of determination, and (ii) the Group I Certificate Principal Balance. For purposes of this calculation, amounts will be rounded to eight decimal places. The Class IC Distributable Interest Amount represents a "specified portion" (within the meaning of Treasury Regulations Section 1.860G-1(a)(2)(i)(C)) of interest payments on the Class MIWAC Interest.

                  Class IC Interest Carryforward Amount: As of any Distribution Date, the sum of (i) the excess of (a) the IC Current Interest with respect to prior Distribution Dates over (b) the amount actually distributed to the Class IC Certificates with respect to interest on such prior Distribution Dates and
(ii) interest on such excess (to the extent permitted by applicable law) at the Group I Net Rate.

                  Class IC Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (i) the Class IC Applied Realized Loss Amount over (ii) the sum of all distributions in reduction of the Class IC Applied Realized Loss Amount on all previous Distribution Dates.

                  Class IIC Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Group II Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class IIC Certificates.

                  Class IIC Certificate: Any Certificate designated as a "Class IIC Certificate" on the face thereof, in the form of Exhibit B hereto, representing the right to distributions as set forth herein.

                  Class IIC Certificate Principal Balance: As of any Determination Date, the aggregate Certificate Principal Balance of the Class IIC Certificates.

                  Class IIC Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period in an amount equal to the Class IIC Distributable Interest Amount plus the interest portion of any previous distributions on such Class that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class IIC Certificates.

                  Class IIC Distributable Interest Amount: The excess, if any, of (a) the product of the Group II Net Rate and the principal balance of the MIIWAC Interest immediately prior to the date of determination over (b) the product of (i) the weighted average of the interest rates on the Middle-Tier REMIC Group II Regular Interests (other than the Class MIIWAC Interest) as provided in Section 2.07, weighted on the basis of their respective principal balances immediately prior to any date of determination, and (ii) the Group II Certificate Principal

Balance. Interest at the Class IIC Distributable Interest Amount represents a "specified portion" (within the meaning of Treasury Regulations Section 1.860G-1(a)(2)(i)(C)) of interest payments on the Class MIIWAC Interest.

                  Class IIC Interest Carryforward Amount: As of any Distribution Date, the sum of (i) the excess of (a) the Class IIC Current Interest with respect to prior Distribution Dates over (b) the amount actually distributed to the Class IIC Certificates with respect to interest on such prior Distribution Dates and (ii) interest on such excess (to the extent permitted by applicable law) at the Group II Net Rate.

                  Class IIC Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (i) the Class IIC Applied Realized Loss Amount over (ii) the sum of all distributions in reduction of the Class IIC Applied Realized Loss Amount on all previous Distribution Dates.

                  Class L Certificate: Any one of the Class IL Certificates or Class IIL Certificates executed by the Depositor and authenticated by the Authenticating Agent in substantially the form set forth in Exhibit E.

                  Class IL Certificate: Any Certificate designated as a "Class IL Certificate" on the face thereof, in the form of Exhibit E hereto, representing the right to distributions as set forth herein.

                  Class IIL Certificate: Any Certificate designated as a "Class IIL Certificate" on the face thereof, in the form of Exhibit E hereto, representing the right to distributions as set forth herein.

                  Class IM-1 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Group I Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class IM-1 Certificates.

                  Class IM-1 Certificate: Any Certificate designated as a "Class IM-1 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

                  Class IM-1 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class IM-1 Certificates.

                  Class IM-1 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class IM-1 Pass-Through Rate on the Class IM-1 Certificate Principal Balance as of the first day of such Accrual Period (after giving effect to all distributions of principal made or deemed to be made as of such first day) plus the interest portion of any previous distributions on such Class that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution

Date to the Class IM-1 Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

                  Class IM-1 Interest Carryforward Amount: As of any Distribution Date, the sum of (i) the excess of (a) the Class IM-1 Current Interest with respect to prior Distribution Dates over (b) the amount actually distributed to the Class IM-1 Certificates with respect to interest on such prior Distribution Dates and (ii) interest on such excess (to the extent permitted by applicable law) at the Class IM-1 Pass-Through Rate for the related Accrual Period.

                  Class IM-1 Pass-Through Rate: 6.945% per annum.

                  Class IM-1 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (i) the Class IM Applied Realized Loss Amount over (ii) the sum of all distributions in reduction of the Class IM-1 Applied Realized Loss Amount on all previous Distribution Dates.

                  Class IM-2 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Group I Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class IM-2 Certificates.

                  Class IM-2 Certificate: Any Certificate designated as a "Class IM-2 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

                  Class IM-2 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class IM-2 Certificates.

                  Class IM-2 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class IM-2 Pass-Through Rate on the Class IM-2 Certificate Principal Balance as of the first day of such Accrual Period (after giving effect to all distributions of principal made or deemed to be made as of such first day) plus the interest portion of any previous distributions on such Class that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class IM-2 Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

                  Class IM-2 Interest Carryforward Amount: As of any Distribution Date, the sum of (i) the excess of (a) the Class IM-2 Current Interest with respect to prior Distribution Dates over (b) the amount actually distributed to the Class IM-2 Certificates with respect to interest on such prior Distribution Dates and (ii) interest on such excess (to the extent permitted by applicable law) at the Class IM-2 Pass- Through Rate for the related Accrual Period.

                  Class IM-2 Pass-Through Rate: The lesser of (i) 7.244% per annum and (ii) the Group I Net Rate.

                  Class IM-2 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (i) the Class IM-2 Applied Realized Loss Amount over (ii) the sum of all distributions in reduction of the Class IM-2 Applied Realized Loss Amount on all previous Distribution Dates.

                  Class IIM-1 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Group II Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class IIM-1 Certificates.

                  Class IIM-1 Certificate: Any Certificate designated as a "Class IIM-1 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

                  Class IIM-1 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class IIM-1 Certificates.

                  Class IIM-1 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class IIM-1 Pass-Through Rate on the Class IIM-1 Certificate Principal Balance as of the first day of such Accrual Period (after giving effect to all distributions of principal made or deemed to be made as of such first day) plus the interest portion of any previous distributions on such Class that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class IIM-1 Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

                  Class IIM-1 Interest Carryforward Amount: As of any Distribution Date, the sum of (i) the excess of (a) the Class IIM-1 Current Interest with respect to prior Distribution Dates (excluding any Class IIM-1 Interest Carryover Amount) over (b) the amount actually distributed to the Class IIM-1 Certificates with respect to interest on such prior Distribution Dates and
(ii) interest on such excess (to the extent permitted by applicable law) at the Class IIM-1 Pass-Through Rate for the related Accrual Period.

                  Class IIM-1 Interest Carryover Amount: As of any Distribution Date, the sum of (A) if on such Distribution Date the Pass-Through Rate for the Class IIM-1 Certificates is based upon the Group II Available Funds Cap, the excess of (i) the amount of interest the Class IIM-1 Certificates would otherwise be entitled to receive on such Distribution Date had such rate been calculated as the sum of One-Month LIBOR and the applicable Class IIM-1 Margin for such Distribution Date, up to the Group II Weighted Maximum Rate Cap, over
(ii) the amount of interest payable on the Class IIM-1 Certificates at the Group II Available Funds Cap for such

Distribution Date and (B) the Class IIM-1 Interest Carryover Amount for all previous Distribution Dates not previously paid pursuant to Section 4.04(f)(vi), together with interest thereon at a rate equal to the sum of One-Month LIBOR and the applicable Class IIM-1 Margin for such Distribution Date.

                  Class IIM-1 Margin: As of any Distribution Date up to and including the Optional Termination Date for the Group II Certificates, 0.63% per annum and, as of any Distribution Date after such Optional Termination Date, 0.945% per annum.

                  Class IIM-1 Pass-Through Rate: For the first Distribution Date, 5.68500% per annum. As of any Distribution Date thereafter, the least of
(i) One-Month LIBOR plus the Class IIM-1 Margin, (ii) the Group II Weighted Maximum Rate Cap and (iii) the Group II Available Funds Cap for such Distribution Date.

                  Class IIM-1 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (i) the Class IIM-1 Applied Realized Loss Amount over (ii) the sum of all distributions in reduction of the Class IIM-1 Applied Realized Loss Amounts on all previous Distribution Dates.

                  Class IIM-2 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Group II Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class IIM-2 Certificates.

                  Class IIM-2 Certificate: Any Certificate designated as a "Class IIM-2 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

                  Class IIM-2 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class IIM-2 Certificates.

                  Class IIM-2 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class IIM-2 Pass-Through Rate on the Class IIM-2 Certificate Principal Balance as of the first day of such Accrual Period (after giving effect to all distributions of principal made or deemed to be made as of such first day) plus the interest portion of any previous distributions on such Class that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class IIM-2 Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

                  Class IIM-2 Interest Carryforward Amount: As of any Distribution Date, the sum of (i) the excess of (a) the Class IIM-2 Current Interest with respect to prior Distribution Dates

(excluding any Class IIM-2 Interest Carryover Amount) over (b) the amount actually distributed to the Class IIM-2 Certificates with respect to interest on such prior Distribution Dates and (ii) interest on such excess (to the extent permitted by applicable law) at the Class IIM-2 Pass-Through Rate for the related Accrual Period.

                  Class IIM-2 Interest Carryover Amount: As of any Distribution Date, the sum of (A) if on such Distribution Date the Pass-Through Rate for the Class IIM-2 Certificates is based upon the Group II Available Funds Cap, the excess of (i) the amount of interest the Class IIM-2 Certificates would otherwise be entitled to receive on such Distribution Date had such rate been calculated as the sum of One-Month LIBOR and the applicable Class IIM-2 Margin for such Distribution Date, up to the Group II Weighted Maximum Rate Cap, over
(ii) the amount of interest payable on the Class IIM-2 Certificates at the Group II Available Funds Cap for such Distribution Date and (B) the Class IIM-2 Interest Carryover Amount for all previous Distribution Dates not previously paid pursuant to Section 4.04(f)(vi), together with interest thereon at a rate equal to the sum of One-Month LIBOR and the applicable Class IIM-2 Margin for such Distribution Date.

                  Class IIM-2 Margin: As of any Distribution Date up to and including the Optional Termination Date for the Group II Certificates, 1.10% per annum and, as of any Distribution Date after such Optional Termination Date, 1.65% per annum.

                  Class IIM-2 Pass-Through Rate: For the first Distribution Date, 6.15500% per annum. As of any Distribution Date thereafter, the least of
(i) One-Month LIBOR plus the Class IIM-2 Margin, (ii) the Group II Weighted Maximum Rate Cap and (iii) the Group II Available Funds Cap for such Distribution Date.

                  Class IIM-2 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (i) the Class IIM-2 Applied Realized Loss Amount over (ii) the sum of all distributions in reduction of the Class IIM-2 Applied Realized Loss Amounts on all previous Distribution Dates.

                  Class IP Certificate: Any Certificate designated as a "Class IP Certificate" on the face thereof, in the form of Exhibit C hereto, representing the right to distributions as set forth herein.

                  Class IIP Certificate: Any Certificate designated as a "Class IIP Certificate" on the face thereof, in the form of Exhibit C hereto, representing the right to distributions as set forth herein.

                  Class MIA-1 Interest: An uncertificated regular interest in the Middle-Tier REMIC with the characteristics described in Section 2.07.

                  Class MIA-2 Interest: An uncertificated regular interest in the Middle-Tier REMIC with the characteristics described in Section 2.07.

                  Class MIA-3 Interest: An uncertificated regular interest in the Middle-Tier REMIC with the characteristics described in Section 2.07.

                  Class MIA-4 Interest: An uncertificated regular interest in the Middle-Tier REMIC with the characteristics described in Section 2.07.

                  Class MIM-1 Interest: An uncertificated regular interest in the Middle-Tier REMIC with the characteristics described in Section 2.07.

                  Class MIM-2 Interest: An uncertificated regular interest in the Middle-Tier REMIC with the characteristics described in Section 2.07.

                  Class MIOC Interest: An uncertificated regular interest in the Middle-Tier REMIC with the characteristics described in Section 2.07.

                  Class MIWAC Interest: An uncertificated regular interest in the Middle-Tier REMIC with the characteristics described in Section 2.07.

                  Class MIIA-1 Interest: An uncertificated regular interest in the Middle-Tier REMIC with the characteristics described in Section 2.07.

                  Class MIIM-1 Interest: An uncertificated regular interest in the Middle-Tier REMIC with the characteristics described in Section 2.07.

                  Class MIIM-2 Interest: An uncertificated regular interest in the Middle-Tier REMIC with the characteristics described in Section 2.07.

                  Class MIIOC Interest: An uncertificated regular interest in the Middle-Tier REMIC with the characteristics described in Section 2.07.

                  Class MIIWAC-1 Interest: An uncertificated regular interest in the Middle-Tier REMIC with the characteristics described in Section 2.07.

                  Class P Certificate: Any one of the Class P Certificates executed by the Depositor and authenticated by the Authenticating Agent in substantially the form set forth in Exhibit C.

                  Class R Certificate: Any one of the Class R Certificates executed by the Depositor and authenticated by the Authenticating Agent in substantially the form set forth in Exhibit D.

                  Closing Date:  March 29, 2001.

                  CMMC: Chase Manhattan Mortgage Corporation, a New Jersey corporation, or its successor in interest.

                  CMMC Mortgage Loans: The Mortgage Loans listed on Exhibit F-1 hereto.

                  Code: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

                  Collection Account: One or more separate Eligible Accounts created and initially maintained by each Servicer pursuant to Section 3.05(b) in the name of the Trustee for the benefit of the Certificateholders and designated "Citibank, N.A., as trustee, in trust for registered holders of Chase Funding Mortgage Loan Asset-Backed Certificates, Series 2001-C1". Funds in the Collection Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

                  Compensating Interest: With respect to any Mortgage Loan, an amount equal to the amount set forth in Section 4.02 hereof, to be applied to the interest portion of a Prepayment Interest Shortfall on such Mortgage Loan pursuant to Section 4.02 hereof.

                  Corporate Trust Office: The designated office of the Trustee in the State of New York where at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 111 Wall Street, New York, New York 10043.

                  Corresponding Middle-Tier REMIC Regular Interests: With respect to Lower-Tier REMIC Interest I, the Middle-Tier REMIC Group I Regular Interests, and with respect to Lower-Tier REMIC Interest II, the Middle-Tier REMIC Group II Regular Interests.

                  Current Interest: Any of the Class IA-1 Current Interest, the Class IA-2 Current Interest, the Class IA-3 Current Interest, the Class IA-4 Current Interest, the Class IIA-1 Current Interest, the Class IM-1 Current Interest, the Class IIM-1 Current Interest, the Class IM-2 Current Interest, the Class IIM-2 Current Interest, the Class IC Current Interest or the Class IIC Current Interest.

                  Custodian: The custodian for the Mortgage Files appointed by the Trustee. The initial Custodian shall be Bank One Trust Company, N.A.

                  Cut-off Date:  March 1, 2001.

                  Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof as of the close of business on the calendar day immediately preceding the Cut-off

Date after application of all payments of principal due on or prior to the Cut-off Date, whether or not received, and all Principal Prepayments received prior to the Cut-off Date, but without giving effect to any installments of principal received in respect of Due Dates on and after the Cut-off Date.

                  Definitive Certificates:  As defined in Section 5.06.

                  Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced by a Replacement Mortgage Loan.

                  Delinquent: A Mortgage Loan is "delinquent" if any payment due thereon is not made pursuant to the terms of such Mortgage Loan by the close of business on the day such payment is scheduled to be due. A Mortgage Loan is "30 days delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. Similarly for "60 days delinquent," "90 days delinquent" and so on.

                  Denomination: With respect to each Certificate, the amount set forth on the face thereof as the "Initial Principal Balance of this Certificate".

                  Depositor: Chase Funding, Inc., a New York corporation, or its successor in interest.

                  Depository: The initial Depository shall be The Depository Trust Company ("DTC"), the nominee of which is Cede & Co., or any other organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

                  Depository Agreement: With respect to Classes of Book-Entry Certificates, the agreement among the Depositor, the Trustee and the initial Depository.

                  Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

                  Designated Transaction: For certificates transferred on or after August 23, 2000, a transaction in which the assets underlying the certificates consist of single-family residential, multi-family residential, home equity, manufactured housing and/or commercial mortgage obligations that are secured by single-family residential, multi-family residential, commercial real property or leasehold interests therein.

                  Determination Date: With respect to any Distribution Date, the 15th day of the month of such Distribution Date or, if such 15th day is not a Business Day, the immediately preceding Business Day.

                  Distribution Account: The separate Eligible Account created and maintained by the Certificate Administrator pursuant to Section 3.05 in the name of the Trustee for the benefit of the Certificateholders and designated "Citibank, N.A., as trustee, in trust for registered holders of Chase Funding Loan Acquisition Trust Mortgage Loan Asset-Backed Certificates, Series 2001-C1". Funds in the Distribution Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

                  Distribution Date: The 25th day of each calendar month after the initial issuance of the Certificates, or if such 25th day is not a Business Day, the next succeeding Business Day, commencing in April 2001.

                  Due Date: With respect to any Distribution Date and any Mortgage Loan, the day during the related Due Period on which a Scheduled Payment is due.

                  Due Period: With respect to any Distribution Date, the period beginning on the second day of the calendar month preceding the calendar month in which such Distribution Date occurs (or, in the case of the first Distribution Date, beginning on the Cut-off Date) and ending on the first day of the month in which such Distribution Date occurs.

                  Eligible Account: An account that is (i) maintained with a depository institution the long-term unsecured debt obligations of which are rated by each Rating Agency in one of its two highest rating categories, or (ii) maintained with the corporate trust department of a bank which (a) has a rating of at least Baa3 or P-3 by Moody's and (b) is either The Chase Manhattan Bank or the corporate trust department of a national bank or banking corporation which has a rating of at least A-1 or F1 by Fitch, or (iii) an account or accounts the deposits in which are fully insured by the FDIC, or (iv) an account or accounts, acceptable to each Rating Agency without reduction or withdrawal of the rating of any Class of Certificates, as evidenced in writing in a depository institution in which such accounts are insured by the FDIC (to the limit established by the FDIC), the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to and acceptable to the Trustee and each Rating Agency, the Certificateholders have a claim with respect to the funds in such account and a perfected first security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, (v) maintained at an eligible institution whose commercial paper, short-term debt or other short-term deposits are rated at least A-1+ by S&P,
(vi)maintained with a federal or state chartered depository institution the deposits in which are insured by the FDIC to the applicable limits and the short-term unsecured debt obligations of which (or, in the case of a depository institution that is a subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated A-1 by S&P or Prime-1 by Moody's at the time any deposits are held on deposit therein, or (vii) otherwise acceptable to each Rating Agency, as evidenced by a letter from each Rating Agency.

                  ERISA: The Employee Retirement Income Security Act of 1974, including any successor or amendatory provisions.

                  ERISA Restricted Certificate: The Class C, Class L, Class P and Class R Certificates and any other Certificate, unless such other Certificate shall have received a rating from a Rating Agency at the time of a transfer of such other Certificate that is in one of the three (or in the case of Designated Transactions, four) highest generic rating categories.

                  Event of Default: As defined in Section 7.01 hereof.

                  Excess Interest: On any Distribution Date, for the Class IIA-1 Certificates, Class IIM-1 Certificates and Class IIM-2 Certificates, the excess of (i) the amount of interest such Class of Certificates is entitled to receive on such Distribution Date at its Pass-Through Rate over (ii) the amount of interest such Class of Certificates would have been entitled to receive on such Distribution Date had the Pass-Through Rate for such Class been the Group II Net Rate.

                  Excess Proceeds: With respect to any Liquidated Loan, any Liquidation Proceeds that are in excess of the sum of (i) the unpaid principal balance of such Liquidated Loan as of the date of such liquidation plus (ii) interest at the Mortgage Rate from the Due Date as to which interest was last paid or advanced to Certificateholders (and not reimbursed to the Servicer) up to the Due Date in the month in which such Liquidation Proceeds are required to be distributed on the unpaid principal balance of such Liquidated Loan outstanding during each Due Period as to which such interest was not paid or advanced.

                  FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

                  FHLMC: Freddie Mac, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

                  Fitch:  Fitch, Inc.

                  FNMA: Fannie Mae, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

                  Grantor Trust: The grantor trust described in Section 2.07(f) hereof.

                  Gross Margin: The percentage set forth in the related Mortgage Note for each of the Mortgage Loans in Loan Group II which is to be added to the applicable index for use in determining the Mortgage Rate on each Adjustment Date, and which is set forth in the Mortgage Loan Schedule for each of the Group II Mortgage Loans.

                  Group I Certificate Principal Balance: For any date of determination, the sum of the Class IA-1 Certificate Principal Balance, the Class IA-2 Certificate Principal Balance, the Class IA-3 Certificate Principal Balance, the Class IA-4 Certificate Principal Balance, the Class IM-1 Certificate Principal Balance, the Class IM-2 Certificate Principal Balance and the Class IC Certificate Principal Balance, in each case for such date of determination.

                  Group I Certificates: Any of the Class IA-1, Class IA-2, Class IA-3, Class IA-4, Class IM-1, Class IM-2, Class IC, Class IL or Class IP Certificates.

                  Group I Class A Certificate Principal Balance: For any date of determination, the sum of the Class IA-1 Certificate Principal Balance, the Class IA-2 Certificate Principal Balance, the Class IA-3 Certificate Principal Balance, the Class IA-4 Certificate Principal Balance, in each case for such date of determination.

                  Group I Class A Certificates: Any of the Class IA-1, Class IA-2, Class IA-3 or Class IA-4 Certificates.

                  Group I Class A Principal Distribution Amount: With respect to any Distribution Date (i) prior to the Group I Stepdown Date or any Distribution Date on which a Group I Trigger Event exists, 100% of the Group I Principal Distribution Amount for such Distribution Date and (ii) on or after the Group I Stepdown Date where a Group I Trigger Event does not exist, the excess of (A) the Group I Class A Certificate Principal Balance immediately prior to such Distribution Date over (B) the lesser of (i) 86.00% of the Stated Principal Balance of the Group I Mortgage Loans as of the end of the immediately preceding Due Period and (II) the excess of the Stated Principal Balance of the Group I Mortgage Loans as of the end of the immediately preceding Due Period over $455,000; provided, however, that in no event will the Group I Class A Principal Distribution Amount with respect to any Distribution Date exceed the Group I Class A Certificate Principal Balance.

                  Group I Class IM-1 Principal Distribution Amount: With respect to any Distribution Date on or after the Group I Stepdown Date, 100% of the Group I Principal Distribution Amount for such Distribution Date if the Group I Class A Certificate Principal Balance has been reduced to zero and a Group I Trigger Event exists, or as long as a Group I Trigger Event does not exist, the excess of (i) the sum of (A) the Group I Class A Certificate Principal Balance (after taking into account distributions of the Group I Class A Principal Distribution Amount on such Distribution Date) and (B) the Class IM-1 Certificate Principal Balance immediately prior to such Distribution Date over
(ii) the lesser of (A) 93.00% of the Stated Principal Balances of the Group I Mortgage Loans as of the end of the immediately preceding Due Period and (B) the excess of the Stated Principal Balances for the Group I Mortgage Loans as of the end of the immediately preceding Due Period over $455,000. Notwithstanding the foregoing, (i) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Group I Class A Certificates has been reduced to zero, the Group I Class IM-1 Principal Distribution Amount will equal the lesser of (A) the outstanding Certificate Principal Balance of the Class IM-1 Certificates and (B) 100% of the Group I Principal Distribution Amount remaining after any distributions on such Class A Certificates and (ii) in no event will the Group I Class IM-I Principal Distribution Amount with respect to any Distribution Date exceed the Class IM-1 Certificate Principal Balance.

                  Group I Class IM-2 Principal Distribution Amount: With respect to any Distribution Date on or after the Group I Stepdown Date, 100% of the Group I Principal Distribution Amount for such Distribution Date if the Group I Class A Certificate Principal Balance and the Class IM-1 Certificate Principal Balance have been reduced to zero and a Group I Trigger Event exists, or as long as a Group I Trigger Event does not exist, the excess of (i) the sum of (A) the Group I Class A Certificate Principal Balance (after taking into account distributions of the Group I Class A Principal Distribution Amount on such Distribution Date), (B) the Class IM-1 Certificate Principal Balance (after taking into account distributions of the Group I Class IM-1 Principal Distribution Amount on such Distribution Date) and (C) the Class IM-2 Certificate Principal Balance immediately prior to such Distribution Date over
(ii) the lesser of (A) 98.00% of the Stated Principal Balances of the Group I Mortgage Loans as of the end of the immediately preceding Due Period and (B) the excess of the Stated Principal Balances for the Group I Mortgage Loans as of the end of the immediately preceding Due Period over $455,000. Notwithstanding the foregoing, (i) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Group I Class A Certificates and the Class IM-1 Certificates has been reduced to zero, the Group I Class IM-2 Principal Distribution Amount will equal the lesser of (A) the outstanding Certificate Principal Balance of the Class IM-2 Certificates and (B) 100% of the Group I Principal Distribution Amount remaining after any distributions on such Class A and Class M-1 Certificates and (ii) in no event will the Group I Class IM-2 Principal Distribution Amount with respect to any Distribution Date exceed the Class IM-2 Certificate Principal Balance.

                  Group I Extra Principal Distribution Amount: With respect to any Distribution Date, an amount equal to (i) prior to the Group I Stepdown Date, the excess of (A) the sum of (I) the Group I Certificate Principal Balance (reduced by the Group I Principal Funds with respect to such Distribution Date), exclusive of the Class IC Certificate Principal Balance and (II) $910,000 over
(B) the Stated Principal Balance of the Group I Mortgage Loans as of the end of the immediately preceding Due Period and (ii) on and after the Group I Stepdown Date, (A) the sum of (I) the Group I Certificate Principal Balance, exclusive of the Class IC Certificate Principal Balance and (II) the greater of (x) 2.00% of the Stated Principal Balance of the Group I Mortgage Loans as of the end of the immediately preceding Due Period and (y) $455,000 less (B) the Stated Principal Balance of the Group I Mortgage Loans as of the end of the immediately preceding Due Period, provided, however, that if on any Distribution Date a Group I Trigger

Event is in effect, the Group I Extra Principal Distribution Amount will not be reduced to the percentage of the then current Stated Principal Balance of the Group I Mortgage Loans (and will remain fixed at such percentage of the then current Stated Principal Balance of the Group I Mortgage Loans as of the Due Date immediately prior to the occurrence of the Group I Trigger Event) until the next Distribution Date on which a Group I Trigger Event is not in effect.

                  Group I Interest Funds: With respect to Group I Mortgage Loans and any Distribution Date, the sum, without duplication, of (i) all scheduled interest due during the related Due Period and received before the related Servicer Remittance Date or advanced on or before the related Servicer Remittance Date less the sum of (a) the Servicing Fee with respect to the Group I Mortgage Loans, (b) the Certificate Administrator Fee with respect to the Group I Mortgage Loans (c) the PMI Insurer's Fee with respect to the PMI Mortgage Loans in Group I and (d) the Advisor's Fee with respect to the Group I Mortgage Loans, (ii) all Advances relating to interest with respect to the Group I Mortgage Loans, (iii) all Compensating Interest with respect to the Group I Mortgage Loans, (iv) Liquidation Proceeds with respect to the Group I Mortgage Loans (to the extent such Liquidation Proceeds relate to interest), (v) proceeds of any purchase pursuant to Sections 2.02, 2.03, 3.09, 3.12 or 9.01 (to the extent such proceeds relate to interest) and (vi) prepayment penalties and late payment fees received with respect to the Group I Mortgage Loans during the related Prepayment Period, less all Non-Recoverable Advances with respect to the Group I Mortgage Loans relating to interest reimbursed during the related Due Period.

                  Group I Mortgage Loans: The pool of Mortgage Loans identified in the Mortgage Loan Schedule as having a Mortgage Rate which is fixed for the life of the related Mortgage, including any Mortgage Loans delivered in replacement thereof.

                  Group I Net Rate: With respect to any Distribution Date, the weighted average Net Mortgage Rate for Mortgage Loans in Loan Group I (calculated based upon the Stated Principal Balance of such Mortgage Loans as of the preceding Distribution Date) as of the related Due Date.

                  Group I Principal Distribution Amount: With respect to each Distribution Date, the sum of (i) the Group I Principal Funds for such Distribution Date and (ii) any Group I Extra Principal Distribution Amount for such Distribution Date.

                  Group I Principal Funds: With respect to the Group I Mortgage Loans and any Distribution Date, the sum, without duplication, of (i) the scheduled principal due during the related Due Period and received before the related Servicer Remittance Date or Advanced on or before the related Servicer Remittance Date, (ii) prepayments collected in the related Prepayment Period,
(iii) the Stated Principal Balance of each Mortgage Loan that was purchased by the Depositor or CMMC during the related Prepayment Period or, in the case of a purchase pursuant to Section 9.01, on the Business Day prior to such Distribution Date, (iv) the amount, if any, by which the aggregate unpaid principal balance of any Replacement Mortgage Loan is less than the aggregate unpaid principal balance of the related Deleted Mortgage Loans delivered by the Depositor in connection with a substitution of a Mortgage Loan pursuant to Section 2.03(c) and (v) all Liquidation Proceeds collected during the related Due Period (to the extent such Liquidation Proceeds related to principal), less all Non-Recoverable Advances relating to principal with respect to the Group I Mortgage Loans and all Non-Recoverable Advances reimbursed during the related Due Period.

                  Group I Required Percentage: As of any Distribution Date following a Group I Stepdown Date, the quotient of (i) the excess of (A) the Stated Principal Balances of the Group I Mortgage Loans as of such Distribution Date over (B) the Certificate Principal Balance of the most senior Class of Group I Certificates outstanding, prior to giving effect to distributions to be made on such Distribution Date and (ii) the Stated Principal Balance of the Group I Mortgage Loans as of such Distribution Date.

                  Group I Stepdown Date: The later to occur of (i) the Distribution Date in April 2004 or (ii) the first Distribution Date on which the Group I Class A Certificate Principal Balance (reduced by the Group I Principal Funds with respect to such Distribution Date) is less than or equal to 86.00% of the Stated Principal Balances of the Group I Mortgage Loans.

                  Group I Subordinated Certificates: The Class IM-1, Class IM-2 and Class IC Certificates.

                  Group I Trigger Event: With respect to the Group I Certificates after the Group I Stepdown Date, a Distribution Date on which the product of (A) one (1.0) and (B) the quotient of (i) the aggregate Stated Principal Balance of all Group I Mortgage Loans which are 60 or more days Delinquent (including, for the purposes of this calculation, Group I Mortgage Loans in foreclosure and REO Properties) and (ii) the Stated Principal Balance of the Group I Mortgage Loans, as of the preceding Servicer Advance Date, equals or exceeds the Group I Required Percentage.

                  Group II Available Funds Cap: As of any Distribution Date with respect to the Group II Certificates, a per annum rate equal to 12 times the quotient of (i) the total scheduled interest on the Mortgage Loans in Loan Group II based on the Net Mortgage Rates on the related Due Date and (ii) the Group II Certificate Principal Balance as of the first day of the applicable Accrual Period.

                  Group II Certificates: Any of the Class IIA-1, Class IIM-1, Class IIM-2, Class IIC, Class IIL or Class IIP Certificates.

                  Group II Certificate Principal Balance: For any date of determination, the sum of the Class IIA-1 Certificate Principal Balance, the Class IIM-1 Certificate Principal Balance, the Class IIM-2 Certificate Principal Balance and the Class IIC Certificate Principal Balance, in each case as of such date of determination.

                  Group II Class A Certificate Principal Balance: The Class IIA-1 Certificate Principal Balance.

                  Group II Class A Certificates: The Class IIA-1 Certificates.

                  Group II Class A Principal Distribution Amount: With respect to any Distribution Date (i) prior to the Group II Stepdown Date or any Distribution Date on which a Group II Trigger Event exists, 100% of the Group II Principal Distribution Amount for such Distribution Date and (ii) on or after the Group II Stepdown Date where a Group II Trigger Event does not exist, the excess of (A) the Group II Class A Certificate Principal Balance immediately prior to such Distribution Date over (B) the lesser of (i) 83.00% of the Stated Principal Balance of the Group II Mortgage Loans as of the end of the immediately preceding Due Period and (II) the excess of the Stated Principal Balance of the Group II Mortgage Loans as of the end of the immediately preceding Due Period over $1,410,000; provided, however, that in no event will the Group II Class A Principal Distribution Amount with respect to any Distribution Date exceed the Group II Class A Certificate Principal Balance.

                  Group II Class IIM-1 Principal Distribution Amount: With respect to any Distribution Date on or after the Group II Stepdown Date, 100% of the Group II Principal Distribution Amount for such Distribution Date if the Group II Class A Certificate Principal Balance has been reduced to zero and a Group II Trigger Event exists, or as long as a Group II Trigger Event does not exist, the excess of (i) the sum of (A) the Group II Class A Certificate Principal Balance (after taking into account distributions of the Group II Class A Principal Distribution Amount on such Distribution Date) and (B) the Class IIM-1 Certificate Principal Balance immediately prior to such Distribution Date over (ii) the lesser of (A) 90.50% of the Stated Principal Balances of the Group II Mortgage Loans as of the end of the immediately preceding Due Period and (B) the excess of the Stated Principal Balances for the Group II Mortgage Loans as of the end of the immediately preceding Due Period over $1,410,000. Notwithstanding the foregoing, (i) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Group II Class A Certificates has been reduced to zero, the Group II Class IIM-1 Principal Distribution Amount will equal the lesser of (A) the outstanding Certificate Principal Balance of the Class IIM-1 Certificates and (B) 100% of the Group II Principal Distribution Amount remaining after any distributions on such Class A Certificates and (ii) in no event will the Group II Class IIM-1 Principal Distribution Amount with respect to any Distribution Date exceed the Class IIM-1 Certificate Principal Balance.

                  Group II Class IIM-2 Principal Distribution Amount: With respect to any Distribution Date on or after the Group II Stepdown Date, 100% of the Group II Principal Distribution Amount for such Distribution Date if the Group II Class A Certificate Principal Balance and the Class IIM-1 Certificate Principal Balance have been reduced to zero and a Group II Trigger Event exists, or as long as a Group II Trigger Event does not exist, the excess of (i) the sum of (A) the Group II Class A Certificate Principal Balance (after taking into account distributions of the Group II Class A Principal Distribution Amount on such Distribution Date),

(B) the Class IIM-1 Certificate Principal Balance (after taking into account distributions of the Group II Class IIM-1 Principal Distribution Amount on such Distribution Date) and (C) the Class IIM-2 Certificate Principal Balance immediately prior to such Distribution Date over (ii) the lesser of (A) 97.00% of the Stated Principal Balances of the Group II Mortgage Loans as of the end of the immediately preceding Due Period and (B) the excess of the Stated Principal Balances of the Group II Mortgage Loans as of the end of the immediately preceding Due Period over $1,410,000. Notwithstanding the foregoing, (i) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Group II Class A Certificates and the Class IIM-1 Certificates has been reduced to zero, the Group II Class IIM-2 Principal Distribution Amount will equal the lesser of (A) the outstanding Certificate Principal Balance of the Class IIM-2 Certificates and (B) 100% of the Group II Principal Distribution Amount remaining after any distributions on such Class A and Class M-1 Certificates and (ii) in no event will the Group II Class IIM-2 Principal Distribution Amount with respect to any Distribution Date exceed the Class IIM-2 Certificate Principal Balance.

                  Group II Extra Principal Distribution Amount: With respect to any Distribution Date, an amount equal to (i) prior to the Group II Stepdown Date, the excess of (A) the sum of (I) the Group II Certificate Principal Balance (reduced by the Group II Principal Funds with respect to such Distribution Date), exclusive of the Class IC Certificate Principal Balance and
(II) $4,230,000 over (B) the Stated Principal Balance of the Group II Mortgage Loans as of the end of the immediately preceding Due Period and (ii) on and after the Group II Stepdown Date, (A) the sum of (I) the Group II Certificate Principal Balance, exclusive of the Class IIC Certificate Principal Balance and
(II) the greater of (x) 3.00% of the Stated Principal Balance of the Group II Mortgage Loans as of the end of the immediately preceding Due Period and (y) $1,410,000 less (B) the Stated Principal Balance of the Group II Mortgage Loans as of the end of the immediately preceding Due Period; provided, however, that if on any Distribution Date, a Group II Trigger Event is in effect, the Group II Extra Principal Distribution Amount will not be reduced to the percentage of the then current Stated Principal Balance of the Group II Mortgage Loans (and will remain fixed at such percentage of the then current Stated Principal Balance of the Group II Mortgage Loans as of the Due Date immediately prior to the occurrence of the Group II Trigger Event) until the next Distribution Date on which a Group II Trigger Event is not in effect.

                  Group II Interest Funds: With respect to Group II Mortgage Loans and any Distribution Date, the sum, without duplication, of (i) all scheduled interest due during the related Due Period and received before the related Servicer Remittance Date or advanced on or before the related Servicer Remittance Date less the sum of (a) the Servicing Fee with respect to the Group II Mortgage Loans, (b) the Certificate Administrator Fee with respect to the Group II Mortgage Loans (c) the PMI Insurer's Fee with respect to the PMI Mortgage Loans in Group II and (d) the Advisor's Fee with respect to the Group II Mortgage Loans, (ii) all Advances relating to interest with respect to the Group II Mortgage Loans, (iii) all Compensating Interest with respect to the Group II Mortgage Loans, (iv) Liquidation Proceeds with respect to the Group II Mortgage Loans (to the extent such Liquidation Proceeds relate to interest), (v) proceeds of any purchase pursuant to Sections 2.02, 2.03, 3.09, 3.12 or 9.01 (to the extent such proceeds relate to interest) and (vi) prepayment penalties and late payment fees received with respect to the Group II Mortgage Loans during the related Prepayment Period, less all Non-Recoverable Advances with respect to the Group II Mortgage Loans relating to interest reimbursed during the related Due Period.

                  Group II Mortgage Loans: The pool of Mortgage Loans identified in the Mortgage Loan Schedule as having a Mortgage Rate which is adjustable, including any Mortgage Loans delivered in replacement thereof.

                  Group II Net Rate: With respect to any Distribution Date, the weighted average Net Mortgage Rate for Mortgage Loans in Group II (calculated based upon the Stated Principal Balance of such Mortgage Loans as of the preceding Distribution Date) as of the related Due Date.

                  Group II Principal Distribution Amount: With respect to each Distribution Date, the sum of (i) the Group II Principal Funds for such Distribution Date and (ii) any Group II Extra Principal Distribution Amount for such Distribution Date.

                  Group II Principal Funds: With respect to the Group II Mortgage Loans and any Distribution Date, the sum, without duplication, of (i) the scheduled principal due during the related Due Period and received before the related Servicer Remittance Date or advanced on or before the related Servicer Remittance Date, (ii) prepayments collected in the related Prepayment Period, (iii) the Stated Principal Balance of each Mortgage Loan that was purchased by the Depositor or CMMC during the related Prepayment Period or, in the case of a purchase pursuant to Section 9.01, on the Business Day prior to such Distribution Date, (iv) the amount, if any, by which the aggregate unpaid principal balance of any Replacement Mortgage Loan is less than the aggregate unpaid principal of the related Deleted Mortgage Loans delivered by the Depositor in connection with a substitution of a Mortgage Loan pursuant to
Section 2.03(c) and (v) all Liquidation Proceeds collected during the related Due Period (to the extent such Liquidation Proceeds related to principal), less all Non-Recoverable Advances relating to principal with respect to the Group II Mortgage Loans and all Non-Recoverable Advances reimbursed during the related Due Period.

                  Group II Required Percentage: As of any Distribution Date following a Group II Stepdown Date, the quotient of (i) the excess of (A) the Stated Principal Balances of the Group II Mortgage Loans as of such Distribution Date, over (B) the Certificate Principal Balance of the most senior Class of Group II Certificates outstanding, prior to giving effect to distributions to be made on such Distribution Date and (ii) the Stated Principal Balance of the Group II Mortgage Loans as of such Distribution Date.

                  Group II Stepdown Date: The later to occur of (i) the Distribution Date in April 2004 or (ii) the first Distribution Date on which (A) the Group II Class A Certificate Principal

Balance (reduced by the Group II Principal Funds with respect to such Distribution Date) is less than or equal to (B) 83.00% of the Stated Principal Balances of the Group II Mortgage Loans.

                  Group II Subordinated Certificates: The Class IIM-1, Class IIM-2 and Class IIC Certificates.

                  Group II Trigger Event: With respect to the Group II Certificates after the Group II Stepdown Date, a Distribution Date on which the product of (A) one and one-fourth (1.25) and (B) the quotient of (i) the aggregate Stated Principal Balance of all Group II Mortgage Loans which are 60 or more days Delinquent (including, for the purposes of this calculation, Group II Mortgage Loans in foreclosure and REO Properties) and (ii) the Stated Principal Balance of the Group II Mortgage Loans as of the preceding Servicer Advance Date, equals or exceeds the Group II Required Percentage.

                  Group II Weighted Maximum Rate Cap: As of any Distribution Date, a rate equal to (i) the weighted average of the Maximum Mortgage Rates on the Group II Mortgage Loans (calculated based upon the Stated Principal Balance of such Mortgage Loans as of the preceding Distribution Date) on such Distribution Date minus (ii) the sum of (a) the Servicing Fee Rate, (b) the Certificate Administrator Fee Rate, (c) the Advisor's Fee Rate and (d) the PMI Insurer Fee Rate.

                  Indenture: An indenture relating to the issuance of notes guaranteed by the NIMs Insurer.

                  Initial Adjustment Date: As to any Mortgage Loan in Loan Group II, the first Adjustment Date following the origination of such Mortgage Loan.

                  Initial Certificate Principal Balance: With respect to any Certificate, the Certificate Principal Balance of such Certificate or any predecessor Certificate on the Closing Date as set forth in Section 5.01 hereof.

                  Initial Mortgage Rate: As to each Mortgage Loan, the Mortgage Rate in effect prior to the Initial Adjustment Date.

                  Insurance Policy: With respect to any Mortgage Loan included in the Trust Fund, any insurance policy, including all riders and endorsements thereto in effect with respect to such Mortgage Loan, including any replacement policy or policies for any Insurance Policies and including, without limitation, the PMI Policy.

                  Insurance Proceeds: Proceeds paid in respect of the Mortgage Loans pursuant to any Insurance Policy or any other insurance policy covering a Mortgage Loan, to the extent such proceeds are payable to the mortgagee under the Mortgage, the Servicer or the trustee under the deed of trust and are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing mortgage loans held for its own account, in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

                  Insured Expenses: Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

                  Interest Carryforward Amount: Any of the Class IA-1 Interest Carryforward Amount, the Class IA-2 Interest Carryforward Amount, the Class IA-3 Interest Carryforward Amount, the Class IA-4 Interest Carryforward Amount, the Class IM-1 Interest Carryforward Amount, the Class IM-2 Interest Carryforward Amount, the Class IC Interest Carryforward Amount, the Class IIA-1 Interest Carryforward Amount, the Class IIM-1 Interest Carryforward Amount, the Class IIM-2 Interest Carryforward Amount and the Class IIC Interest Carryforward Amount as the case may be.

                  Interest Carryover Amount: Any of the Class IIA-1 Interest Carryover Amount, the Class IIM-1 Interest Carryover Amount or the Class IIM-2 Interest Carryover Amount, as the case may be.

                  Interest Determination Date: With respect to the Group II Certificates and the Class IA-1 Certificates, (i) for any Accrual Period other than the first Accrual Period, the second LIBOR Business Day preceding the commencement of such Accrual Period and (ii) for the first Accrual Period, March 27, 2001.

                  Latest Possible Maturity Date: The Distribution Date following the third anniversary of the scheduled maturity date of the Mortgage Loan in the Trust Fund having the latest scheduled maturity date as of the Cut-off Date.

                  LIBOR Business Day: Any day on which banks in the City of London, England and New York City, U.S.A. are open and conducting transactions in foreign currency and exchange.

                  Liquidated Loan: With respect to any Distribution Date, a defaulted Mortgage Loan that has been liquidated through deed-in-lieu of foreclosure, foreclosure sale, trustee's sale or other realization as provided by applicable law governing the real property subject to the related Mortgage and any security agreements and as to which the Servicer has certified (in accordance with Section 3.12) in the related Prepayment Period that it has received all amounts it expects to receive in connection with such liquidation.

                  Liquidation Proceeds: Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of Mortgage Loans, whether through trustee's sale, foreclosure sale, sale by CMMC pursuant to Section 3.09 or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with an REO Property (net of any REO Fee), less the sum of related unreimbursed Advances, Servicing Fees, Servicing Advances and any other expenses related to such Mortgage Loan.

                  Loan Group: Either of the Group I Mortgage Loans or the Group II Mortgage Loans.

                  Loan Group I:  The Group I Mortgage Loans.

                  Loan Group II:  The Group II Mortgage Loans.

                  Loan-to-Value Ratio: The fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Mortgage Loan and the denominator of which is the lesser of (X) the Appraised Value of the related Mortgaged Property and (Y) the sales price of the related Mortgaged Property at the time of origination.

                  Lower-Tier REMIC Interest: Any one of the Lower-Tier REMIC Regular Interests or the LR Interest.

                  Lower-Tier REMIC Regular Interest: Any one of the "regular interests" in the Lower-Tier REMIC described in Section 2.07.

                  LR Interest: The sole class of "residual interest" in the Lower-Tier REMIC.

                  Loss Mitigation Advisor: The Murrayhill Company.

                  Loss Mitigation Advisory Agreements: Collectively, (i) the Loss Mitigation Advisory Agreement, dated March 29, 2001, by and between the Loss Mitigation Advisor and CMMC, (ii) the Loss Mitigation Advisory Agreement, dated March 29, 2001, by and between the Loss Mitigation Advisor and WFHM and
(iii) the Consulting Agreement, dated March 29, 2001, by and between the Loss Mitigation Advisor and the Depositor.

                  Maximum Mortgage Rate: With respect to each Group II Mortgage Loan, the maximum rate of interest set forth as such in the related Mortgage Note.

                  Middle-Tier Distribution Account: As described in Section 4.03(b).

                  Middle-Tier Distribution Amount: As defined in Section 4.03.

                  Middle-Tier REMIC:  As described in Section 2.07.

                  Middle-Tier REMIC Group I Regular Interest: any one of the Class MIA-1 Interest, the Class MIA-2 Interest, the Class MIA-3 Interest, the Class MIA-4 Interest, the Class

MIM-1 Interest, the Class MIM-2 Interest, the Class MIOC Interest and the Class MIWAC Interest.

                  Middle-Tier REMIC Group II Regular Interest: any one of the Class MIIA-1 Interest, the Class MIIM-1 Interest, the Class MIIM-2 Interest, the Class MIIOC Interest and the Class MIIWAC Interest.

                  Middle-Tier REMIC Interest: Any one of the Middle-Tier REMIC Regular Interests or the MR Interest.

                  Middle-Tier REMIC Regular Interest: Any one of the "regular interests" in the Middle-Tier REMIC described in Section 2.07.

                  Minimum Mortgage Rate: With respect to each Group II Mortgage Loan, the minimum rate of interest set forth as such in the related Mortgage Note.

                  Monthly Statement: The statement delivered to the Certificateholders pursuant to Section 4.05.

                  Moody's:  Moody's Investors Service, Inc.

                  Mortgage: The mortgage, deed of trust or other instrument creating a first lien on or first priority ownership interest in an estate in fee simple in real property securing a Mortgage Note.

                  Mortgage File: The mortgage documents listed in Section 2.01 hereof pertaining to a particular Mortgage Loan and any additional documents delivered to the Trustee to be added to the Mortgage File pursuant to this Agreement.

                  Mortgage Loans: Such of the Group I Mortgage Loans and Group II Mortgage Loans transferred and assigned to the Trustee pursuant to the provisions hereof as from time to time are held as a part of the Trust Fund (including any REO Property), the mortgage loans so held being identified in the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property. Any mortgage loan that was intended by the parties hereto to be transferred to the Trust Fund as indicated by such Mortgage Loan Schedule which is in fact not so transferred for any reason shall continue to be a Mortgage Loan hereunder until the Purchase Price with respect thereto has been paid to the Trust Fund.

                  Mortgage Loan Schedule: The list of Mortgage Loans (as from time to time amended by the Trustee to reflect the deletion of Deleted Mortgage Loans and the addition of Replacement Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Trustee as part of the Trust Fund and from time to time subject to this Agreement, attached hereto as Exhibit F, setting forth the following information with respect to each Mortgage Loan:

               (i)     the loan number;

              (ii)     the Appraised Value;

             (iii)     the unpaid principal balance of the Mortgage Loan;

              (iv)     the Initial Mortgage Rate;

               (v) the maturity date and the months remaining before maturity date;

              (vi)     the original principal balance;

             (vii)     the Cut-off Date Principal Balance;

            (viii)     the first payment date of the Mortgage Loan;

              (ix)     the Scheduled Payment in effect as of the Cut-off Date;

               (x)     the Loan-to-Value Ratio at origination;

              (xi) a code indicating whether the residential dwelling at the time of origination was represented to be owner-occupied;

             (xii)     a code indicating the property type;

            (xiii)     with respect to each Group II Mortgage Loan;

                       (a)         the frequency of each Adjustment Date;

                       (b)         the next Adjustment Date;

                       (c)         the Maximum Mortgage Rate;

                       (d)         the Minimum Mortgage Rate;

                       (e)         the Mortgage Rate as of the Cut-off Date;

                       (f)         the related Periodic Rate Cap;

                       (g)         the Gross Margin; and

             (xiv)     location of the related Mortgaged Property;

              (xv) a code indicating whether a prepayment penalty is applicable and, if so, the term of such prepayment penalty;

             (xvi) a code indicating whether such Mortgage Loan is a PMI Mortgage Loan;

            (xvii)     the coverage percentage under the PMI Policy; and

           (xviii)     the Credit Score and date obtained.

                  Mortgage Note: The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan and all amendments, modifications and attachments thereto.

                  Mortgage Pool: The aggregate of the Mortgage Loans identified in the Mortgage Loan Schedule.

                  Mortgage Rate: The annual rate of interest borne by a Mortgage Note from time to time.

                  Mortgaged Property: The underlying property securing a Mortgage Loan.

                  Mortgagor: The obligor on a Mortgage Note.

                  MR Interest: The sole class of "residual interest" in the Middle-Tier REMIC.

                  Net Mortgage Rate: As to each Mortgage Loan, and at any time, the per annum rate equal to the then current Mortgage Rate less the sum of (a) the Servicing Fee Rate, (b) the Certificate Administrator Fee Rate (c) the PMI Insurer Fee Rate, if applicable, and (d) the Advisor's Fee Rate.

                  NIM Notes: The notes to be insured pursuant to the Indenture.

                  NIMs Insurer: Any insurer that is guaranteeing certain payments under notes issued by a trust, the principal assets of which include the Class C Certificates and the Class P Certificates.

                  Non-Book-Entry Certificate: Any Certificate other than a Book-Entry Certificate.

                  Non-Recoverable Advance: Any portion of an Advance previously made or proposed to be made by the Servicer that, in the good faith judgment of the Servicer, will not or, in the case of a current delinquency, would not, be ultimately recoverable by the Servicer from the related Mortgagor, related Liquidation Proceeds or otherwise.

                  Non-Recoverable Servicing Advance: Any portion of a Servicing Advance previously made or proposed to be made by the Servicer that, in the good faith judgment of the Servicer, will not be ultimately recoverable by the Servicer from the related Mortgagor, related Liquidation Proceeds or otherwise.

                  Non-Supported Interest Shortfall:  As defined in Section 4.02.

                  Officer's Certificate: A certificate (i) signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a vice president (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Depositor, the Certificate Administrator or either Servicer (or any other officer customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with a particular subject) or (ii), if provided for in this Agreement, signed by a Servicing Officer, as the case may be, and delivered to the Depositor, the Certificate Administrator and the Trustee, as the case may be, as required by this Agreement.

                  One-Month LIBOR: With respect to any Accrual Period, the rate determined by the Certificate Administrator on the related Interest Determination Date on the basis of (a) the offered rates for one-month United States dollar deposits, as such rates appear on Telerate page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date or (b) if such rate does not appear on Telerate Page 3750 as of 11:00 a.m. (London time), the offered rates of the Reference Banks for one-month United States dollar deposits, as such rates appear on the Reuters Screen LIBO Page, as of 11:00 a.m. (London time) on such Interest Determination Date. If One-Month LIBOR is determined pursuant to clause (b) above, on each Interest Determination Date, One-Month LIBOR for the related Accrual Period will be established by the Certificate Administrator as follows:

                  (i) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.03125%).

                  (ii) If on such Interest Determination Date fewer than two
                       Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the higher of (i) One-Month LIBOR as determined on the previous Interest Determination Date and (ii) the Reserve Interest Rate.

                  Opinion of Counsel: A written opinion of counsel, who may be counsel for the Depositor, the Certificate Administrator or either Servicer, reasonably acceptable to each addressee of such opinion; provided, however, that with respect to Section 6.04 or 10.01, or the interpretation or application of the REMIC Provisions, such counsel must (i) in fact be independent of the Depositor, the Certificate Administrator and the Servicers, (ii) not have any direct financial interest in the Depositor, the Certificate Administrator or the Servicers or in any affiliate of either, and (iii) not be connected with the Depositor, the Certificate Administrator or the Servicers as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

                  Optional Termination: The termination of either Loan Group hereunder pursuant to the purchase of the Mortgage Loans pursuant to the last sentence of Section 9.01 hereof.

                  Optional Termination Amounts: With respect to either Loan Group, the Repurchase Price paid by CMMC in connection with any repurchase of all of the Mortgage Loans in such Loan Group pursuant to Section 9.01.

                  Optional Termination Date: With respect to either Loan Group, the Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans in such Loan Group is equal to or less than 10% of the aggregate Initial Certificate Principal Balance of the Certificates in such Loan Group.

                  Original Mortgage Loan: The mortgage loan refinanced in connection with the origination of a Refinancing Mortgage Loan.

                  OTS: The Office of Thrift Supervision.

                  Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except: (i) Certificates theretofore canceled by the Certificate Administrator or delivered to the Certificate Administrator for cancellation; and (ii) Certificates in exchange for which or in lieu of which other Certificates have been executed by the Depositor and delivered by the Certificate Administrator pursuant to this Agreement.

                  Outstanding Mortgage Loan: As of any Distribution Date, a Mortgage Loan with a Stated Principal Balance greater than zero that was not the subject of a Principal Prepayment in full, and that did not become a Liquidated Loan, prior to the end of the related Due Period.

                  Ownership Interest: As to any Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

                  Pass-Through Rate: With respect to any Certificate, the interest rate borne by such Certificate.

                  Paying Agent:  As defined in Section 5.11 hereof.

                  Percentage Interest:  With respect to:

                  (i) any Class, the percentage interest in the undivided beneficial ownership interest in the related Certificate Group evidenced by such Class which shall be equal to the Class Certificate Principal Balance of such Class divided by the Class Principal Balance of all Classes in such Certificate Group; and

                  (ii) any Certificate, the Percentage Interest evidenced thereby of the related Class shall equal the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of such Class; except that in the case of any Class L, Class P or Class R Certificate, the Percentage Interest with respect to such Certificate shown on the face of such Certificate.

                  Periodic Rate Cap: As to each Group II Mortgage Loan and the related Mortgage Note, the provision therein that limits permissible increases and decreases in the Mortgage Rate on any Adjustment Date.

                  Permitted Investments: At any time, any one or more of the following obligations and securities:

                  (i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

                  (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency rating the Certificates, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each such Rating Agency as evidenced by a letter from each Rating Agency;

                  (iii)commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each such Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each such Rating Agency as evidenced by a letter from each Rating Agency;

                  (iv) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such Rating Agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any such Rating Agency as evidenced by a letter from each Rating Agency;

                  (v) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC;

                  (vi) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation rated in the two highest long-term or the highest short-term ratings of each Rating Agency containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any such Rating Agency as evidenced by a letter from each Rating Agency;

                  (vii) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

                  (viii) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest long term ratings of each Rating Agency or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any such Rating Agency, as evidenced by a signed writing delivered by each such Rating Agency;

                  (ix) interests in any money market fund which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable long term rating by each such Rating Agency or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each such Rating Agency as evidenced by a letter from each Rating Agency;

                  (x) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each such Rating Agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each such Rating Agency as evidenced by a letter from each Rating Agency; and

                  (xi) such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any such Rating Agency, as evidenced by a signed writing delivered by each such Rating Agency;

provided, that no such instrument shall be a Permitted Investment if such instrument (i) evidences the right to receive interest only payments with respect to the obligations underlying such instrument, (ii) is purchased at a premium or above par or (iii) is purchased at a deep discount; provided, further, that no such instrument shall be a Permitted Investment (A) if such instrument evidences principal and interest payments derived from obligations underlying such instrument and the interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, or (B) if it may be redeemed at a price below the purchase price (the foregoing clause (B) not to apply to investments in units of money market funds pursuant to clause (ix) above); and provided, further, that no amount beneficially owned by any REMIC (including, without limitation, any amounts collected by the Servicer but not yet deposited in the Collection Account) may be invested in investments (other than money market funds) treated as equity interests for Federal income tax purposes, unless the Certificate Administrator shall receive an Opinion of Counsel, at the expense of the party requesting that such investment be made, to the effect that such investment will not adversely affect the status of the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC as a REMIC under the Code or result in imposition of a tax on the Trust Fund. Permitted Investments that are subject to prepayment or call may not be purchased at a price in excess of par.

                  Permitted Transferee: Any person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in section 521 of the Code) that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in section 860E(c)(1) of the Code) with respect to any Class R Certificate, (iv) rural electric and telephone cooperatives described in section 1381(a)(2)(C) of the Code, and (v) a Person that is not a citizen or resident of the United States, a corporation or partnership (or other entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in or under the laws of the United States or any State thereof or the District of Columbia or an estate whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, unless such Person has furnished the transferor, the Certificate Administrator and the Trustee with a duly completed Internal Revenue Service Form W-8ECI or applicable successor form. The terms "United States," "State" and "International Organization" shall have the meanings set forth in section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State thereof for these purposes if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such government unit.

                  Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

                  PMI Insurer: Radian Guaranty, Inc., a Pennsylvania corporation, or its successor in interest.

                  PMI Insurer Fee: The amount payable to the PMI Insurer on each Distribution Date, which amount shall be calculated for each Distribution Date by (A) calculating, for each PMI Mortgage Loan, one-twelfth of the product of
(i) the applicable PMI Insurer Fee Rate, and (ii) the Stated Principal Balance of the applicable PMI Mortgage Loan or the related REO Property as of the first day of the related Due Period and (B) summing the results.

                  PMI Insurer's Fee Rate: With respect to each PMI Mortgage Loan, the rate specified for such Mortgage Loan on Exhibit F-3.

                  PMI Mortgage Loans: The list of Mortgage Loans insured by the PMI Insurer attached hereto as Exhibit F-3.

                  PMI Policy: The Primary Mortgage Insurance Policy No. 01-888018 with respect to the PMI Mortgage Loans, including the letter, dated March 18, 2001 from the PMI Insurer to the Depositor, each dated the Closing Date, issued by the PMI Insurer, copies of which are attached hereto as Exhibit G and all endorsements thereto.

                  Pool Stated Principal Balance: As to any Distribution Date, the aggregate of the Stated Principal Balances, as of such Distribution Date, of the Mortgage Loans that were Outstanding Mortgage Loans as of such date.

                  Prepayment Assumption: A rate of prepayment, as described in the Prospectus Supplement in the definition of "Modeling Assumptions," relating to the Certificates in a Certificate Group.

                  Prepayment Interest Shortfall: With respect to any Distribution Date, for each Mortgage Loan that was the subject of a partial Principal Prepayment or a Principal Prepayment in full (other than a Principal Prepayment in full resulting from the purchase of a Mortgage Loan pursuant to
Section 2.02, 2.03, 3.12 or 9.01 hereof), the amount, if any, by which (i) one month's interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan as of the preceding Distribution Date or in the case of a partial Principal Prepayment on the amount of such prepayment exceeds
(ii) the amount of interest paid or collected in connection with such Principal Prepayment.

                  Prepayment Period: As to any Distribution Date, the period beginning with the opening of business on the first day of the calendar month preceding the month in which such Distribution Date occurs and ending on the close of business on the last day of such month.

                  Principal Prepayment: Any Mortgagor payment or other recovery of (or proceeds with respect to) principal on a Mortgage Loan (including Mortgage Loans purchased or repurchased under Sections 2.02, 2.03, 3.12 and 9.01 hereof) that is received in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment. Partial Principal Prepayments shall be applied by the Servicer in accordance with the terms of the related Mortgage Note.

                  Prospectus Supplement: The Prospectus Supplement dated March 26, 2001 relating to the public offering of the Group I Certificates and the Group II Certificates.

                  PUD:  A Planned Unit Development.

                  Purchase Price: With respect to any Mortgage Loan (x) required to be repurchased by the Seller, pursuant to Section 2.02 or, 2.03 hereof or (y) that CMMC has a right to purchase pursuant to Section 3.12 hereof, an amount equal to the sum of (i) 100% of the unpaid principal balance of the Mortgage Loan as of the date of such purchase together with any unreimbursed Servicing Advances and (ii) accrued interest thereon at the applicable Net Mortgage Rate from (a) the date through which interest was last paid by the Mortgagor to (b) the Due Date in the month in which the Purchase Price is to be distributed to Certificateholders.

                  Rating Agency: S&P and Moody's. If any such organization or its successor is no longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

                  Realized Loss: With respect to (i) a Liquidated Loan, the amount, if any, by which the Stated Principal Balance and accrued interest thereon at the Net Mortgage Rate exceeds the amount actually recovered by the Servicer with respect thereto (net of reimbursement of Advances and Servicing Advances) at the time such Mortgage Loan became a Liquidated Loan or (ii) with respect to a Mortgage Loan which is not a Liquidated Loan, any amount of principal that the Mortgagor is no longer legally required to pay (except for the extinguishment of debt that results from the exercise of remedies due to default by the Mortgagor).

                  Record Date: With respect to any Distribution Date, the close of business on the last Business Day of the month preceding the month in which the applicable Distribution Date occurs.

                  Reference Banks: Barclays Bank PLC, The Chase Manhattan Bank, Citibank, N.A. and NatWest, N.A.; provided that if any of the foregoing banks are not suitable to serve as a Reference Bank, then any leading banks selected by the Certificate Administrator which are engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, England, (ii) whose quotations appear on the Reuters Screen LIBO Page on the relevant Interest Determination Date and (iii) which have been designated as such by the Certificate Administrator.

                  Refinancing Mortgage Loan: Any Mortgage Loan originated in connection with the refinancing of an existing mortgage loan.

                  Regular Certificate: Any one of the Group I Certificates or the Group II Certificates.

                  Related Certificate and Related Middle-Tier REMIC Regular
Interest: For any Middle-Tier REMIC Regular Interest, the related Certificate set forth below, and for any Certificate, the related Middle-Tier REMIC Regular Interest set forth below:


                                                           Related
                                                           Middle-Tier REMIC
                  Related Certificate                      Regular Interest
                  -------------------                      ---------------

                  Class IA-1 Certificate                   MIA-1 Interest

                  Class IA-2 Certificate                   MIA-2 Interest

                  Class IA-3 Certificate                   MIA-3 Interest

                  Class IA-4 Certificate                   MIA-4 Interest

                  Class IM-1 Certificate                   MIM-1 Interest

                  Class IM-2 Certificate                   MIM-2 Interest

                  Class IC Certificate                     MIOC Interest

                  Class IIA-1 Certificate                  MIIA-1 Interest

                  Class IIM-1 Certificate                  MIIM-1 Interest

                  Class IIM-2 Certificate                  MIIM-2 Interest

                       Class IIC Certificate              MIIOC Interest

                  REMIC: A "real estate mortgage investment conduit" within the meaning of section 860D of the Code. References herein to "the REMIC" shall mean any of (or, as the context requires, all of) the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC created hereunder.

                  REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

                  REMIC Regular Certificate: Any of (i) any of the Group I Certificates (other than the Class IP Certificates and the Class IL Certificates), (ii) any of the rights under any of the Group II Certificates (other than the Class IIP Certificates, the Class IIL Certificates and the Class IIC Certificates) other than the rights in interest rate cap contracts described in Section 2.07, and (iii) the Uncertificated Class IIC Interest.

                  REO Fee: With respect to the disposition of any REO Property relating to a WFHM Mortgage Loan, an amount equal to $1,000.

                  REO Property: A Mortgaged Property acquired by the Servicer through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

                  Replacement Mortgage Loan: A Mortgage Loan substituted by the Depositor for a Deleted Mortgage Loan, which must, on the date of such substitution, as confirmed in a Request for Release, substantially in the form of Exhibit M, (i) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not less than 90% of the Stated Principal Balance of the Deleted Mortgage Loan; (ii) with respect to any Group I Mortgage Loan, have a Mortgage Rate not less than or no more than 1% per annum higher than the Mortgage Rate of the Deleted Mortgage Loan and, with respect to any Group II Mortgage Loan: (a) have a Maximum Mortgage Rate no more than 1% per annum higher or lower than the Maximum Mortgage Rate of the Deleted Mortgage Loan; (b) have a Minimum Mortgage Rate no more than 1% per annum higher or lower than the Minimum Mortgage Rate of the Deleted Mortgage Loan; (c) have the same index and Periodic Rate Cap as that of the Deleted Mortgage Loan and a Gross Margin not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan; (d) not permit conversion of the related Mortgage Rate to a fixed Mortgage Rate and (e) currently be accruing interest at a rate not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan; (iii) have the same or higher credit quality characteristics than that of the Deleted Mortgage Loan; (iv) have a Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan; (v) have a remaining term to maturity no greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (vi) provide for a prepayment charge on terms substantially similar to those of the prepayment charge, if any, of the Deleted Mortgage Loan; (vii) have the same lien priority as the Deleted Mortgage Loan; (viii) constitute the same occupancy type as the Deleted Mortgage Loan; and (ix) comply with each representation and warranty set forth in Section 2.03 hereof.

                  Repurchase Price: As defined in Section 9.01.

                  Request for Release: The Request for Release submitted by the Servicer to the Trustee, substantially in the form of Exhibit M hereto.

                  Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy that is required to be maintained from time to time under this Agreement including, without limitation, in the case of the PMI Mortgage Loans, the PMI Policy.

                  Reserve Interest Rate: With respect to any Interest Determination Date for the Group II Certificates and the Class IA-1 Certificates, the rate per annum that the Certificate Administrator determines to be (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.03125%) of the one-month United States dollar lending rates which New York City banks selected by the Certificate Administrator are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Certificate Administrator can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Certificate Administrator are quoting on such Interest Determination Date to leading European banks.

                  Responsible Officer: When used with respect to the Trustee or Certificate Administrator, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, any Trust Officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                  Reuters Screen LIBO Page: The display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace such LIBO page on that service for the purpose of displaying London interbank offered rates of major banks.

                  S&P: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

                  Sale Agreement: The Mortgage Loan Sale Agreement dated as of March 29, 2001 between the Depositor and the Seller.

                  Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan.

                  Securities Act: The Securities Act of 1933, as amended.

                  Seller: Chase Manhattan Mortgage Corporation, a New Jersey corporation, or its successor in interest.

                  Servicer: With respect to the CMMC Mortgage Loans, CMMC; and with respect to the WFHM Mortgage Loans, WFHM. As used in this Agreement, references to "the Servicer" shall, as the context requires, refer to the applicable Servicer, i.e., CMMC in the case of the CMMC Mortgage Loans and WFHM in the case of the WFHM Mortgage Loans.

                  Servicer Advance Date: As to any Distribution Date, the related Servicer Remittance Date.

                  Servicer Remittance Date: With respect to any Distribution Date, the 18th day of the month in which such Distribution Date occurs, or if such 18th day is not a Business Day, the Business Day immediately preceding such 18th day or with respect to WFHM, the Business Day immediately following such 18th day.

                  Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the Servicer of its servicing obligations hereunder, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, including without limitation advances in respect of real estate taxes and assessments, (ii) any collection, enforcement or judicial proceedings, including without limitation foreclosures, collections and liquidations, (iii) the conservation, management, sale and liquidation of any REO Property and (iv) compliance with the obligations under Section 3.10.

                  Servicing Fee: As to each Mortgage Loan and any Distribution Date, an amount equal to one month's interest at the Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan as of the preceding Distribution Date or, in the event of any payment of interest that accompanies a Principal Prepayment in full made by the Mortgagor, interest at the Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan as of the preceding Distribution Date for the period covered by such payment of interest.

                  Servicing Fee Rate: With respect to each Mortgage Loan, 0.50% per annum.

                  Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Trustee and the Certificate Administrator by each Servicer on the Closing Date pursuant to this Agreement, as such lists may from time to time be amended.

                  Startup Date:  As defined in Section 2.07 hereof.

                  Stated Principal Balance: With respect to any Mortgage Loan or related REO Property (i) as of the Cut-off Date, the Cut-off Date Principal Balance thereof, and (ii) as of any Distribution Date, such Cut-off Date Principal Balance minus the sum of (a) the principal portion of the Scheduled Payments (x) due with respect to such Mortgage Loan during each Due Period ending prior to such Distribution Date and (y) that were received by the Servicer as of the close of business on the Determination Date related to such Distribution Date or with respect to which Advances were made on each Servicer Advance Date prior to such Distribution Date (b) all Principal Prepayments with respect to such Mortgage Loan received on or prior to the last day of the related Prepayment Period, and all Liquidation Proceeds to the extent applied by the Servicer as recoveries of principal in accordance with Section 3.12 with respect to such Mortgage Loan, that were received by the Servicer as of the close of business on the last day of the related Due Period. Notwithstanding the foregoing, the Stated Principal Balance of a Liquidated Loan shall be deemed to be zero.

                  Subservicing Agreement: As defined in Section 3.02(a).

                  Substitution Adjustment Amount: The meaning ascribed to such term pursuant to Section 2.03(c).

                  Substitution Amount: With respect to any Mortgage Loan substituted pursuant to Section 2.03(c), the excess of (x) the principal balance of the Mortgage Loan that is substituted for, over (y) the principal balance of the related substitute Mortgage Loan, each balance being determined as of the date of substitution.

                  Tax Matters Person: The person designated as "tax matters person" in the manner provided under Treasury regulation Section 1.860F-4(d) and temporary Treasury regulation Section 301.6231(a)(7)-1T.

                  Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Certificate.

                  Trust Fund: The corpus of the trust (the "Chase Funding Loan Acquisition Trust, Series 2001-C1") created hereunder consisting of (i) the Mortgage Loans and all interest and principal received on or with respect thereto on and after the Cut-off Date to the extent not applied in computing the Cut-off Date Principal Balance thereof, exclusive of interest not required to be deposited in the Collection Account pursuant to Section 3.05(b)(ii); (ii) the Collection Account, the Certificate Account, the Distribution Account and all amounts deposited therein pursuant to the applicable provisions of this Agreement; (iii) property that secured a Mortgage Loan and has been acquired by foreclosure, deed in lieu of foreclosure or otherwise; (iv) the mortgagee's rights under the Insurance Policies with respect to the Mortgage Loans

(including, without limitation, the PMI Policy); and (v) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property.

                  Trustee: Citibank, N.A., a national banking association, not in its individual capacity, but solely in its capacity as trustee for the benefit of the Certificateholders under this Agreement, and any successor thereto, and any corporation or national banking association resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee as may from time to time be serving as successor trustee hereunder.

                  Uncertificated Class IIC Interest: an uncertificated interest having the same rights to payments as the Class IIC Certificates and, in addition, having the rights to the payments treated as distributed to the Class IIC Certificates under Section 2.07(d) and Section 2.07(e), provided, however, that such interest shall have no obligation to make any payments treated as paid by the Class IIC Certificates pursuant to interest rate cap agreements under
Section 2.07(d) and Section 2.07(e).

                  Upper-Tier Distribution Account: As described in Section 4.03(b).

                  Upper-Tier REMIC: As described in the Preliminary Statement.

                  UR Interest: The sole class of "residual interest" in the Upper-Tier REMIC.

                  Voting Rights: The portion of the voting rights of all the Certificates that is allocated to any of the Certificates for purposes of the voting provisions hereunder. Voting Rights allocated to each Class of Certificates shall be allocated 95% to the Group I Certificates and Group II Certificates, 2.5% to the Class C, Class L and Class P Certificates and 2.5% to the Class R Certificates, with the allocation among the Group I Certificates and Group II Certificates to be in proportion to the Class Certificate Principal Balance of each Class relative to the Class Certificate Principal Balance of all other Classes. Voting Rights will be allocated among the Certificates of each such Class in accordance with their respective Percentage Interests.

                  WFHM: Wells Fargo Home Mortgage, Inc., a California corporation, or its successor in interest.

                  WFHM Mortgage Loans: The Mortgage Loans listed on Exhibit F-2 hereto.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                         REPRESENTATIONS AND WARRANTIES

                  SECTION 2.01. Conveyance of Mortgage Loans

          The Depositor, concurrently with the execution and delivery hereof, does hereby sell, transfer, assign, set over and convey to the Trustee without recourse all the right, title and interest of the Depositor in and to the assets of the Trust Fund. Such assignment includes all interest and principal received on or with respect to the Mortgage Loans on or after the Cut-off Date (other than Scheduled Payments due on the Mortgage Loans on or before the Cut-off
Date).

          In connection with such assignment, the Depositor does hereby deliver to, and deposit with, the Trustee the following documents or instruments with respect to each Mortgage Loan so assigned:

                  (A) (I) The Original Mortgage Note (or a lost note affidavit (including a copy of the original Mortgage Note)) or (II) original Consolidation, Extension and Modification Agreement (or a lost note affidavit (including a copy of the original Consolidation, Extension and Modification Agreement), in either case endorsed, "Pay to the order of Citibank, N.A., as trustee, without recourse."

                  (B) The original Mortgage (including all riders thereto) with evidence of recording thereon, or a copy thereof certified by the public recording office in which such mortgage has been recorded or, if the original Mortgage has not been returned from the applicable public recording office, a true certified copy, certified by the Seller, of the original Mortgage together with a certificate of the Seller certifying that the original Mortgage has been delivered for recording in the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located.

                  (C) The original Assignment of Mortgage to "Citibank, N.A., as trustee," which assignment shall be in form and substance acceptable for recording, or a copy certified by the Seller as a true and correct copy of the original Assignment which has been sent for recordation. Subject to the foregoing, such assignments may, if permitted by law, be by blanket assignments for Mortgage Loans covering Mortgaged Properties situated within the same county. If the Assignment of Mortgage is in blanket form, a copy of the Assignment of Mortgage shall be included in the related individual Mortgage File.

                  (D) The original policy of title insurance, including riders and endorsements thereto, or if the policy has not yet been issued, a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company.

                  (E) Originals of all recorded intervening Assignments of Mortgage, or copies thereof, certified by the public recording office in which such Assignments or Mortgage have been recorded showing a complete chain of title from the originator to the Depositor, with evidence of recording, thereon, or a copy thereof certified by the public recording office in which such Assignment of Mortgage has been recorded or, if the original Assignment of Mortgage has not been returned from the applicable public recording office, a true certified copy, certified by the Seller of the original Assignment of Mortgage together with a certificate of the Seller certifying that the original Assignment of Mortgage has been delivered for recording in the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located.

                  (F) Originals, or copies thereof certified by the public recording office in which such documents have been recorded, of each assumption, extension, modification, written assurance or substitution agreements, if applicable, or if the original of such document has not been returned from the applicable public recording office, a true certified copy, certified by the Seller, of such original document together with a certificate of Seller certifying that the original of such document has been delivered for recording in the appropriate recording office of the jurisdiction in which the Mortgaged Property is located.

                  (G) If the Mortgaged Note or Mortgage or any other material document or instrument relating to the Mortgaged Loan has been signed by a person on behalf of the Mortgagor, the original power of attorney or other instrument that authorized and empowered such person to sign bearing evidence that such instrument has been recorded, if so required in the appropriate jurisdiction where the Mortgaged Property is located (or, in lieu thereof, a duplicate or conformed copy of such instrument, together with a certificate of receipt from the recording office, certifying that such copy represents a true and complete copy of the original and that such original has been or is currently submitted to be recorded in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located), or if the original power of attorney or other such instrument has been delivered for recording in the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located.

                  If in connection with any Mortgage Loan the Depositor cannot deliver the Mortgage, Assignments of Mortgage or assumption, consolidation or modification, as the case may be, with evidence of recording thereon concurrently with the execution and delivery of this Agreement solely because of a delay caused by the public recording office where such Mortgage, Assignments of Mortgage or assumption, consolidation or modification, as the case may be, has been delivered for recordation, the Depositor shall deliver or cause to be delivered to the Trustee written notice stating that such Mortgage, Assignments of Mortgage or assumption, consolidation or modification, as the case may be, has been delivered to the appropriate public recording office for recordation. Thereafter, the Depositor shall deliver or cause to be delivered to the Trustee such Mortgage, Assignments of Mortgage or assumption, consolidation or modification, as the case may be, with evidence of recording indicated thereon upon receipt thereof from the public recording office.

                  With respect to the CMMC Mortgage Loans as to which the related Mortgaged Property is located in the State of Florida and with respect to all of the WFHM Mortgage Loans, the Servicer shall cause to be recorded in the appropriate public recording office for real property records each Assignment of Mortgage referred to in this Section 2.01 as soon as practicable. With respect to any Mortgage Loans as to which the related Mortgaged Property is located outside the State of Florida, the Servicer shall not be obligated to cause to be recorded the Assignment of Mortgage referred to in this Section 2.01. While each Assignment of Mortgage to be recorded is being recorded, the Servicer shall deliver to the Trustee a photocopy of such document. If any such Assignment of Mortgage is returned unrecorded to the Servicer because of any defect therein, the Servicer shall cause such defect to be cured and such document to be recorded in accordance with this paragraph. The Depositor shall deliver or cause to be delivered each original recorded Assignment of Mortgage and intermediate assignment to the Trustee within 270 days of the Closing Date or shall deliver to the Trustee on or before such date an Officer's Certificate stating that such document has been delivered to the appropriate public recording office for recordation, but has not been returned solely because of a delay caused by such recording office. In any event, the Depositor shall use all reasonable efforts to cause each such document with evidence of recording thereon to be delivered to the Trustee within 300 days of the Closing Date.

                  The ownership of each Mortgage Note, the Mortgage and the contents of the related Mortgage File is vested in the Trustee. Neither the Depositor, the Servicers nor the Certificate Administrator shall take any action inconsistent with such ownership and shall not claim any ownership interest therein. The Depositor, the Servicers and the Certificate Administrator shall respond to any third party inquiries with respect to ownership of the Mortgage Loans by stating that such ownership is held by the Trustee on behalf of the Certificateholders. Mortgage documents relating to the Mortgage Loans not delivered to the Trustee are and shall be held in trust by the Servicers, for the benefit of the Trustee as the owner thereof, and the Servicer's possession of the contents of each Mortgage File so retained is for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by the Servicer is in a custodial capacity only. The Depositor agrees to take no action inconsistent with the Trustee's ownership of the Mortgage Loans, to promptly indicate to all inquiring parties that the Mortgage Loans have been sold and to claim no ownership interest in the Mortgage Loans.

                  It is the intention of this Agreement that the conveyance of the Depositor's right, title and interest in and to the Trust Fund pursuant to this Agreement shall constitute a purchase and sale and not a loan. If a conveyance of Mortgage Loans from the Seller to the Depositor is characterized as a pledge and not a sale, then the Depositor shall be deemed to have transferred to the Trustee all of the Depositor's right, title and interest in, to and under the obligations of the Seller deemed to be secured by said pledge; and it is the intention of this Agreement that the Depositor shall also be deemed to have granted to the Trustee a first priority security interest in all of the Depositor's right, title, and interest in, to and under the obligations of the Seller to the Depositor deemed to be secured by said pledge and that the Trustee shall be deemed to be an independent custodian for purposes of perfection of the security interest granted to the Depositor. If the conveyance of the Mortgage Loans from the Depositor to the Trustee is characterized as a pledge, it is the intention of this Agreement that this Agreement shall constitute a security agreement under applicable law, and that the Depositor shall be deemed to have granted to the

Trustee a first priority security interest in all of the Depositor's right, title and interest in, to and under the Mortgage Loans, all payments of principal of or interest on such Mortgage Loans, all other rights relating to and payments made in respect of the Trust Fund, and all proceeds of any thereof. If the trust created by this Agreement terminates prior to the satisfaction of the claims of any Person in any Certificates, the security interest created hereby shall continue in full force and effect and the Trustee shall be deemed to be the collateral agent for the benefit of such Person.

                  In addition to the conveyance made in the first paragraph of this Section 2.01, the Depositor does hereby convey, assign and set over to the Trustee for the benefit of the Certificateholders all of its right, title and interest in those representations and warranties of the Seller contained in the Sale Agreement and the benefit of the repurchase obligations and the obligation of the Seller contained in the Sale Agreement to take, at the request of the Depositor or the Trustee, all action on its part which is reasonably necessary to ensure the enforceability of a Mortgage Loan.

                  SECTION 2.02. Acceptance by Trustee of the Mortgage Loans

                  Except as set forth in the Exception Report delivered contemporaneously herewith (the "Exception Report"), the Trustee acknowledges receipt of the Mortgage Note for each Mortgage Loan and delivery of a Mortgage File (but does not acknowledge receipt of all documents required to be included in such Mortgage File) with respect to each Mortgage Loan and declares that it holds and will hold such documents and any other documents constituting a part of the Mortgage Files delivered to it in trust for the use and benefit of all present and future Certificateholders. The Depositor will cause the Seller to repurchase any Mortgage Loan to which an exception was taken in the Exception Report unless such exception is cured to the satisfaction of the Trustee within 45 Business Days of the Closing Date.

                  The Trustee agrees, for the benefit of Certificateholders, to review each Mortgage File delivered to it within 270 days after the Closing Date to ascertain that all documents required by Section 2.01 have been executed and received, and that such documents relate to the Mortgage Loans identified in Exhibit F that have been conveyed to it. If the Trustee finds any document or documents constituting a part of a Mortgage File to be missing or defective (that is, mutilated, damaged, defaced or unexecuted) in any material respect, the Trustee shall promptly (and in any event within no more than five Business
Days) after such finding so notify the Servicer, the Seller, the Depositor and the NIM Insurer. In addition, the Trustee shall also notify the Servicer, the Seller, the Depositor and the NIM Insurer, if (a) in examining the Mortgage Files, the documentation shows on its face (i) any adverse claim, lien or encumbrance, (ii) that any Mortgage Note was overdue or had been dishonored,
(iii) any evidence on the face of any Mortgage Note or Mortgage of any security interest or other right or interest therein, or (iv) any defense against or claim to the Mortgage Note by any party or (b) the original Mortgage with evidence of recording thereon with respect to a Mortgage Loan is not received within 270 days of the Closing Date. The Trustee shall request that the Seller correct or cure such omission, defect or other irregularity, or substitute a Mortgage Loan pursuant to the provisions of Section 2.03(c), within 90 days from the date the Seller was notified of such omission or defect and, if the Seller does not correct or cure such omission or defect within such period, that the Seller purchase such Mortgage Loan from the Trustee within 90 days from the date the Trustee notified the Seller of such omission, defect or other irregularity at the Purchase Price of such Mortgage Loan. The Purchase Price for any Mortgage Loan purchased pursuant to this Section 2.02 shall be paid to the Servicer and deposited by the Servicer in the Collection Account promptly upon receipt, and, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee shall promptly release to the Seller the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment, without recourse, as shall be necessary to vest in the Seller or its designee, as the case may be, any Mortgage Loan released pursuant hereto, and the Trustee shall have no further responsibility with regard to such Mortgage Loan. It is understood and agreed that the obligation of the Seller to purchase, cure or substitute any Mortgage Loan as to which a material defect in or omission of a constituent document exists shall constitute the sole remedy respecting such defect or omission available to the Trustee on behalf of Certificateholders. The Trustee shall be under no duty or obligation to inspect, review and examine such documents, instruments, certificates or other papers to determine that they are genuine, enforceable or appropriate to the represented purpose, or that they have actually been recorded, or that they are other than what they purport to be on their face. The Trustee and the Servicer each shall keep confidential the name of each Mortgagor and neither the Trustee nor WFHM shall solicit any such Mortgagor for the purpose of refinancing the related Mortgage Loan. It is understood and agreed that promotions undertaken by WFHM or any affiliate of WFHM which are directed to the general public at large, including, without limitation, mass mailings based upon commercially acquired mailing lists, newspaper, radio, television advertisements or from servicing the refinancing needs of a Mortgagor who, without solicitation, contacts WFHM in connection with the refinance of such Mortgage or Mortgage Loan, shall not constitute solicitation under this Section. Notwithstanding anything to the contrary, this Section shall not prohibit WFHM from soliciting any Mortgagor to provide other services including but not limited to credit cards, insurance investments and banking related services.

                  Within 280 days of the Closing Date, the Trustee shall deliver to the Depositor and the NIMs Insurer the Trustee's Certification, substantially in the form of Exhibit H attached hereto, setting forth the status of the Mortgage Files as of such date.

                  SECTION 2.03. Representations, Warranties and Covenants of the Depositor.

                  (a) The Depositor hereby represents and warrants to the Servicers, the Certificate Administrator and the Trustee as follows, as of the date hereof:

                           (i) The Depositor is duly organized and is validly existing as a corporation in good standing under the laws of the State of New York and has full power and authority (corporate and other) necessary to own or hold its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement.

                           (ii) The Depositor has the full corporate power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by, this Agreement and has duly authorized, by all necessary corporate action on its part, the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, subject, as to enforceability, to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and (ii) general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law.

                           (iii) The execution and delivery of this Agreement by the Depositor, the consummation of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Depositor and will not (A) result in a material breach of any term or provision of the charter or by-laws of the Depositor or (B) materially conflict with, result in a violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Depositor is a party or by which it may be bound or (C) constitute a material violation of any statute, order or regulation applicable to the Depositor of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Depositor; and the Depositor is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Depositor's ability to perform or meet any of its obligations under this Agreement.

                           (iv) No litigation is pending, or, to the best of the Depositor's knowledge, threatened, against the Depositor that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Depositor to perform its obligations under this Agreement in accordance with the terms hereof.

                           (v) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Depositor of, or compliance by the Depositor with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Depositor has obtained the same. The Depositor hereby represents and warrants to the Trustee with respect to each Mortgage Loan as of the Closing Date, and following the transfer of the Mortgage Loans to it by the Seller, the

          Depositor had good title to the Mortgage Loans and the Mortgage Notes were subject to no offsets, claims, defenses or counterclaims.

                           (vi) The Depositor hereby represents and warrants to the Trustee for the benefit of the Certificateholders that on the Closing Date it has entered into the Sale Agreement with the Seller, that the Seller has made the following representations and warranties with respect to each Mortgage Loan in such Sale Agreement as of the Closing Date, which representations and warranties run to and are for the benefit of the Depositor and the Trustee for the benefit of the Certificateholders, and as to which the Depositor has assigned to the Trustee for the benefit of the Certificateholders, pursuant to Section
          2.01 hereof, the right to cause the Seller to repurchase a Mortgage Loan as to which there has occurred an uncured breach of representations and warranties in accordance with the provisions of the Sale Agreement.

                           (1)     The Seller is an approved seller of
                                   conventional mortgage loans for FNMA or FHLMC and is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act.

                           (2) The information set forth on the Mortgage Loan Schedule is true and correct in all material respects as of the Closing Date.

                           (3) The Seller will treat the transfer of the Mortgage Loans to the Depositor as a sale of the Mortgage Loans for all accounting and tax purposes.

                           (4) No Mortgage Loan is more than 59 days Delinquent in payment of principal and interest, and no more than 1.5% of the Mortgage Loans are 30-59 days Delinquent in the payment of principal and interest.

                           (5) No Group I Mortgage Loan had a Loan-to-Value Ratio at origination in excess of 95.00% and no Group II Mortgage Loan had a Loan-to-Value Ratio at origination in excess of 95.00%.

                           (6) Each Mortgage is a valid and enforceable first lien on the Mortgaged Property subject only to (a) the lien of non-delinquent real property taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally, specifically referred to in the lender's title insurance policy referred to in (14) below or referred to or otherwise considered in the appraisal made in connection with the origination of the related Mortgage Loan, and
                                   (c) other matters to which like properties are commonly subject that do not materially interfere with the benefits of the security intended to be provided by such Mortgage.

                           (7) Immediately prior to the assignment of the Mortgage Loans to the Depositor, the Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest and had full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign the same pursuant to this Agreement.

                           (8) There is no delinquent tax or assessment lien against any Mortgaged Property.

                           (9) There is no valid offset, claim, defense or counterclaim to any Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal of or interest on such Mortgage Note.

                           (10) There are no mechanics' liens or claims for work, labor or material affecting any Mortgaged Property that are or may be a lien prior to, or equal with, the lien of such Mortgage, except those that are insured against by the title insurance policy referred to in item (14) below.

                           (11) As of the Closing Date, to the best of the Seller's knowledge, each Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

                           (12) Each Mortgage Loan at origination complied in all material respects with applicable state and federal laws, including, without limitation, usury, equal credit opportunity, real estate settlement procedures, truth-in-lending and disclosure laws and laws governing prepayment penalties, and consummation of the transactions contemplated hereby will not involve the violation of any such laws.

                           (13) As of the Closing Date, neither the Seller nor any prior holder of any Mortgage has modified the Mortgage Loan in any material


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                                   respect including as to prepayment penalties
                                   (except that a Mortgage Loan may have been modified by a written instrument that has been recorded or submitted for recordation, if necessary, to protect the interests of the Certificateholders and the original or a copy of which has been delivered to the Trustee and is reflected in the Mortgage Loan Schedule); satisfied, canceled or subordinated such Mortgage Loan in whole or in part; released the related Mortgaged Property in whole or in part from the lien of such Mortgage Loan; or executed any instrument of release, cancellation, modification (except as expressly permitted above) or satisfaction with respect thereto.

                           (14) A lender's policy of title insurance together with a condominium endorsement and extended coverage endorsement, if applicable (subject to exceptions acceptable in the industry, including exceptions with respect to surveys and endorsements), in an amount at least equal to the Cut-off Date Principal Balance of each such Mortgage Loan or a commitment (binder) to issue the same was effective on the date of the origination of each Mortgage Loan, each such policy is valid and remains in full force and effect, and each such policy was issued by a title insurer qualified to do business in the jurisdiction where the related Mortgaged Property is located and acceptable to FNMA or FHLMC and is in a form acceptable to FNMA or FHLMC, which policy insures the Seller and successor owners of indebtedness secured by the related insured Mortgage, as to the first priority lien, of the related Mortgage subject to the exceptions set forth in paragraph (6) above; to the best of the Seller's knowledge, no claims have been made under such mortgage title insurance policy and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything that would impair the coverage of such mortgage title insurance policy.

                           (15) To the best of the Seller's knowledge, as of the date of origination all of the improvements that were included for the purpose of determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon the Mortgaged Property.

                           (16) To the best of the Seller's knowledge, as of the date of origination no improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation. To the best of the Seller's knowledge, as of the date of origination all


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



                                   inspections, licenses and certificates
                                   required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities, unless the lack thereof would not have a material adverse effect on the value of such Mortgaged Property, and the Mortgaged Property is lawfully occupied under applicable law.

                           (17) The Mortgage Note and the related Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable (including as to any prepayment penalty) in accordance with its terms and under applicable law, except that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. To the best of the Seller's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage have been duly and properly executed by such parties.

                           (18) The proceeds of the Mortgage Loan have been fully disbursed, there is no requirement for future advances thereunder and completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making, or closing or recording the Mortgage Loans were paid.

                           (19) The related Mortgage contains customary and enforceable provisions that render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure.

                           (20) With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by


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



                                   the Certificateholders to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor.

                           (21) There exist no deficiencies with respect to escrow deposits and payments, if such are required, for which customary arrangements for repayment thereof have not been made, and no escrow deposits or payments of other charges or payments due the Seller have been capitalized under the Mortgage or the related Mortgage Note.

                           (22) The origination and underwriting practices used by the Seller with respect to each Mortgage Loan have been in all respects legal and customary in the mortgage lending business.

                           (23) There is no pledged account or other security other than real estate securing the Mortgagor's obligations.

                           (24) Each Mortgage Loan contains a customary "due on sale" clause.

                           (25) At the Cut-off Date, the improvements upon each Mortgaged Property are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage and coverage for such other hazards as are customary in the area where the Mortgaged Property is located in an amount that is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan or (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds of such policy shall be sufficient to prevent the Mortgagor and/or the mortgagee from becoming a co-insurer. If the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the condominium unit. All such individual insurance policies and all flood policies referred to in item (26) below contain a standard mortgagee clause naming the Seller or the original mortgagee, and its successors in interest, as mortgagee, and the Seller has received no notice that any premiums due and payable thereon have not been paid; the Mortgage obligates the Mortgagor thereunder to maintain all such insurance, including flood insurance, at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor.



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



                           (26) If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy in a form meeting the requirements of the current guidelines of the Flood Insurance Administration is in effect with respect to such Mortgaged Property with a generally acceptable carrier in an amount representing coverage not less than the least of (A) the original outstanding principal balance of the Mortgage Loan, (B) the minimum amount required to compensate for damage or loss on a replacement cost basis, or (C) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973, as amended.

                           (27) To the best of the Seller's knowledge, there is no proceeding occurring, pending or threatened for the total or partial condemnation of the Mortgaged Property.

                           (28) There is no material monetary default existing under any Mortgage or the related Mortgage Note and, to the best of the Seller's knowledge, there is no material event that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration under the Mortgage or the related Mortgage Note; and the Seller has not waived any default, breach, violation or event of acceleration.

                           (29)    Each Mortgaged Property is of a type
                                   described in the Prospectus Supplement.

                           (30) Each Mortgage Loan is being serviced by the applicable Servicer.

                           (31) Any future advances made prior to the Cut-Off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to FNMA and FHLMC. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.

                           (32) Prior to the approval of the Mortgage Loan application, an appraisal of the related Mortgaged Property was obtained from a qualified appraiser, duly appointed by the originator, who had no interest,


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



                                   direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan; such appraisal is in a form acceptable to FNMA and FHLMC.

                           (33) None of the Mortgage Loans is a graduated payment mortgage loan or a growing equity mortgage loan, and no Mortgage Loan is subject to a buydown or similar arrangement.

                           (34) The Mortgage Loans were selected from among the outstanding one- to four-family mortgage loans in the Seller's portfolio at the Closing Date as to which the representations and warranties made as to the Mortgage Loans set forth in this Section 2.03(a)(vi) can be made.

                           (35) The Mortgage Loans, individually and in the aggregate, conform in all material respects to the descriptions thereof in the Prospectus Supplement.

                           (36) None of the Mortgage Loans are second mortgage loans.

                           (37) Each Mortgage Loan represents a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (but without regard to the rule in Treasury Regulation Section 1.860G-2(f)(2) that treats a defective obligation as a qualified mortgage, or any substantially similar successor provision) and applicable Treasury regulations promulgated thereunder.

                  (b) [Reserved]

                  (c) Upon discovery by any of the parties hereto of a breach of a representation or warranty set forth in Section 2.03(a) that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt notice thereof to the other parties and to the Seller. Pursuant to the Sale Agreement, the Seller shall within 90 days of the earlier of the discovery by or receipt of written notice by the Seller from any party of a breach of any representation or warranty set forth herein made that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, it shall cure such breach in all material respects and, if such breach is not so cured, shall, (i) if such 90-day period expires prior to the second anniversary of the Closing Date, remove such Deleted Mortgage Loan from the Trust Fund and substitute in its place a Replacement Mortgage Loan, in the manner and subject to the conditions set forth in this Section; or (ii) repurchase the affected Mortgage Loan or Mortgage Loans from the Trustee at the Purchase Price in the manner set forth below; provided, however, that any such substitution pursuant to (i) above shall not be effected prior to the additional delivery to the Trustee of a Request for Release substantially in the form of Exhibit M and shall not be effected unless it is within two years of the Startup Date. The Seller shall promptly reimburse the Trustee for any expenses reasonably incurred by the Trustee in respect of enforcing the remedies for such breach. To enable the Servicer to amend the Mortgage Loan Schedule, unless it cures such breach in a timely fashion pursuant to this Section 2.03, the Seller shall promptly notify the Servicer whether the Seller intends either to repurchase, or to substitute for, the Mortgage Loan affected by such breach. With respect to the representations and warranties described in this Section that are made to the best of the Seller's knowledge, if it is discovered by any of the Seller, either Servicer, the Certificate Administrator or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan, notwithstanding the Seller's lack of knowledge with respect to the substance of such representation or warranty, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

                  With respect to any Replacement Mortgage Loan or Loans, the Seller shall deliver to the Trustee for the benefit of the Certificateholders the related Mortgage Note, Mortgage and assignment of the Mortgage, and such other documents and agreements as are required by Section 2.01, with the Mortgage Note endorsed and the Mortgage assigned as required by Section 2.01. No substitution will be made in any calendar month after the Determination Date for such month. Scheduled Payments due with respect to Replacement Mortgage Loans in the Due Period related to the Distribution Date on which such proceeds are to be distributed shall not be part of the Trust Fund and will be retained by the Seller on such Distribution Date. For the month of substitution, Certificateholders are entitled to the Scheduled Payment due on any Deleted Mortgage Loan for the related Due Period and thereafter the Seller shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Trustee shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Replacement Mortgage Loan or Loans. Upon such substitution, the Replacement Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Seller shall be deemed to have made with respect to such Replacement Mortgage Loan or Loans, as of the date of substitution, the representations and warranties set forth in Section 2.03(a) with respect to such Mortgage Loan. Upon any such substitution and the deposit to the Collection Account of the amount required to be deposited therein in connection with such substitution as described in the following paragraph, the Trustee shall release to the Seller the Mortgage File relating to such Deleted Mortgage Loan and held for the benefit of the Certificateholders and shall execute and deliver at the Seller's direction such instruments of transfer or assignment as have been prepared by the Seller, in each case without recourse, as shall be necessary to vest in the Seller, or its respective designee, title to the Trustee's interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.03.

                  For any month in which the Seller substitutes one or more Replacement Mortgage Loans for one or more Deleted Mortgage Loans, the Seller will determine the amount (if any) by which the aggregate principal balance of all such Replacement Mortgage Loans as of the date of substitution and the aggregate prepayment penalties with respect to such Replacement Mortgage


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



Loans is less than the aggregate Stated Principal Balance (after application of the principal portion of the Scheduled Payment due in the month of substitution) and aggregate prepayment penalties of all such Deleted Mortgage Loans. An amount equal to the aggregate of the deficiencies described in the preceding sentence (such amount, the "Substitution Adjustment Amount") shall be deposited into the Collection Account by the Seller on the Determination Date for the Distribution Date relating to the Prepayment Period during which the related Mortgage Loan became required to be purchased or replaced hereunder.

                  In the event that a Seller shall have repurchased a Mortgage Loan, the Purchase Price therefor shall be deposited in the Collection Account pursuant to Section 3.08 on the Determination Date for the Distribution Date in the month following the month during which the Seller became obligated to repurchase or replace such Mortgage Loan and upon such deposit of the Purchase Price, the delivery of the Opinion of Counsel required by Section 2.05, if any, and the receipt of a Request for Release in the form of Exhibit M hereto, the Trustee shall release the related Mortgage File held for the benefit of the Certificateholders to the Seller, and the Trustee shall execute and deliver at such Person's direction the related instruments of transfer or assignment prepared by the Seller, in each case without recourse, as shall be necessary to transfer title from the Trustee for the benefit of the Certificateholders and transfer the Trustee's interest to the Seller to any Mortgage Loan purchased pursuant to this Section 2.03. It is understood and agreed that the obligation under this Agreement of the Seller to cure, repurchase or replace any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedy against the Depositor respecting such breach available to Certificateholders, the Depositor or the Trustee.

                  (d) The representations and warranties set forth in Section
2.03 hereof shall survive delivery of the respective Mortgage Files to the Trustee for the benefit of the Certificateholders.

                  SECTION 2.04. Representations and Warranties of the Servicers.

                  Each Servicer hereby represents and warrants to the Depositor, the Certificate Administrator and the Trustee as follows, as of the date hereof:

                                 (i)       Such Servicer is a duly organized
          corporation and is validly existing and in good standing under the laws of the state of its incorporation and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the such Servicer in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan which such Servicer is servicing under this Agreement, to service such Mortgage Loans in accordance with the terms of this Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof.



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



                                (ii) Such Servicer has the full corporate power and authority to service each Mortgage Loan which such Servicer is servicing, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on the part of such Servicer the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of such Servicer, enforceable against such Servicer in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                               (iii) The execution and delivery of this Agreement by such Servicer, the servicing of the Mortgage Loans when such Servicer is servicing under this Agreement, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of such Servicer and will not (A) result in a material breach of any term or provision of the charter or by-laws of such Servicer or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which such Servicer is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to such Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over such Servicer; and such Servicer is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair such Servicer's ability to perform or meet any of its obligations under this Agreement.

                                (iv) Such Servicer is an approved servicer of conventional mortgage loans for FNMA or FHLMC.

                                 (v) No litigation is pending or, to the best of such Servicer's knowledge, threatened, against such Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of such Servicer to service the Mortgage Loans when such Servicer is servicing under this Agreement or to perform any of its other obligations under this Agreement in accordance with the terms hereof.

                                (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by such Servicer of, or compliance by such Servicer with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, such Servicer has obtained the same.

                  SECTION 2.05. Substitutions and Repurchases of Mortgage Loans which are not "Qualified Mortgages".

                  Upon discovery by the Depositor, either Servicer, the Certificate Administrator or the Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of section 860G(a)(3) of the Code, the party discovering such fact shall promptly (and in any event within 5 Business Days of discovery) give written notice thereof to the other parties. In connection therewith, the Trustee shall require the Depositor, at the Depositor's option, to either (i) substitute, if the conditions in Section 2.03(c) with respect to substitutions are satisfied, a Replacement Mortgage Loan for the affected Mortgage Loan, or (ii) repurchase the affected Mortgage Loan within 90 days of such discovery in the same manner as it would a Mortgage Loan for a breach of representation or warranty contained in Section 2.03. The Trustee shall reconvey to the Depositor the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty contained in Section 2.03.

                  SECTION 2.06. Authentication and Delivery of Certificates.

                  The Trustee acknowledges the transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, has caused to be authenticated and delivered to or upon the order of the Depositor, in exchange for the Mortgage Loans, Certificates duly authenticated by the Authenticating Agent in authorized denominations evidencing ownership of the entire Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates and to perform the duties set forth in this Agreement to the best of its ability, to the end that the interests of the Holders of the Certificates may be adequately and effectively protected.

                  SECTION 2.07. REMIC Election.

                  (a) The Depositor hereby instructs and authorizes the Trustee to make an appropriate election to treat each of the Upper-Tier REMIC, the Middle-Tier REMIC and the Lower-Tier REMIC as a REMIC. This Agreement shall be construed so as to carry out the intention of the parties that the Upper-Tier REMIC, the Middle-Tier REMIC and the Lower-Tier REMIC each be treated as a REMIC at all times prior to the date on which the Trust Fund is terminated.

                  (b) The Preliminary Statement sets forth the designations and "latest possible maturity date" for federal income tax purposes of all interests created hereby. The "Startup Date" for purposes of the REMIC Provisions shall be the Closing Date. Each REMIC's fiscal year shall be the calendar year.

                  The Lower-Tier REMIC shall consist of all of the assets of the Trust Fund (other than any proceeds of prepayment penalties or late payment charges, the interests issued by the Lower-Tier REMIC and the Middle-Tier REMIC and the grantor trust described in Section 2.07(f) hereof). The Lower-Tier REMIC shall issue two interests, Lower-Tier REMIC Interest I and Lower-Tier REMIC Interest II, that shall be designated as regular interests of such REMIC and shall issue the LR Interest that shall be designated as the sole class of residual interest in the Lower-Tier REMIC.

                  Lower-Tier REMIC Interest I shall have an initial principal balance equal to the principal balance of the Group I Mortgage Loans as of the Cut-off Date, an interest rate equal to the Group I Net Rate, and pay on each Distribution Date. All Realized Losses from the Group I Mortgage Loans shall be allocated to Lower-Tier REMIC Interest I and all payments of principal and interest (net of fees and expenses) received from the Group I Mortgage Loans shall be paid to Lower-Tier REMIC Interest I in payment of accrued interest and principal until the principal balance of such interest is reduced to zero and any losses allocated to such interest have been reimbursed. Any excess funds attributable to the Group I Mortgage Loans shall first be applied to reimburse prior losses on the Group II Mortgage Loans and then distributed to the LR Interest.

                  Lower-Tier REMIC Interest II shall have an initial principal balance equal to the principal balance of the Group II Mortgage Loans as of the Cut-off Date, an interest rate equal to the Group II Net Rate, and pay on each Distribution Date. All Realized Losses from the Group II Mortgage Loans shall be allocated to Lower-Tier REMIC Interest II and all payments of principal and interest (net of fees and expenses) received from the Group II Mortgage Loans shall be paid to Lower-Tier REMIC Interest II in payment of accrued interest and principal until the principal balance of such interest is reduced to zero and any losses allocated to such interest have been reimbursed. Any excess funds attributable to the Group II Mortgage Loans shall first be applied to reimburse prior losses on the Group I Mortgage Loans and then distributed to the LR Interest.

                  The assets of the Middle-Tier REMIC shall be the Lower-Tier REMIC Regular Interests. The Middle-Tier REMIC shall issue the following thirteen interests that shall be designated as regular interests of such REMIC: the Class MIA-1 Interest, the Class MIA-2 Interest, the Class MIA-3 Interest, the Class MIA-4 Interest, the Class MIM-1 Interest, the Class MIM-2 Interest, the Class MIOC Interest, the Class MIWAC Interest, the Class MIIA-1 Interest, the Class MIIM-1 Interest, the Class MIIM-2 Interest, the Class MIIOC Interest and the Class MIIWAC Interest. The Middle-Tier REMIC shall issue the MR Interest that shall be designated as the sole class of residual interest in the Middle-Tier REMIC.

                  Each of the Middle-Tier REMIC Group I Regular Interests (other than the Class MIWAC Interest) shall have an initial principal balance equal to 0.001% of the principal balance of its Related Certificate (expressed to eight decimal places). Each of the Middle-Tier REMIC Group I Regular Interests (other than the Class MIWAC Interest and the Class MIOC Interest) shall have an interest rate equal to the Pass-Through Rate of its Related Certificate. The Class MIOC Interest shall not bear interest.


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                  The Class MIWAC Interest shall have an initial principal
balance equal to the aggregate of the Stated Principal Balances on the Group I Mortgage Loans as of the Cut-off Date, less the aggregate of the principal balances of the Middle-Tier REMIC Group I Regular Interests (other than the MIWAC Interest) as of the Cut-off Date. The Class MIWAC Interest shall have an interest rate equal to the Group I Net Rate.

                  Each of the Middle-Tier REMIC Group II Regular Interests (other than the Class MIIWAC Interest) shall have a principal balance equal to 0.001% of the principal balance of its Related Certificate (expressed to eight decimal places). Each of the Middle-Tier REMIC Group II Regular Interests (other than the Class MIIWAC Interest and the Class MIIOC Interest) shall have an interest rate equal to the Pass-Through Rate of its Related Certificate; provided that such Pass-Through Rates shall not exceed the Group II Net Rate. The Class MIIOC Interest shall not bear interest.

                  The Class MIIWAC Interest shall have an initial principal balance equal to the aggregate of the Stated Principal Balances on the Group II Mortgage Loans as of the Cut-off Date, less the aggregate of the principal balances of the Middle-Tier REMIC Group II Regular Interests (other than the MIIWAC Interest) as of the Cut-off Date. The Class MIIWAC Interest shall have an interest rate equal to the Group II Net Rate.

                  The assets of the Upper-Tier REMIC shall be the Middle-Tier REMIC Regular Interests. The REMIC Regular Certificates shall be designated as regular interests in the Upper-Tier REMIC and the UR Interest shall be designated as the sole class of residual interests in the Upper-Tier REMIC.

                  The beneficial ownership of the LR Interest, the MR Interest and the UR Interest shall be represented by the Class R Certificate. None of the LR Interest, the MR Interest and the UR Interest shall have a principal balance or bear interest.

                  (c) The "tax matters person" with respect to each REMIC for purposes of the REMIC provisions shall be the beneficial owner of the Class R Certificate; provided, however, that the Holder of a Class R Certificate, by its acceptance thereof, irrevocably appoints the Certificate Administrator as its agent and attorney-in-fact to act as "tax matters person" with respect to each REMIC for purposes of the REMIC provisions.

                  (d) It is intended that the rights of the Class IIA-1 Certificates, the Class IIM-1 Certificates and the Class IIM-2 Certificates to receive payments in respect of Excess Interest shall be treated as a right in interest rate cap contracts written by the Class IIC Certificateholders in favor of the holders of the Class IIA-1 Certificates, the Class IIM-1 Certificates and the Class IIM-2 Certificates, and such shall be accounted for as property held separate and apart from the regular interests in the Upper-Tier REMIC held by the holders of the Class IIA-1 Certificates, the Class IIM-1 Certificates and the Class IIM-2 Certificates. This provision is intended to satisfy the requirements of Treasury Regulations Section 1.860G-2(i) for the treatment of property rights


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



coupled with regular interests to be separately respected and shall be interpreted consistently with such regulation. On each Distribution Date, to the extent that any of the Class IIA-1 Certificates, the Class IIM-1 Certificates or the Class IIM-2 Certificates receive payments of Excess Interest, such amounts will be treated as distributed to the Class IIC Certificates pro rata and then paid to the relevant Class of Class II Certificates pursuant to the related interest cap agreement.

                   (e) It is intended that the rights of the Class IIA-1 Certificates, the Class IIM-1 Certificates and the Class IIM-2 Certificates to receive payments in respect of Interest Carryover Amounts shall be treated as a right in interest rate cap contracts written by the Class IIC Certificateholders in favor of the holders of the Class IIA-1 Certificates, the Class IIM-1 Certificates and the Class IIM-2 Certificates, and such shall be accounted for as property held separate and apart from the regular interests in the Upper-Tier REMIC held by the holders of the Class IIA-1 Certificates, the Class IIM-1 Certificates and the Class IIM-2 Certificates. This provision is intended to satisfy the requirements of Treasury Regulations Section 1.860G-2(i) for the treatment of property rights coupled with regular interests to be separately respected and shall be interpreted consistently with such regulation. On each Distribution Date, to the extent that any of the Class IIA-1 Certificates, the Class IIM-1 Certificates or the Class IIM-2 Certificates receive payments of Interest Carryover Amounts, such amounts will be treated as distributed to the Class IIC Certificates pro rata and then paid to the relevant Class of Class II Certificates pursuant to the related interest cap agreement.

                  (f) The parties intend that the portion of the Trust Fund consisting of the Uncertificated Class IIC Interest and the obligation of the holders of the Class IIC Certificates to pay amounts of Excess Interest and in respect of Interest Carryover Amounts to the holders of the Class IIA-1 Certificates, the Class IIM-1 Certificates and the Class IIM-2 Certificates shall be treated as a "grantor trust" under the Code, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trustee shall (i) furnish or cause to be furnished to the holders of the Class IIC Certificates information regarding their allocable share of the income with respect to such grantor trust, (ii) file or cause to be filed with the Internal Revenue Service Form 1041 (together with any necessary attachments) or such other form as may be applicable and (iii) comply with such information reporting obligations with respect to payments from such grantor trust to the holders of Class IIA-1 Certificates, Class IIM-1 Certificates or Class IIM-2 Certificates as may be applicable under the Code.

                  (g) The parties intend that the portion of the Trust Fund consisting of the right to receive proceeds from prepayment penalties and late payment charges collected on the Mortgage Loans shall be treated as a "grantor trust" under the Code, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trustee shall (i) furnish or cause to be furnished to the holders of the Class P Certificates and the holders of the Class L Certificates information regarding their allocable share of the income with respect to such grantor trust and (ii) file or cause to be filed with the Internal Revenue Service Form 1041 (together with any necessary attachments) or such other form as may be applicable.



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


         SECTION 2.08. Covenants of the Servicers.

         Each Servicer hereby covenants to each of the other parties to this Agreement as follows:

         (a) such Servicer shall comply in the performance of its obligations under this Agreement with all reasonable rules and requirements of the insurer under each Required Insurance Policy, including, without limitation, the PMI Policy; and

         (b) no written information, certificate of an officer, statement furnished in writing or written report delivered to the Depositor, Certificate Administrator, the PMI Insurer, the Loss Mitigation Advisor or the Trustee, any affiliate of the Depositor, Certificate Administrator, the PMI Insurer, the Loss Mitigation Advisor or the Trustee and prepared by such Servicer pursuant to this Agreement will be inaccurate in any material respect.

         SECTION 2.09 Representations of the Certificate Administrator.

         The Certificate Administrator represents and warrants to, and covenants with, the Trustee for the benefit of the Certificateholders that as of the Closing Date:

         (a) The Certificate Administrator is a banking corporation duly chartered and validly existing in good standing under the laws of the State of New York;

         (b) The execution and delivery of this Agreement by the Certificate Administrator and its performance and compliance with the terms of this Agreement will not violate the Certificate Administrator's corporate charter or by-laws or to the best of the Certificate Administrator's knowledge, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Certificate Administrator is a party or which may be applicable to the Certificate Administrator or any of its assets;

         (c) This Agreement, assuming due authorization, execution and delivery by the Trustee, each Servicer and the Depositor, constitutes a valid, legal and binding obligation of the Certificate Administrator, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of insured depository institutions specifically and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

         (d) To the best of the Certificate Administrator's knowledge, the Certificate Administrator is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default


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might have consequences that would materially and adversely affect the condition
(financial or other) or operations of the Certificate Administrator or its properties or might have consequences that would affect its performance hereunder; and

         (e) To the best of the Certificate Administrator's knowledge, no litigation is pending or threatened against the Certificate Administrator which would prohibit its entering into this Agreement or performing its obligations under this Agreement.

         It is understood and agreed that the representations and warranties set forth in this Section 2.09 shall survive the issuance and delivery of the Certificates and shall be continuing as long as any Certificate shall be outstanding or this Agreement has been terminated.

ARTICLE III

ADMINISTRATION AND SERVICING
OF MORTGAGE LOANS

         SECTION 3.01. Servicers to Service Mortgage Loans.

         For and on behalf of the Certificateholders, each Servicer shall service and administer the Mortgage Loans serviced by it under this Agreement in accordance with Accepted Servicing Practices. In connection with such servicing and administration, each Servicer shall have full power and authority, acting alone and/or through subservicers as provided in Section 3.02 hereof, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration, including but not limited to, the power and authority, subject to the terms hereof (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided in this Agreement), (iii) to collect any Insurance Proceeds and other Liquidation Proceeds, (iv) subject to Section 3.12(a), to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan serviced by it under this Agreement and (v) to cooperate with CMMC in selling, at CMMC's sole option pursuant to Section 3.09, any Delinquent Mortgage Loan or a Mortgage Loan that is 90 days or more Delinquent if the CMMC determines, in accordance with Accepted Servicing Practices, that such a sale is not inconsistent with or prejudicial to the interests of the Trust Fund or the Certificateholders; provided that, subject to Section 6.03, neither Servicer shall take any action that is inconsistent with or prejudices the interests of the Trust Fund or the Certificateholders in any Mortgage Loan serviced by it under this Agreement or the rights and interests of the other parties to this Agreement. Each Servicer shall represent and protect the interest of the Trust Fund in the same manner as it currently protects its own interest in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan and shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan which would cause the Trust Fund to fail to


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

qualify as a REMIC or result in the imposition of any tax under Section 860G(a) or 860G(d) of the Code, but in any case not in any manner that is a lesser standard than that provided in the first sentence of this Section 3.01. Without limiting the generality of the foregoing, each Servicer, in its own name or in the name of the Depositor and the Trustee, is hereby authorized and empowered by the Depositor and the Trustee, when such Servicer believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans serviced by it under this Agreement, and with respect to the related Mortgaged Properties held for the benefit of the Certificateholders. Each Servicer shall prepare and deliver to the Depositor and/or the Trustee such documents requiring execution and delivery by any or all of them as are necessary or appropriate to enable such Servicer to service and administer the Mortgage Loans serviced by it under this Agreement, including without limitation, any powers of attorney. Upon receipt of such documents, the Depositor and/or the Trustee shall execute such documents and deliver them to the applicable Servicer.

         In accordance with the standards of the preceding paragraph, the applicable Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties, which advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.06, and further as provided in Section 3.08. All costs incurred by either Servicer, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Stated Principal Balance under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

         Each Servicer shall deliver a list of Servicing Officers to the Trustee and the Certificate Administrator by the Closing Date.

         SECTION 3.02. Servicing and Subservicing; Enforcement of the Obligations of Servicer.

         (a) Each Servicer may arrange for the subservicing of any Mortgage Loan by a subservicer, which may be an affiliate (each, a "subservicer") pursuant to a subservicing agreement (each, a "Subservicing Agreement"); provided, however, that such subservicing arrangement and the terms of the related subservicing agreement must provide for the servicing of such Mortgage Loans in a manner consistent with the servicing arrangements contemplated hereunder. Notwithstanding the provisions of any subservicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between either Servicer and a subservicer or reference to actions taken through a subservicer or otherwise, such Servicer shall remain obligated and liable to the Depositor, the Trustee and the Certificateholders for the servicing and administration of the Mortgage Loans serviced by it under this Agreement in accordance with the provisions of this Agreement without diminution of such obligation or


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

liability by virtue of such subservicing agreements or arrangements or by virtue of indemnification from the subservicer and to the same extent and under the same terms and conditions as if the applicable Servicer alone were servicing and administering the Mortgage Loans. Every subservicing agreement entered into by either Servicer shall contain a provision giving any successor Servicer the option to terminate such agreement in the event a successor Servicer is appointed. All actions of each subservicer performed pursuant to the related subservicing agreement shall be performed as an agent of the applicable Servicer with the same force and effect as if performed directly by the applicable Servicer.

         (b) For purposes of this Agreement, the applicable Servicer shall be deemed to have received any collections, recoveries or payments with respect to the Mortgage Loans that are received by a subservicer regardless of whether such payments are remitted by the subservicer to the applicable Servicer.

         SECTION 3.03. Rights of the Depositor, the Certificate Administrator and the Trustee in Respect of the Servicer.

         Neither the Trustee, the Certificate Administrator nor the Depositor shall have any responsibility or liability for any action or failure to act by either Servicer, and none of them is obligated to supervise the performance of either Servicer hereunder or otherwise.

         SECTION 3.04. Trustee to Act as Servicer.

         In the event that either Servicer shall for any reason no longer be a Servicer hereunder (including by reason of an Event of Default), the Trustee or its designee shall thereupon assume all of the rights and obligations of such Servicer hereunder arising thereafter (except that the Trustee shall not be (i) liable for losses of the applicable Servicer pursuant to Section 3.10 hereof or any acts or omissions of such predecessor Servicer hereunder, (ii) obligated to make Advances if it is prohibited from doing so by applicable law, (iii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder, including pursuant to Section 2.02 or 2.03 hereof, (iv) responsible for expenses of the applicable Servicer pursuant to Section 2.03 or (v) deemed to have made any representations and warranties hereunder, including pursuant to
Section 2.03 or the first paragraph of Section 6.02 hereof. If either Servicer shall for any reason no longer be the Servicer (including by reason of any Event of Default), the Trustee (or any other successor servicer) may, at its option, succeed to any rights and obligations of such Servicer under any subservicing agreement in accordance with the terms thereof; provided, however, that the Trustee (or any other successor servicer) shall not incur any liability or have any obligations in its capacity as servicer under a subservicing agreement arising prior to the date of such succession unless it expressly elects to succeed to the rights and obligations of such Servicer thereunder; and such Servicer shall not thereby be relieved of any liability or obligations under the subservicing agreement arising prior to the date of such succession.


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

         The applicable Servicer shall, upon request of the Trustee, but at the expense of such Servicer, deliver to the assuming party all documents and records relating to each subservicing agreement and the Mortgage Loans then being serviced and otherwise use its best efforts to effect the orderly and efficient transfer of the subservicing agreement to the assuming party.

         SECTION 3.05. Collection of Mortgage Loan Payments; Collection Account; Certificate Account; Distribution Account.

         (a) The Servicer shall make reasonable efforts in accordance with Accepted Servicing Practices to collect all payments called for under the terms and provisions of the Mortgage Loans to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Required Insurance Policy. Consistent with the foregoing, the Servicer may in its discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan (provided that the Servicer shall not waive any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan without the prior written consent of the Certificate Administrator (provided that the Certificate Administrator shall grant such consent only after obtaining the written consent of the Holders of the Class P Certificate or, after the issuance of notes pursuant to an Indenture, the written consent of the NIMs Insurer (which consent shall be automatically deemed to have been given in the case of certain waivers specified by the NIMs Insurer and CMMC at the time such Indenture is executed)); provided, further, that if the Holder of the Class P Certificate does not respond within 3 Business Days after notice from the Servicer, the Holder of the Class P Certificate shall be deemed to have consented to any action taken by the Servicer with respect to such prepayment charges or penalty interest) and (ii) extend the due dates for payments due on a Mortgage Note for a period not greater than 270 days; provided, however, that the NIMs Insurer's prior written consent shall be required for any modification, waiver or amendment if the aggregate number of outstanding Mortgage Loans which have been modified, waived or amended exceeds 5% of the number of Mortgage Loans as of the Cut-Off Date. In the event of any such arrangement, subject to Section 4.01, the Servicer shall make any Advances on the related Mortgage Loan during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements. The Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law.

         (b) Each Servicer shall establish and initially maintain, on behalf of the Certificateholders, a Collection Account. Each Servicer shall deposit into the Collection Account maintained by such Servicer daily, within two Business Days of receipt thereof, in immediately available funds, the following payments and collections received or made by it on


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

and after the Cut-Off Date with respect to the Mortgage Loans (to the extent not applied in computing the Cut-off Date Principal Balance):

                  (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans, other than principal due on the Mortgage Loans on or prior to the Cut-off Date;

                  (ii) all payments on account of interest on the Mortgage Loans net of the related Servicing Fee permitted under Section 3.15, other than interest due on the Mortgage Loans on or prior to the Cut-off Date;

                  (iii) all Liquidation Proceeds, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Servicer's normal servicing procedures;

                  (iv) all Compensating Interest;

                  (v) any amount required to be deposited by the Servicer pursuant to Section 3.05(e) in connection with any losses on Permitted Investments;

                  (vi) any amounts required to be deposited by the Servicer pursuant to Section 3.10 hereof;

                  (vii) the Purchase Price and any Substitution Adjustment
         Amount;

                  (viii) all Advances made by the Servicer pursuant to Section 4.01;

                  (ix) all prepayment penalties and in the case of the CMMC Mortgage Loans, late payment charges;

                  (x) without duplication, all payments of claims under the PMI Policy; and

                  (xi) any other amounts required to be deposited hereunder.

         The foregoing requirements for remittance by the Servicer into the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of assumption fees (i.e. fees related to the assumption of a Mortgage Loan upon the purchase of the related Mortgaged Property) if collected, need not be remitted by the Servicer. In the event that the Servicer shall remit any amount not required to be remitted and not otherwise subject to withdrawal pursuant to
Section 3.08 hereof, it may at any time withdraw or direct the Trustee, or such other institution maintaining the Collection Account, to withdraw such amount from the Collection Account, any provision herein to the contrary


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

notwithstanding. Such withdrawal or direction may be accomplished by delivering written notice thereof to the Trustee, or such other institution maintaining the Collection Account, that describes the amounts deposited in error in the Collection Account. The Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section. All funds deposited in the Collection Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section 3.08. In no event shall the Trustee incur liability for withdrawals from the Collection Account at the direction of the Servicer. The Servicer shall give notice to the Certificate Administrator, who shall then give notice to the NIMs Insurer of the location of the Collection Account maintained by it when established and prior to any change thereof.

         (c) The Certificate Administrator shall establish and maintain, on behalf of the Certificateholders, the Certificate Account. The Certificate Administrator shall, promptly upon receipt, deposit in the Certificate Account and retain therein the following:

                  (i) the aggregate amount withdrawn from the Collection Account and required to be deposited into the Certificate Account pursuant to the second paragraph of Section 3.08(a); and

                  (ii) any amount required to be deposited by CMMC pursuant to
         Section 3.05(e) in connection with any losses on Permitted Investments.

         Any amounts received by the Certificate Administrator prior to 3:00 p.m. New York City time (or such earlier deadline for investment in the Permitted Investments designated by the Certificate Administrator) which are required to be deposited in the Certificate Account pursuant to Section 3.08(a) shall be invested in Permitted Investments on the Business Day on which they were received. The foregoing requirements for deposit by the Certificate Administrator into the Certificate Account shall be exclusive. In the event that the Certificate Administrator shall remit any amount not required to be remitted and not otherwise subject to withdrawal pursuant to Section 3.08 hereof, it may at any time withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. All funds deposited in the Certificate Account shall be held by the Trustee in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with
Section 3.08. In no event shall the Trustee incur liability for withdrawals from the Certificate Account at the direction of the Certificate Administrator. The Certificate Administrator shall give notice to the NIMs Insurer of the location of the Certificate Account when established and prior to any change thereof.

         (d) The Certificate Administrator shall establish and maintain, on behalf of the Certificateholders, the Distribution Account. The Certificate Administrator shall, promptly upon receipt, deposit in the Distribution Account and retain therein the following:


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

                  (i) the aggregate amount withdrawn by the Certificate Administrator pursuant to the second paragraph of Section 3.08(b);

                  (ii) any amount required to be deposited by the Certificate Administrator pursuant to Section 3.05(e) in connection with any losses on Permitted Investments; and

                  (iii) the Repurchase Price paid by CMMC pursuant to Section 9.01.

         The foregoing requirements for remittance by the Certificate Administrator and deposit by the Certificate Administrator into the Distribution Account shall be exclusive. In the event that the Certificate Administrator shall remit any amount not required to be remitted and not otherwise subject to withdrawal pursuant to Section 3.08 hereof, it may at any time withdraw such amount from the Distribution Account, any provision herein to the contrary notwithstanding. All funds deposited in the Distribution Account shall be held by the Trustee in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.08. In no event shall the Trustee incur liability for withdrawals from the Distribution Account at the direction of the Certificate Administrator. The Certificate Administrator shall give notice to the NIMs Insurer of the location of the Distribution Account when established and prior to any change thereof.

         (e) Each institution that maintains the Collection Account, the Certificate Account or the Distribution Account may invest the funds in each such account, as directed by the Servicer with respect to the Collection Account, as directed by CMMC with respect to the Certificate Account and as directed by the Certificate Administrator with respect to the Distribution Account, in Permitted Investments, which shall mature not later than (i) in the case of the Collection Account, the Business Day preceding the related Servicer Remittance Date (except that if such Permitted Investment is an obligation of the institution that maintains such Collection Account or is otherwise immediately available, then such Permitted Investment shall mature not later than such Servicer Remittance Date), (ii) in the case of the Certificate Account, the second preceding Business Day preceding the Distribution Date that follows the date of such investment (except that if such Permitted Investment is an obligation of the institution that maintains such Certificate Account or is otherwise immediately available, then such Permitted Investment shall mature not later than the Business Day immediately preceding such Distribution Date) and, in each case, shall not be sold or disposed of prior to its maturity and (iii) in the case of the Distribution Account, the Business Day immediately preceding the first Distribution Date that follows the date of such investment (except that if such Permitted Investment is an obligation of the institution that maintains such Distribution Account or is otherwise immediately available, then such Permitted Investment shall mature not later than such Distribution Date) and, in each case, shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. All income and gain net of any losses realized from amounts on deposit in the Collection


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

Account shall be for the benefit of the related Servicer as servicing compensation and shall be remitted to it monthly as provided herein. The amount of any losses incurred in the Collection Account in respect of any such investments shall be deposited by the applicable Servicer in the Collection Account out of the applicable Servicer's own funds immediately as realized. All income and gain net of any losses realized from amounts on deposit in the Certificate Account shall be for the benefit of CMMC as compensation and shall be remitted to it monthly as provided herein. The amount of any losses incurred in the Certificate Account in respect of any such investments shall be deposited by CMMC, or the Trustee upon receipt from CMMC, in the Certificate Account or out of CMMC's own funds immediately as realized. All income and gain net of any losses realized from amounts on deposit in the Distribution Account shall be for the benefit of the Certificate Administrator as compensation and shall be remitted to it monthly as provided herein. The amount of any losses incurred in the Distribution Account in respect of any such investments shall be deposited by the Certificate Administrator, or the Trustee upon receipt from the Certificate Administrator, in the Distribution Account or out of the Certificate Administrator's own funds immediately as realized. The Trustee shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Collection Account, the Certificate Account or the Distribution Account and made in accordance with this Section 3.05.

         (f) The party maintaining the Collection Account, the Certificate Account or the Distribution Account, as the case may be, shall give at least 30 days advance notice to each of the other parties to this Agreement and each Rating Agency of any proposed change of the location of the Collection Account, the Certificate Account or the Distribution Account prior to any change thereof.

         SECTION 3.06. Collection of Taxes, Assessments and Similar Items; Escrow Accounts.

         To the extent required by the related Mortgage Note, each Servicer shall establish and maintain one or more accounts (each, an "Escrow Account") and deposit and retain therein all collections from the Mortgagors (or advances by each Servicer) for the payment of taxes, assessments, hazard insurance premiums or comparable items for the account of the Mortgagors. Nothing herein shall require the Servicer to compel a Mortgagor to establish an Escrow Account in violation of applicable law.

         Withdrawals of amounts so collected from the Escrow Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, condominium or PUD association dues, or comparable items, to reimburse the Servicer out of related collections for any payments made pursuant to Sections 3.01 hereof (with respect to taxes and assessments and insurance premiums) and 3.10 hereof (with respect to hazard insurance), to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required by law or the terms of the related Mortgage or Mortgage Note, to Mortgagors on balances in the Escrow Account or to clear and terminate the Escrow Account at the termination


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of this Agreement in accordance with Section 9.01 hereof. The Escrow Accounts shall not be a part of the Trust Fund.

         SECTION 3.07. Access to Certain Documentation and Information Regarding the Mortgage Loans.

         The Servicer shall afford the Depositor, the NIMs Insurer and the Trustee reasonable access to all records and documentation regarding the Mortgage Loans and all accounts, insurance policies and other matters relating to this Agreement, such access being afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Servicer designated by it.

         Upon reasonable advance notice in writing if required by federal regulation, the Servicer will provide to each Certificateholder that is a savings and loan association, bank or insurance company certain reports and reasonable access to information and documentation regarding the Mortgage Loans sufficient to permit such Certificateholder to comply with applicable regulations of the OTS or other regulatory authorities with respect to investment in the Certificates; provided, that the Servicer shall be entitled to be reimbursed by each such Certificateholder for actual expenses incurred by the Servicer in providing such reports and access.

         SECTION 3.08. Permitted Withdrawals from the Collection Account, Certificate Account and Distribution Account.

         (a) Each Servicer (or the Depositor in the case of clauses (vi) and (vii) below) may from time to time, make withdrawals from the related Collection Account for the following purposes:

                  (i) to pay to the Servicer (to the extent not previously paid to or withheld by the Servicer), as servicing compensation in accordance with Section 3.15, that portion of any payment of interest that equals the Servicing Fee for the period with respect to which such interest payment was made, and, as additional servicing compensation, those other amounts set forth in Section 3.15;

                  (ii) to reimburse the Servicer for Advances made by it with respect to the Mortgage Loans, such right of reimbursement pursuant to this subclause (ii) being limited to amounts received on particular Mortgage Loan(s) (including, for this purpose, Liquidation Proceeds) that represent late recoveries of payments of principal and/or interest on such particular Mortgage Loan(s) in respect of which any such Advance was made;

                  (iii) to reimburse the Servicer for any Non-Recoverable Advance previously made and any Non-Recoverable Servicing Advance;


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                  (iv) to reimburse the Servicer from Insurance Proceeds for
Insured Expenses covered by the related Insurance Policy;

                  (v) to pay the Servicer any unpaid Servicing Fees and to reimburse it for any unreimbursed Servicing Advances, the Servicer's right to reimbursement of Servicing Advances pursuant to this subclause
         (v) with respect to any Mortgage Loan being limited to amounts received on particular Mortgage Loan(s)(including, for this purpose, Liquidation Proceeds and purchase and repurchase proceeds) that represent late recoveries of the payments for which such advances were made pursuant to Section 3.01 or Section 3.06;

                  (vi) to pay to the Depositor or the Certificate Administrator, as applicable, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 2.02,
         2.03 or 3.12, all amounts received thereon and not taken into account in determining the related Stated Principal Balance of such repurchased Mortgage Loan;

                  (vii) to reimburse the Servicer, the Certificate Administrator, the NIMs Insurer or the Depositor for expenses incurred by any of them in connection with the Mortgage Loans or Certificates and reimbursable pursuant to Section 6.03 hereof;

                  (viii) to withdraw pursuant to Section 3.05 any amount deposited in the Collection Account and not required to be deposited therein; and

                  (ix) to clear and terminate the Collection Account upon termination of this Agreement pursuant to Section 9.01 hereof.

         In addition, no later than 12:00 noon Pacific Standard Time on the Servicer Remittance Date (or such earlier time on the Servicer Remittance Date as the Certificate Administrator requires as specified in writing not later than two Business Days prior to such Servicer Remittance Date, such earlier time requirement being due to the operations of the Certificate Administrator's designated Permitted Investment closing early on such Servicer Remittance Date), the Servicer shall cause to be withdrawn from the Collection Account the Group I Interest Funds (other than the amounts subtracted from such funds in such definition), the Group I Principal Funds (other than Non-Recoverable Advances specified in item (v) of such definition), the Group II Interest Funds (other than the amounts subtracted from such funds in such definition), the Group II Principal Funds (other than Non-Recoverable Advances specified in item (v) of such definition) and the Certificate Administrator Fee, the PMI Insurer's Fee and the Advisor's Fee, to the extent on deposit, and such amount shall be deposited in the Certificate Account.


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         The Servicer shall keep and maintain separate accounting, on a Mortgage
Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account.

         (b) The Certificate Administrator may, from time to time, (and shall, in the case of (iii) and (iv) below) make withdrawals from the Certificate Account for the following purposes:

                  (i) to pay the Certificate Administrator the Certificate Administrator Fee;

                  (ii) to pay to CMMC, as additional compensation, earnings on or investment income with respect to funds in or credited to the Certificate Account;

                  (iii) to pay to the PMI Insurer the PMI Insurer Fee;

                  (iv) to pay to the Loss Mitigation Advisor the Advisor's Fee;

                  (v) to withdraw pursuant to Section 3.05 any amount deposited in the Certificate Account and not required to be deposited therein; and

                  (vi) to clear and terminate the Certificate Account upon termination of the Agreement pursuant to Section 9.01 hereof.

         In addition, no later than the Business Day preceding the Distribution Date, the Certificate Administrator shall cause to be withdrawn from the Certificate Account the Group I Interest Funds, the Group I Principal Funds, the Group II Interest Funds and the Group II Principal Funds, to the extent on deposit, and such amount shall be deposited in the Distribution Account.

         (c) The Certificate Administrator shall withdraw funds from the Distribution Account for distribution to the Certificateholders in the manner specified in this Agreement (and to withhold from the amounts so withdrawn, the amount of any taxes that it is authorized to retain pursuant to the last paragraph of Section 8.11). In addition, the Certificate Administrator may from time to time make withdrawals from the Distribution Account for the following purposes:

                  (i) to pay to the Certificate Administrator, as additional compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account;

                  (ii) to withdraw pursuant to Section 3.05 any amount deposited in the Distribution Account and not required to be deposited therein; and


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                  (iii) to clear and terminate the Distribution Account upon termination of the Agreement pursuant to Section 9.01 hereof.

         SECTION 3.09. Sale by CMMC of Delinquent or Charged-off Mortgage Loans.

         CMMC may, at its sole option, elect to sell to a third party any Mortgage Loan which is 90 days or more Delinquent, including REO properties, provided that CMMC has determined that such a sale is not inconsistent with or prejudicial to the interests of the Trust Fund or the Certificateholders and provided further that in the case of a WFHM Mortgage Loan, WFHM has consented to such sale. CMMC shall give notice to the Servicer and the Trustee of its intention to effect such a sale, and the Servicer and the Trustee shall cooperate with CMMC in connection with any such sale. The proceeds of any such sale shall be promptly remitted by the CMMC to the applicable Servicer, and such Servicer shall thereupon promptly deposit such proceeds into the Collection Account no later than two business days following receipt thereof. The proceeds of any such sale shall be deemed to be Liquidation Proceeds, and applied in accordance with Section 3.12 (including the application of such Liquidation Proceeds to repayment of such Servicer's reasonable costs and expenses relating to a sale under this Section 3.09).

         CMMC shall be responsible for providing any documentation, including missing documents or recording information, with respect to the Mortgage Loans sold pursuant to this Section 3.09. Subject to Section 6.03 hereof, the CMMC shall indemnify the Servicer for any liability incurred by the Servicer as a result of its cooperation with CMMC under this Section 3.09. As provided in
Section 3.08, to the extent Liquidation Proceeds are insufficient to reimburse the Servicer for any unreimbursed Advances or unreimbursed Servicing Advances, the Servicer shall be entitled to reimbursement from any collections prior to distribution to the Certificateholders.

         SECTION 3.10. Maintenance of Hazard Insurance.

         The Servicer shall cause to be maintained, for each Mortgage Loan, hazard insurance with extended coverage in an amount that is at least equal to the lesser of (i) the replacement value of the improvements that are part of such Mortgaged Property and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds of such policy shall be sufficient to prevent the related Mortgagor and/or mortgagee from becoming a co-insurer. Each such policy of standard hazard insurance shall contain, or have an accompanying endorsement that contains, a standard mortgagee clause. The Servicer shall also cause flood insurance to be maintained on property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, to the extent described below. Pursuant to Section 3.05 hereof, any amounts collected by the Servicer under any such policies (other than the amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Servicer's normal


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servicing procedures) shall be deposited in the Collection Account. Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders or remittances to the Trustee for their benefit, be added to the principal balance of the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Servicer out of late payments by the related Mortgagor or out of Liquidation Proceeds to the extent permitted by
Section 3.08 hereof. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property is located at the time of origination of the Mortgage Loan in a federally designated special flood hazard area and such area is participating in the national flood insurance program, the Servicer shall cause flood insurance to be maintained with respect to such Mortgage Loan. Such flood insurance shall be in an amount equal to the lesser of (i) the original principal balance of the related Mortgage Loan, (ii) the replacement value of the improvements that are part of such Mortgaged Property, or (iii) the maximum amount of such insurance available for the related Mortgaged Property under the Flood Disaster Protection Act of 1973, as amended.

         In the event that the Servicer shall obtain and maintain a blanket policy insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.10, it being understood and agreed that such policy may contain a deductible clause on terms substantially equivalent to those commercially available and maintained by comparable servicers. If such policy contains a deductible clause, the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.10, and there shall have been a loss that would have been covered by such policy, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as servicer of the Mortgage Loans, the Servicer agrees to present, on behalf of itself, the Depositor, the Certificate Administrator and the Trustee for the benefit of the Certificateholders, claims under any such blanket policy.

         SECTION 3.11. Enforcement of Due-On-Sale Clauses; Assumption
Agreements.

         (a) Except as otherwise provided in this Section 3.11(a), when any property subject to a Mortgage has been or is about to be conveyed by the Mortgagor, the Servicer shall to the extent that it has knowledge of such conveyance, enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing, the Servicer is not required to exercise such rights with respect to a Mortgage Loan if the Person to whom the related Mortgaged Property has been conveyed or is proposed to be conveyed satisfies the terms and conditions contained in the Mortgage Note and Mortgage related thereto and the consent of

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the mortgagee under such Mortgage Note or Mortgage is not otherwise so required under such Mortgage Note or Mortgage as a condition to such transfer. In the event that the Servicer is prohibited by law from enforcing any such due-on-sale clause, or if coverage under any Required Insurance Policy would be adversely affected, or if nonenforcement is otherwise permitted hereunder, the Servicer is authorized, subject to Section 3.11(b), to take or enter into an assumption and modification agreement from or with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon, provided that the Mortgage Loan shall continue to be covered (if so covered before the Servicer enters such agreement) by the applicable Required Insurance Policies. The Servicer, subject to Section 3.11(b), is also authorized with the prior approval of the insurers under any Required Insurance Policies to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, the Servicer shall not be deemed to be in default under this Section 3.11(a) by reason of any transfer or assumption that the Servicer reasonably believes it is restricted by law from preventing.

         (b) Subject to the Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.11(a) hereof, in any case in which a Mortgaged Property has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Servicer shall prepare and deliver or cause to be prepared and delivered to the Trustee for signature and shall direct, in writing, the Trustee to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person. In connection with any such assumption, no material term of the Mortgage Note (including, but not limited to, the Mortgage Rate, the amount of the Scheduled Payment, the Maximum Rate, the Minimum Rate, the Gross Margin, the Periodic Rate Cap, the Adjustment Date, any prepayment penalty and any other term affecting the amount or timing of payment on the Mortgage Loan) may be changed. The Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee the original of such substitution or assumption agreement, which in the case of the original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Servicer for entering into an assumption or substitution of liability agreement will be retained by the Servicer as additional servicing compensation.

         SECTION 3.12. Realization Upon Defaulted Mortgage Loans; Determination of Excess Proceeds; Repurchase of Certain Mortgage Loans.


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         (a) The Servicer shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of Delinquent payments. In connection with such foreclosure or other conversion, the Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities and the requirements of the insurer under any Required Insurance Policy; provided, however, that the Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Collection Account pursuant to Section 3.08 hereof). The Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the proceeds of liquidation of the related Mortgaged Property, as contemplated in Section 3.08 hereof. If the Servicer has knowledge that a Mortgaged Property that the Servicer is contemplating acquiring in foreclosure or by deed-in-lieu of foreclosure is located within a one-mile radius of any site with environmental or hazardous waste risks known to the Servicer, the Servicer will, prior to acquiring the Mortgaged Property, consider such risks and only take action in accordance with Accepted Servicing Practices.

         With respect to any REO Property, the deed or certificate of sale shall be taken in the name of "Citibank, N.A. as trustee." Pursuant to its efforts to sell such REO Property, the Servicer shall either itself or through an agent selected by the Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Certificateholders, rent the same, or any part thereof, as the Servicer deems to be in the best interest of the Servicer and the Certificateholders for the period prior to the sale of such REO Property. The Servicer shall prepare for and deliver to the Certificate Administrator a statement with respect to each REO Property that has been rented showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable the Certificate Administrator to comply with the reporting requirements of the REMIC Provisions. The net monthly rental income, if any, from such REO Property shall be deposited in the Collection Account no later than the close of business on each Determination Date. The Servicer shall perform the tax reporting and withholding related to foreclosures, abandonments and cancellation of indebtedness income as specified by Sections 1445, 6050J and 6050P of the Code by preparing and filing such tax and information returns, as may be required.

         In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Servicer shall dispose of such Mortgaged Property prior to the expiration of three years from the end of the year of its acquisition by the Trust Fund or, at the expense of the Trust Fund, request more

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than 60 days prior to the day on which such three-year period would otherwise expire, an extension of the three-year grace period unless the Trustee shall have been supplied with an Opinion of Counsel (such Opinion of Counsel not to be an expense of the Trustee) to the effect that the holding by the Trust Fund of such Mortgaged Property subsequent to such three-year period will not result in the imposition of taxes on "prohibited transactions" of the Trust Fund as defined in section 860F of the Code or cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel). Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of section 860G(a)(8) of the Code or (ii) subject the Trust Fund to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under section 860G(c) of the Code or otherwise, unless the Servicer, the Certificate Administrator or the Depositor has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

         The decision of the Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by the Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding. The income earned from the management of any Mortgaged Properties acquired through foreclosure or other judicial proceeding, net of reimbursement to the Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of unreimbursed Servicing Fees, Advances, Servicing Advances, Advisor's Fees, PMI Insurer Fees and any management fee paid or to be paid with respect to the management of such Mortgaged Property, shall be applied to the payment of principal of, and interest on, the related defaulted Mortgage Loans (with interest accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the Collection Account. To the extent the income received during a Prepayment Period is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Rate on the related Mortgage Loan, such excess shall be considered to be a partial Principal Prepayment for all purposes hereof.

         The Liquidation Proceeds from any liquidation of a Mortgage Loan, net of any payment to the Servicer as provided above, shall be deposited in the Collection Account on the next succeeding Determination Date following receipt thereof for distribution on the related Distribution Date.

         The proceeds of any Liquidated Loan, as well as any recovery resulting from a partial collection of Liquidation Proceeds or any income from an REO Property, will be applied in the following order of priority: first, to reimburse the Servicer for any related unreimbursed Servicing Advances and Servicing Fees, pursuant to Section 3.08(a)(v) or this Section 3.12;


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second, to reimburse the Servicer for any unreimbursed Advances, pursuant to
Section 3.08(a)(ii) or this Section 3.12; third, to any prepayment penalties and then to accrued and unpaid interest (to the extent no Advance has been made for such amount) on the Mortgage Loan or related REO Property, at the Net Mortgage Rate to the Due Date occurring in the month in which such amounts are required to be distributed; and fourth, as a recovery of principal of the Mortgage Loan.

         (b) On each Determination Date, the Servicer shall determine the respective aggregate amounts of Excess Proceeds, if any, that occurred in the related Prepayment Period.

         (c) CMMC, in its sole discretion, shall have the right to elect (by written notice sent to the Trustee) to purchase for its own account from the Trust Fund any Mortgage Loan that is 91 days or more Delinquent at a price equal to the Purchase Price. The Purchase Price for any Mortgage Loan purchased hereunder shall be delivered to the Trustee for deposit in the Collection Account and the Trustee, upon receipt of such deposit and a Request for Release from the Depositor in the form of Exhibit M hereto, shall release or cause to be released to the purchaser of such Mortgage Loan the related Mortgage File and shall execute and deliver such instruments of transfer or assignment prepared by the purchaser of such Mortgage Loan, in each case without recourse, as shall be necessary to vest in the purchaser of such Mortgage Loan any Mortgage Loan released pursuant hereto and the purchaser of such Mortgage Loan shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan and all security and documents related thereto. Such assignment shall be an assignment outright and not for security. The purchaser of such Mortgage Loan shall thereupon own such Mortgage Loan, and all security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto.

         In addition, CMMC shall deliver to the Trustee a Request for Release to cause sales of Mortgage Loans more than 90 days Delinquent pursuant to Section 3.09.

         SECTION 3.13. Trustee to Cooperate; Release of Mortgage Files.

         Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer will promptly notify the Trustee or its designee by delivering a Request for Release substantially in the form of Exhibit M. Upon receipt of such request, the Trustee or its designee shall promptly release the related Mortgage File to the Servicer, and the Trustee or its designee shall at the Servicer's written direction execute and deliver to the Servicer the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage in each case provided by the Servicer, together with the Mortgage Note with written evidence of cancellation thereon. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account, the Certificate Account, the Distribution Account or the related subservicing account. From time to time and as shall be appropriate for the servicing or foreclosure of any


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Mortgage Loan, including for such purpose, collection under any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Trustee or its designee shall, upon delivery to the Trustee or its designee of a Request for Release in the form of Exhibit M signed by a Servicing Officer, release the Mortgage File to the Servicer. Subject to the further limitations set forth below, the Servicer shall cause the Mortgage File or documents so released to be returned to the Trustee or its designee when the need therefor by the Servicer no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the Collection Account, in which case the Trustee or its designee shall deliver the Request for Release to the Servicer.

         Each Request for Release may be delivered to the Trustee or its designee (i) via mail or courier, (ii) via facsimile or (iii) by such other means, including, without limitation, electronic or computer readable medium, as the Servicer and the Trustee or its designee shall mutually agree. The Trustee or its designee shall promptly release the related Mortgage File(s) within five
(5) to seven (7) Business Days of receipt of a properly completed Request for Release pursuant to clauses (i), (ii) or (iii) above. Receipt of a properly completed Request for Release shall be authorization to the Trustee or its designee to release such Mortgage Loan Files, provided the Trustee or its designee has determined that such Request for Release has been executed, with respect to clauses (i) or (ii) above, or approved, with respect to clause (iii) above, by an authorized Servicing Officer of the Servicer, and so long as the Trustee or its designee complies with its duties and obligations under the agreement. If the Trustee or its designee is unable to release the Mortgage Files within the period previously specified, the Trustee or its designee shall immediately notify the Servicer indicating the reason for such delay, but in no event shall such notification be later than five Business Days after receipt of a Request for Release. If the Servicer is required to pay penalties or damages due to the Trustee or its designee's negligent failure to release the related Mortgage File or the Trustee or its designee's negligent failure to execute and release documents in a timely manner, the Trustee or its designee, shall be liable for such penalties or damages respectively caused by it.

         On each day that the Servicer remits to the Trustee or its designee Requests for Releases pursuant to clauses (ii) or (iii) above, the Servicer shall also submit to the Trustee or its designee a summary of the total amount of such Requests for Releases requested on such day by the same method as described in such clauses (ii) and (iii) above.

         If the Servicer at any time seeks to initiate a foreclosure proceeding in respect of any Mortgaged Property as authorized by this Agreement, the Servicer shall deliver or cause to be delivered to the Trustee or its designee, for signature, as appropriate, any court pleadings, requests for trustee's sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity. Notwithstanding the


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foregoing, the Servicer shall cause possession of any Mortgage File or of the documents therein that shall have been released by the Trustee or its designee to be returned to the Custodian promptly after possession thereof shall have been released by the Trustee or its designee unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account, and the Servicer shall have delivered to the Trustee or its designee a Request for Release in the form of Exhibit M or
(ii) the Mortgage File or document shall have been delivered to an attorney or to a public trustee or other public official as required by law for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property and the Servicer shall have delivered to the Trustee or its designee an Officer's Certificate of a Servicing Officer certifying as to the name and address of the Person to which the Mortgage File or the documents therein were delivered and the purpose or purposes of such delivery.

         SECTION 3.14. Documents, Records and Funds in Possession of Servicer to be Held for the Trustee.

         All Mortgage Files and funds collected or held by, or under the control of, the Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the Collection Account, shall be held by the Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. The Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the Collection Account, the Certificate Account or Distribution Account or in any Escrow Account (as defined in Section 3.06), or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of set off against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Servicer under this Agreement.

         SECTION 3.15. Servicing Compensation.

         As compensation for its activities hereunder, the Servicer shall be entitled to retain or withdraw from the Collection Account out of each payment of interest on a Mortgage Loan included in the Trust Fund an amount equal to interest at the applicable Servicing Fee Rate on the Stated Principal Balance of the related Mortgage Loan as of the immediately preceding Distribution Date, plus any sums due to the Servicer pursuant to clause (ii) of the definition of "Servicing Fee."

         Additional servicing compensation in the form of any Excess Proceeds, assumption fees (i.e. fees related to the assumption of a Mortgage Loan upon the purchase of the related Mortgaged Property), and all income and gain net of any losses realized from Permitted

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Investments in the Collection Account shall be retained by the Servicer to the extent not required to be deposited in the Collection Account pursuant to Sections 3.05, 3.09 or 3.12(a) hereof. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including payment of any premiums for hazard insurance, as required by Section
3.10 hereof and maintenance of the other forms of insurance coverage required by
Section 3.10 hereof) and shall not be entitled to reimbursement therefor except as specifically provided in Sections 3.08 and 3.12 hereof.

         SECTION 3.16. Access to Certain Documentation.

         The Servicer shall provide to the OTS and the FDIC and to comparable regulatory authorities supervising Holders of the Certificates and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, access to the documentation regarding the Mortgage Loans required by applicable regulations of the OTS and the FDIC. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices of the Servicer designated by it. Nothing in this Section shall limit the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

         SECTION 3.17. Annual Statement as to Compliance.

         Each Servicer shall deliver to the Depositor, the Certificate Administrator, the Trustee and the NIMs Insurer on or before April 15 (or, in the case of WFHM, May 15) of each year, an Officer's Certificate stating, as to the signer thereof, that (i) a review of the activities of the Servicer during the preceding calendar year and of the performance of the Servicer under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and (iii) to the best of such officer's knowledge, each subservicer has fulfilled all its obligations under its Subservicing Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation specifying each such default known to such officer and the nature and status thereof. The Trustee shall forward a copy of each such statement to each Rating Agency. Copies of such statement shall be provided by the Trustee to any Certificateholder upon request at the Certificateholder's expense, provided such statement is delivered by the Servicer to the Trustee.

         SECTION 3.18. Annual Independent Public Accountants' Servicing Statement; Financial Statements.

         On or before the later of (i) April 15 (or, in the case of WFHM, May
15) of each year or (ii) within 30 days of the issuance of the annual audited financial statements beginning


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with the audit for the period ending in 2001, each Servicer at its expense shall cause a nationally recognized firm of independent public accountants (who may also render other services to the Servicer or any affiliate thereof) that is a member of the American Institute of Certified Public Accountants to furnish a report to the Trustee, the Certificate Administrator and the Depositor in compliance with the Uniform Single Attestation Program for Mortgage Bankers. Copies of such report shall be provided by the Trustee to any Certificateholder upon request at the Certificateholder's expense, provided such report is delivered by the Servicer to the Trustee.

         SECTION 3.19. Duties of the Loss Mitigation Advisor.

         The Certificateholders, by their purchase and acceptance of the Certificates, appoint The Murrayhill Company as Loss Mitigation Advisor. For and on behalf of the Depositor, the Trustee, and the Certificateholders, the Loss Mitigation Advisor will provide reports and recommendations as to Loss Mitigation activities concerning Mortgage Loans that are past due, as to which there has been commencement of foreclosure, as to which there has been forbearance in exercise of remedies which are in default, as to which any obligor is the subject of bankruptcy, receivership, or an arrangement of creditors, or which have become REO Properties. Such reports and recommendations will be based upon information provided pursuant to Loss Mitigation Advisory Agreements to the Loss Mitigation Advisor by the Servicer and Mortgage Insurance Carrier(s). The Loss Mitigation Advisor shall look solely to the Servicer for all information and data (including loss and delinquency information and data) and loan level information and data relating to the servicing of the Mortgage Loans.

         SECTION 3.20. Limitation Upon Liability of the Loss Mitigation Advisor.

         Neither the Loss Mitigation Advisor, nor any of the directors, officers, employees or agents of the Loss Mitigation Advisor, shall be under any liability to the Trustee, the Certificateholders or the Depositor for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, in reliance upon information provided by Servicer under the Loss Mitigation Advisory Agreements or for errors in judgment; provided, however, that this provision shall not protect the Loss Mitigation Advisor or any such person against liability that would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in its performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement or the Loss Mitigation Advisory Agreement. The Loss Mitigation Advisor and any director, officer, employee or agent of the Loss Mitigation Advisor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder, and may rely in good faith upon the accuracy of information furnished by the Servicer pursuant to the Loss Mitigation Advisory Agreement in the performance of its duties thereunder and hereunder.

         SECTION 3.21. PMI Policy; Claims Under the PMI Policy.


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

         Notwithstanding anything to the contrary elsewhere in this Agreement, the Servicer shall not agree to any modification or assumption of a PMI Mortgage Loan or take any other action with respect to a PMI Mortgage Loan that could result in a limitation, qualification or denial of coverage under the PMI Policy with respect to any PMI Mortgage Loan. The Servicer shall notify the PMI Insurer that the Trustee, on behalf of the Certificateholders, is the Owner, as that term is defined in the PMI Policy, of each PMI Mortgage Loan. The Servicer shall, on behalf of the Trustee, prepare and file on a timely basis with the PMI Insurer, with a copy to the Trustee, all claims which may be made under the PMI Policy with respect to the PMI Mortgage Loans. Consistent with all rights and obligations hereunder, the Servicer shall take all actions required under the PMI Policy as a condition to the payment of any such claim. Any amount received from the PMI Insurer with respect to any such PMI Mortgage Loan shall be deposited by the Servicer, no later than two Business Days following receipt thereof, into the Collection Account.

         SECTION 3.22. Rights of the NIMs Insurer.

         Each of the rights of the NIMs Insurer set forth in this agreement shall exist so long as the notes issued pursuant to the Indenture remain outstanding or the NIMs Insurer is owed amounts in respect of its guarantee of payment on such notes.

                                   ARTICLE IV

                                 DISTRIBUTIONS;
                            ADVANCES BY THE SERVICER

         SECTION 4.01. Advances.

         Subject to the conditions of this Article IV, the Servicer, as required below, shall make an Advance and deposit such Advance in the Collection Account. Each such Advance shall be remitted to the Collection Account no later than 1:00 p.m. California time on the Servicer Advance Date in immediately available funds. The Servicer shall be obligated to make any such Advance only to the extent that such advance would not be a Non-Recoverable Advance. If the Servicer shall have determined that it has made a Non-Recoverable Advance or that a proposed Advance or a lesser portion of such Advance would constitute a Non-Recoverable Advance, the Servicer shall deliver (i) to the Trustee for the benefit of the Certificateholders funds constituting the remaining portion of such Advance, if applicable, and (ii) to the Depositor, the Certificate Administrator, each Rating Agency and the Trustee an Officer's Certificate setting forth the basis for such determination. The Servicer may, in its sole discretion, make an Advance with respect to the principal portion of the final Scheduled Payment on a Balloon Loan, but the Servicer is under no obligation to do so; provided, however, that nothing in this sentence shall affect the Servicer's obligation under this Section 4.01 to Advance the interest portion of the final Scheduled Payment with respect to a Balloon Loan as if such Balloon Loan were a fully amortizing Mortgage Loan. If a Mortgagor does not pay its final


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

Scheduled Payment on a Balloon Loan when due, the Servicer shall Advance (unless it determines in its good faith judgment that such amounts would constitute a Non-Recoverable Advance) a full month of interest (net of the Servicing Fee) on the Stated Principal Balance thereof each month until its Stated Principal Balance is reduced to zero.

         In lieu of making all or a portion of such Advance from its own funds, the Servicer may (i) cause to be made an appropriate entry in its records relating to the Collection Account that any Amount Held for Future Distribution has been used by the Servicer in discharge of its obligation to make any such Advance and (ii) transfer such funds from the Collection Account to the Certificate Account. Any funds so applied and transferred shall be replaced by the Servicer by deposit in the Collection Account no later than the close of business on the Servicer Advance Date on which such funds are required to be distributed pursuant to this Agreement. The Servicer shall be entitled to be reimbursed from the Collection Account for all Advances of its own funds made pursuant to this Section as provided in Section 3.08. The obligation to make Advances with respect to any Mortgage Loan shall continue until such Mortgage Loan is paid in full or the related Mortgaged Property or related REO Property has been liquidated or until the purchase or repurchase thereof (or substitution therefor) from the Trust Fund pursuant to any applicable provision of this Agreement, except as otherwise provided in this Section 4.01.

         SECTION 4.02. Reduction of Servicing Compensation in Connection with Prepayment Interest Shortfalls.

         In the event that any Mortgage Loan is the subject of a Prepayment Interest Shortfall, the related Servicer shall, from amounts in respect of its Servicing Fee for such Distribution Date, deposit into the Collection Account, as a reduction of its Servicing Fee for such Distribution Date, no later than the Servicer Advance Date immediately preceding such Distribution Date, an amount up to the Prepayment Interest Shortfall; provided, however, that with respect to any Distribution Date, the Servicer's obligation to deposit any such amount is limited to an amount equal to the product of (i) one-twelfth of 0.35% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans serviced by such Servicer with respect to such Distribution Date; and in case of such deposit, the Servicer shall not be entitled to any recovery or reimbursement from the Depositor, the Certificate Administrator, the Trustee, the Trust Fund or the Certificateholders. With respect to any Distribution Date, to the extent that the Prepayment Interest Shortfall exceeds Compensating Interest (such excess, a "Non-Supported Interest Shortfall"), such Non-Supported Interest Shortfall shall reduce the Current Interest with respect to each Class of Group I Certificates and Group II Certificates, pro rata based upon the amount of interest each such Class would otherwise be entitled to receive on such Distribution Date.


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         SECTION 4.03. Distributions on the Lower-Tier REMIC and Middle-Tier
REMIC.

         (a) On each Distribution Date, amounts on deposit in the Distribution Account shall be applied to distributions on the Lower-Tier REMIC Regular Interests, in each case in an amount sufficient to make the distributions on the respective Corresponding Middle-Tier REMIC Regular Interests on such Distribution Date in accordance with the provisions of Section 4.03(b). Amounts so applied shall be considered to be held in the Middle-Tier Distribution Account.

         (b) On each Distribution Date, amounts considered to be held in the Middle-Tier Distribution Account shall be applied to distributions on the Middle-Tier REMIC Regular Interests, in accordance with the provisions set forth herein. Thereafter, such amounts shall be considered to be held in the Upper-Tier Distribution Account until distributed to Certificateholders.

         For purposes of this Section 4.03(b), the following terms shall have the following meanings:

         Middle-Tier Current Interest: As of any Distribution Date, with respect to any Middle-Tier REMIC Regular Interest, the interest accrued during the related Accrual Period at the interest rate set forth in Section 2.07 for such Regular Interest on the principal balance of such Regular Interest as of the first day of such Accrual Period (after giving effect to all distributions of principal made or deemed to be made as of such first day). For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

         Middle-Tier Interest Carryforward Amount: As of any Distribution Date, with respect to any Middle-Tier REMIC Regular Interest, the sum of (i) the excess of (a) the Middle-Tier Current Interest of such Regular Interest with respect to prior Distribution Dates over (b) the amount deemed distributed to such Regular Interest with respect to interest on such prior Distribution Dates and (ii) interest on such excess (to the extent permitted by applicable law) at the interest rate set forth in Section 2.07 for such Regular Interest for the related Accrual Period.

         On each Distribution Date, amounts distributed to the Group I Certificates (other than the Class IP Certificates and the Class IL Certificates) shall be applied to distributions from the Middle-Tier REMIC Regular Interests as follows:

         first,

                  (i) an amount equal to 0.001% of the amounts distributed as principal in respect of each of the Group I Certificates (other than the Class IP Certificates and the Class IL Certificates) and 0.001% of the amounts distributed in respect of unreimbursed amounts of


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

Realized Losses previously allocated to each of the Group I Certificates (other than the Class IP Certificates and the Class IL Certificates) pursuant to
Section 4.04 shall be allocated as a payment in respect of principal on the Related Middle-Tier REMIC Interest;

         second,

                  (ii) an amount shall be allocated as a payment in respect of principal on the Class MIWAC Interest such that following such allocation the principal balance of the Class MIWAC Interest equals the excess of the aggregate Stated Principal Balance of the Group I Mortgage Loans over the aggregate principal amount of the Middle-Tier REMIC Group I Regular Interests other than the Class MIWAC Interest shall be allocated as a principal payment in respect of the Class MIWAC Interest;

         third,

                  (iii) as a payment of interest with respect to each of the Middle-Tier REMIC Group I Regular Interests other than the Class MIWAC Interest, the Middle-Tier Current Interest and any Middle-Tier Interest Carryforward Amount with respect to such Middle-Tier REMIC Group I Regular Interest; and

         fourth,

                  (iv) as a payment of interest with respect to the Class MIWAC Interest to the extent of the Middle-Tier Current Interest and Middle-Tier Interest Carryforward Amount with respect to the Class MIWAC Interest; and

         fifth,

                  (v) any remainder to the MR Interest;

         On each Distribution Date, amounts distributed to the REMIC Regular Certificates described in clause (ii) of the definition thereof shall be applied to distributions from the Middle-Tier REMIC Regular Interests as follows:

         first,

                  (i) an amount equal to 0.001% of the amounts distributed as principal in respect of each of the Group II Certificates (other than the Class IIP Certificates and the Class IIL Certificates) and 0.001% of the amounts distributed in respect of unreimbursed amounts of Realized Losses previously allocated to each of the Group II Certificates (other than the Class IIP Certificates and the Class IIL Certificates) pursuant to Section 4.04 shall be allocated as a payment in respect of principal on the Related Middle-Tier REMIC Interest;

         second,


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                  (ii) an amount shall be allocated as a payment in respect of principal on the Class MIIWAC Interest such that following such allocation the principal balance of the Class MIIWAC Interest equals the excess of the aggregate Stated Principal Balance of the Group II Mortgage Loans over the aggregate principal amount of the Middle-Tier REMIC Group II Regular Interests other than the Class MIIWAC Interest shall be allocated as a principal payment in respect of the Class MIIWAC Interest;

         third,

                  (iii) as a payment of interest with respect to each of the Middle-Tier REMIC Group II Regular Interests other than the Class MIIWAC Interest, the Middle-Tier Current Interest and any Middle-Tier Interest Carryforward Amount with respect to such Middle-Tier REMIC Group II Regular Interest; and

         fourth,

                  (iv) as a payment of interest with respect to the Class MIIWAC Interest to the extent of the Middle-Tier Current Interest and Middle-Tier Interest Carryforward Amount with respect to the Class MIIWAC Interest; and

         fifth,

                  (v) any remainder to the MR Interest;

         (c) (i) The principal amount of each Middle-Tier REMIC Group I Regular Interest shall be reduced by 0.001% of the Applied Realized Loss Amount for the Group I Certificates that is allocated to the Related Certificate and the remainder of the amount allocated to the Related Certificate shall result in a reduction of the principal amount of the MIWAC Interest.

                  (ii) The principal amount of each Middle-Tier REMIC Group II Regular Interest shall be reduced by 0.001% of the Applied Realized Loss Amount for the Group II Certificates that is allocated to the Related Certificate and the remainder of the amount allocated to the Related Certificate shall result in a reduction of the principal amount of the MIIWAC Interest.

         (d) The amounts allocated to the Middle-Tier REMIC Regular Interests pursuant to [Section 4.03(b)] above shall be computed to eight decimal places and shall constitute the "Middle-Tier Distribution Amount."

         SECTION 4.04. Distributions.


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

         (a) On each Distribution Date, the Paying Agent shall make the following distributions from the Distribution Account of an amount equal to the Group I Interest Funds in the following order of priority:

                  (i) (A) to the Class IP Certificates, an amount equal to any prepayment penalties collected on the Group I Mortgage Loans during the related Prepayment Period; and

                      (B) to the Class IL Certificates, an amount equal to any late payment charges collected on the Group I Mortgage Loans (other than any Group I Mortgage Loans which are WFHM Mortgage Loans) during the related Prepayment Period;

                  (ii) to each Class of Group I Class A Certificates, the Current Interest and any Interest Carryforward Amount with respect to such Class; provided, however, if such amount is not sufficient to make a full distribution of the Current Interest and any Interest Carryforward Amount with respect to all the Group I Class A Certificates, such amount will be distributed pro rata among each Class of the Group I Class A Certificates based on the ratio of (x) the Current Interest and Interest Carryforward Amount for each Class of the Group I Class A Certificates to (y) the total amount of Current Interest and any Interest Carryforward Amount for the Group I Class A Certificates;

                  (iii) to the Class IM-1 Certificates, the Class IM-1 Current Interest and any Class IM-1 Interest Carryforward Amount;

                  (iv) to the Class IM-2 Certificates, the Class IM-2 Current Interest and any Class IM-2 Interest Carryforward Amount; and

                  (v) any remainder pursuant to Section 4.04(e) hereof.

         (b) On each Distribution Date, the Paying Agent shall make the following distributions from the Distribution Account of an amount equal to the Group II Interest Funds in the following order of priority:

                  (i) (A) to the Class IIP Certificates, an amount equal to any prepayment penalties collected on the Group II Mortgage Loans during the related Prepayment Period; and

                      (B) to the Class IIL Certificates, an amount equal to any late payment charges collected on the Group II Mortgage Loans (other than any Group II Mortgage Loans which are WFHM Mortgage Loans) during the related Prepayment Period;


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



                  (ii) to the Class IIA-1 Certificates, the Current Interest and any Interest Carryforward Amount with respect to such Class;

                  (iii) to the Class IIM-1 Certificates, the Class IIM-1 Current Interest and any Class IIM-1 Interest Carryforward Amount;

                  (iv) to the Class IIM-2 Certificates, the Class IIM-2 Current Interest and any Class IIM-2 Interest Carryforward Amount; and

                  (v) any remainder pursuant to Section 4.04(f) hereof.

         (c) On each Distribution Date, the Paying Agent shall make the following distributions from the Distribution Account of an amount equal to the Group I Principal Distribution Amount in the following order of priority, and each such distribution shall be made only after all distributions pursuant to
Section 4.04(a) above shall have been made until such amount shall have been fully distributed for such Distribution Date:

                  (i) to the Group I Class A Certificates, the Group I Class A Principal Distribution Amount to be distributed first, to the Class IA-4 Certificates, the Class IA-4 Principal Distribution Amount, and then the remainder sequentially to the Class IA-1, Class IA-2, Class IA-3 and Class IA-4 Certificates, until the Certificate Principal Balances thereof have been reduced to zero; provided, however, that, on any Distribution Date on which the Group I Class A Certificate Principal Balance is equal to or greater than the Stated Principal Balances of Group I Mortgage Loans, the Group I Class A Principal Distribution Amount will be distributed pro rata based upon the Certificate Principal Balance of each such Class and not sequentially;

                  (ii) to the Class IM-1 Certificates, the Class IM-1 Principal Distribution Amount;

                  (iii) to the Class IM-2 Certificates, the Class IM-2 Principal Distribution Amount; and

                  (iv) any remainder pursuant to Section 4.04(e) hereof.

         (d) On each Distribution Date, the Paying Agent shall make the following distributions from the Distribution Account of an amount equal to the Group II Principal Distribution Amount in the following order of priority, and each such distribution shall be made only after all distributions pursuant to
Section 4.04(b) above shall have been made until such amount shall have been fully distributed for such Distribution Date:


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

                  (i) to the Class IIA-1 Certificates, the Group II Class A Principal Distribution Amount, until the Certificate Principal Balance of such Class has been reduced to zero;

                  (ii) to the Class IIM-1 Certificates, the Class IIM-1 Principal Distribution Amount;

                  (iii) to the Class IIM-2 Certificates, the Class IIM-2 Principal Distribution Amount; and

                  (iv) any remainder pursuant to Section 4.04(f) hereof.

         (e) On each Distribution Date, the Paying Agent shall make the following distributions up to the following amounts from the Distribution Account of the remainders pursuant to Section 4.04(a)(v) and (c)(iv) and, to the extent required to make the distributions set forth below in clauses (i) through
(iii) of this Section 4.04(e), Section 4.04(f)(iv) hereof in the following order of priority, and each such distribution shall be made only after all distributions pursuant to Sections 4.04(a) and (c) above shall have been made until such remainders shall have been fully distributed for such Distribution Date; provided, however, that no Optional Termination Amounts for Loan Group I shall be used to make the distributions described in clause (v) of this Section 4.04(e):

                  (i) for distribution as part of the Group I Principal Distribution Amount, the Group I Extra Principal Distribution Amount;

                  (ii) to the Class IM-1 Certificates, the Class IM-1 Unpaid Realized Loss Amount;

                  (iii) to the Class IM-2 Certificates, the Class IM-2 Unpaid Realized Loss Amount;

                  (iv) to the extent required to make the allocations set forth below, in the following order of priority:

                       (A) to the Class IIA-1 Certificates, the Class IIA-1
                  Current Interest and the Class IIA-1 Interest Carryforward Amount;

                       (B) for distribution as part of the Group II Principal
                  Distribution Amount, the Group II Extra Principal Distribution Amount;

                       (C) to the Class IIM-1 Certificates, the Class IIM-1
                  Current Interest, the Class IIM-1 Interest Carryforward Amount and the Class IIM-1 Unpaid Realized Loss Amount; and


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

                       (D) to the Class IIM-2 Certificates, the Class IIM-2
                  Current Interest, the Class IIM-2 Interest Carryforward Amount and the Class IIM-2 Unpaid Realized Loss Amount;

                  (v) the remainder pursuant to Section 4.04(g) hereof.

         (f) On each Distribution Date, the Paying Agent shall make the following distributions up to the following amounts from the Distribution Account of the remainders pursuant to Section 4.04(b)(v) and (d)(iv) hereof and, to the extent required to make the distributions set forth below in clauses (i) through (iii) of this Section 4.04(f), Section 4.04(e)(iv) hereof in the following order of priority, and each such distribution shall be made only after all distributions pursuant to Sections 4.04(b) and (d) above shall have been made until such remainders shall have been fully distributed for such Distribution Date; provided, however, that no Optional Termination Amounts for Loan Group II shall be used to make the distributions described in clause (v) of this Section 4.04(f):

                  (i) for distribution as part of the Group II Principal Distribution Amount, the Group II Extra Principal Distribution Amount;

                  (ii) to the Class IIM-1 Certificates, the Class IIM-1 Unpaid Realized Loss Amount;

                  (iii) to the Class IIM-2 Certificates, the Class IIM-2 Unpaid Realized Loss Amount;

                  (iv) to the extent required to make the allocations set forth below, in the following order of priority (provided, however, that to the extent the amounts to be allocated pursuant to clauses (A) through
         (F) are insufficient to make all payments of Current Interest and Interest Carryforward Amounts for such Class IA Certificates, the distributions made pursuant to clauses (A) through (F) shall be made on a pro rata basis and not sequentially):

                       (A) to the Class IA-1 Certificates, the Class IA-1
                  Current Interest and the Class IA-1 Interest Carryforward Amount;

                       (B) to the Class IA-2 Certificates, the Class IA-2
                  Current Interest and the Class IA-2 Interest Carryforward Amount;

                       (C) to the Class IA-3 Certificates, the Class IA-3
                  Current Interest and the Class IA-3 Interest Carryforward Amount;

                       (D) to the Class IA-4 Certificates, the Class IA-4
                  Current Interest and the Class IA-4 Interest Carryforward Amount;

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

                       (E) for distribution as part of the Group I Principal
                  Distribution Amount, the Group I Extra Principal Distribution Amount;

                       (F) to the Class IM-1 Certificates, the Class IM-1
                  Current Interest, the Class IM-1 Interest Carryforward Amount and the Class IM-1 Unpaid Realized Loss Amount;

                       (G) to the Class IM-2 Certificates, the Class IM-2
                  Current Interest, the Class IM-2 Interest Carryforward Amount and the Class IM-2 Unpaid Realized Loss Amount;

                  (v) to the (i) Class IIA-1 Certificates, the Interest Carryover Amount for the Class IIA-1 Certificates, (ii) Class IIM-1 Certificates, the Class IIM-1 Certificate Interest Carryover Amount, and (iii) Class IIM-2 Certificates, the Class IIM-2 Certificate Interest Carryover Amount, on a pro rata basis based upon the amount of unreimbursed Certificate Interest Carryover Amount for each Class; and

                  (vi) the remainder pursuant to Section 4.04(g) hereof.

         (g)(i) On each Distribution Date, the Paying Agent shall allocate the remainders pursuant to Section 4.04(e)(v) as follows:

                       (A) to the Class IC Certificates in the following order
                  or priority, (I) the Class IC Current Interest, (II) the Class IC Interest Carryforward Amount, (III) as principal on the Class IC Certificate until the Certificate Principal Balance of the Class IC Certificates has been reduced to zero and (IV) the Class IC Unpaid Realized Loss Amount; and

                       (B) the remainder pursuant to Section 4.04(h) hereof.

                  (ii) On each Distribution Date, the Paying Agent shall allocate the remainders pursuant to Section 4.04(f)(vi) as follows:

                       (A) to the Class IIC Certificates in the following order
                  of priority, (I) the Class IIC Current Interest, (II) the Class IIC Interest Carryforward Amount, (III) as principal on the Class IIC Certificate until the Certificate Principal Balance of the Class IIC Certificates has been reduced to zero and (IV) the Class IIC Unpaid Realized Loss Amount; and

                       (B) the remainder pursuant to Section 4.04(h) hereof.

         (h) On each Distribution Date, the Paying Agent shall allocate the remainders pursuant to Section 4.04(g)(i)(B) and 4.04(g)(ii)(B) hereof, to the Class R Certificates, in respect


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of the Residual Interest, any remaining funds, and such distribution shall be made only after all preceding distributions shall have been made until such remainders shall have been fully distributed.

         By acceptance of the Class R Certificates, the Holders of the Class R Certificates agree, for so long as (i) the NIM Notes are outstanding or any amounts are reimbursable or payable to the NIMs Insurer in accordance with the terms of the Indenture and (ii) a Note Insurer Default (as defined in the Indenture) shall not have occurred and be continuing, in connection with any amount distributable to the Holders of the Class R Certificates pursuant to clause (h) above, to assign and transfer any such amounts, and to the extent received to pay any such amounts, to the Holders of the Class IC or Class IIC Certificates, as applicable.

                  (i) On each Distribution Date, after giving effect to distributions on such Distribution Date, the Paying Agent shall allocate the Applied Realized Loss Amount for the Group I Certificates to reduce the Certificate Principal Balances of the Group I Subordinated Certificates in the following order of priority:

                  (i) to the Class IC Certificates until the Class IC Certificate Principal Balance is reduced to zero;

                  (ii) to the Class IM-2 Certificates until the Class IM-2 Certificate Principal Balance is reduced to zero; and

                  (iii) to the Class IM-1 Certificates until the Class IM-1 Certificate Principal Balance is reduced to zero.

                  (j) On each Distribution Date, after giving effect to distributions on such Distribution Date, the Paying Agent shall allocate the Applied Realized Loss Amount for the Group II Certificates to reduce the Certificate Principal Balances of the Group II Subordinated Certificates in the following order of priority:

                  (i) to the Class IIC Certificates until the Class IIC Certificate Principal Balance is reduced to zero;

                  (ii) to the Class IIM-2 Certificates until the Class IIM-2 Certificate Principal Balance is reduced to zero; and

                  (iii) to the Class IIM-1 Certificates until the Class IIM-1 Certificate Principal Balance is reduced to zero.

                  (k) Subject to Section 9.02 hereof respecting the final distribution, on each Distribution Date the Paying Agent shall make distributions to each Certificateholder of record on the preceding Record Date either by wire transfer in immediately available funds to the


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

account of such holder at a bank or other entity having appropriate facilities therefor, if (i) such Holder has so notified the Trustee at least 5 Business Days prior to the related Record Date and (ii) such Holder shall hold 100% of a Class of Regular Certificates or Certificates with an aggregate Initial Certificate Balance of $1,000,000 or more, or, if not, by check mailed by first Class mail to such Certificateholder at the address of such holder appearing in the Certificate Register. Notwithstanding the foregoing, but subject to Section
9.02 hereof respecting the final distribution, distributions with respect to Certificates registered in the name of a Depository shall be made to such Depository in immediately available funds.

         On or before 5:00 p.m. California time on the second Business Day following each Determination Date, the Servicer shall deliver a report to the Certificate Administrator and the NIMs Insurer in the form of a computer readable magnetic tape (or by such other means as the Servicer and the Certificate Administrator may agree from time to time) containing such data and information as agreed to by the Servicer and the Certificate Administrator such as to permit the Certificate Administrator to prepare the Monthly Statement to Certificateholders and make the required distributions for the related Distribution Date (the "Remittance Report").


         SECTION 4.05. Monthly Statements to Certificateholders.

         (a) Not later than each Distribution Date, the Certificate Administrator shall prepare and cause to be forwarded or made available on its website located at www.chase.com/absmbs to each Holder of a Class of Certificates of the Trust Fund, the Servicers, the NIMs Insurer and the Depositor a statement setting forth for the Certificates:

                  (i) the amount of the related distribution to Holders of each Class allocable to principal, separately identifying (A) the aggregate amount of any Principal Prepayments included therein and(B) the aggregate of all scheduled payments of principal included therein, (C) the Extra Principal Distribution Amount, if any, (D) the aggregate amount of prepayment penalties, if any and (E) the aggregate amount of late payment charges;

                  (ii) the amount of such distribution to Holders of each Class allocable to interest, together with any Non-Supported Interest Shortfalls allocated to each Class;

                  (iii) any Interest Carryforward Amount;

                  (iv) the Class Certificate Principal Balance of each Class after giving effect (i) to all distributions allocable to principal on such Distribution Date and (ii) the allocation of any Applied Realized Loss Amounts for such Distribution Date;

                  (v) the Pool Stated Principal Balance for such Distribution Date;


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

                  (vi) the related amount of the Servicing Fee paid to or retained by the Servicer;

                  (vii) the related amount of the Certificate Administrator Fee paid to or retained by the Certificate Administrator;

                  (viii) the Pass-Through Rate for each Class of Certificates for such Distribution Date;

                  (ix) the Net Mortgage Rates for each of the Group I Mortgage Loans and the Group II Mortgage Loans;

                  (x) the amount of Advances for each Certificate Group included in the distribution on such Distribution Date;

                  (xi) the cumulative amount of (A) Realized Losses and (B) Applied Realized Loss Amounts for each Certificate Group to date;

                  (xii) the amount of (A) Realized Losses and (B) Applied Realized Loss Amounts for each Certificate Group with respect to such Distribution Date;

                  (xiii) the number and aggregate principal amounts of Mortgage Loans in each Loan Group (A) Delinquent (exclusive of Mortgage Loans in foreclosure) (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, and (B) in foreclosure and Delinquent (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, in each case as of the close of business on the last day of the calendar month preceding such Distribution Date;

                  (xiv) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month in each Loan Group, the loan number and Stated Principal Balance of such Mortgage Loan as of the close of business on the last day of the calendar month preceding such Distribution Date and the date of acquisition thereof;

                  (xv) the total number and principal balance of any REO Properties in each Loan Group as of the close of business on the last day of the calendar month preceding such Distribution Date;

                  (xvi) the aggregate Stated Principal Balance of all Liquidated Loans in each Loan Group as of the preceding Distribution Date;



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

                  (xvii) with respect to any Liquidated Loan in each Loan Group, the loan number and Stated Principal Balance relating thereto as of the preceding Distribution Date;

                  (xviii) with respect to each Loan Group, whether a Group I Trigger Event or a Group II Trigger Event has occurred;

                  (xix) with respect to each Class of Certificates, any Interest Carryforward Amount with respect to such Distribution Date for each such Class, any Interest Carryforward Amount paid for each such Class and any remaining Interest Carryforward Amount for each such Class;

                  (xx) with respect to each Class of Group II Certificates any Interest Carryover Amount with respect to such Distribution Date for each such Class, any Interest Carryover Amount paid for each such Class and any remaining Interest Carryover Amount for each such Class;

                  (xxi) the number and Stated Principal Balance (as of the preceding Distribution Date) of any Mortgage Loans with respect to each Loan Group which were purchased or repurchased during the preceding Due Period and since the Cut-off Date;

                  (xxii) the aggregate number of Mortgage Loans (a) which have been modified, (b) which are subject to a deed-in-lieu of foreclosure and (c) for which a short-payoff has occurred;

                  (xxiii) the year-to-date numbers for 4.05(a)(xxii)(a), (b) and
         (c) above, by number of loans;

                  (xxiv) the number of Mortgage Loans in each Loan Group for which prepayment penalties or late payment fees were received during the related Prepayment Period and, for each such Mortgage Loan in each Loan Group, the amount of prepayment penalties and late payment fees received during the related Prepayment Period and in the aggregate of such amounts for all such Mortgage Loans since the Cut-off Date;

                  (xxv) the related amount of the PMI Insurer's Fee paid to the PMI Insurer;

                  (xxvi) the related amount of the Advisor's Fee paid to the Loss Mitigation Advisor;

                  (xxvii) the amount and purpose of any withdrawal from the Collection Account pursuant to Section 3.08(a)(vii);


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

                  (xxviii) the total number and Stated Principal Balance (as of the preceding Distribution Date) of PMI Mortgage Loans; and

                  (xxix) the amount of any claims paid by the PMI Insurer pursuant to the PMI Policy with respect to principal, and the amount of any claims paid by the PMI Insurer pursuant to the PMI Policy with respect to interest, each as of such Distribution Date.

         (b) The Certificate Administrator's responsibility for disbursing the above information to the Certificateholders is limited to the availability, timeliness and accuracy of the information derived from the Servicer. The Certificate Administrator will send a copy of each statement provided pursuant to this Section 4.05 to each Rating Agency.

         (c) Within a reasonable period of time after the end of each calendar year, the Certificate Administrator shall cause to be furnished to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses (a)(i) and (a)(ii) of this
Section 4.05 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Certificate Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Certificate Administrator pursuant to any requirements of the Code as from time to time in effect.

         (d) Upon filing with the Internal Revenue Service, the Certificate Administrator shall furnish to the Holders of the Class R Certificates the Form 1066 and each Form 1066Q and shall respond promptly to written requests made not more frequently than quarterly by any Holder of Class R Certificates with respect to the following matters:

                  (i) The original projected principal and interest cash flows on the Closing Date on each Class of regular and residual interests created hereunder and on the Mortgage Loans, based on the Prepayment Assumption;

                  (ii) The projected remaining principal and interest cash flows as of the end of any calendar quarter with respect to each Class of regular and residual interests created hereunder and the Mortgage Loans, based on the Prepayment Assumption;

                  (iii) The Prepayment Assumption and any interest rate assumptions used in determining the projected principal and interest cash flows described above;

                  (iv) The original issue discount (or, in the case of the Mortgage Loans, market discount) or premium accrued or amortized through the end of such calendar quarter with respect to each Class of regular or residual interests created


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

         hereunder and to the Mortgage Loans, together with each constant yield to maturity used in computing the same;

                  (v) The treatment of losses realized with respect to the Mortgage Loans or the regular interests created hereunder, including the timing and amount of any cancellation of indebtedness income of the REMICs with respect to such regular interests or bad debt deductions claimed with respect to the Mortgage Loans;

                  (vi) The amount and timing of any non-interest expenses of the REMICs; and

                  (vii) Any taxes (including penalties and interest) imposed on the REMICs, including, without limitation, taxes on "prohibited transactions," "contributions" or "net income from foreclosure property" or state or local income or franchise taxes.

         The information pursuant to clauses (i), (ii), (iii) and (iv) above shall be provided by the Depositor pursuant to Section 8.11.

                                    ARTICLE V

                                THE CERTIFICATES

         SECTION 5.01. The Certificates.

         The Certificates shall be substantially in the forms attached hereto as exhibits. The Certificates shall be issuable in registered form, in the minimum dollar denominations, integral dollar multiples in excess thereof (except that one Certificate of each Class may be issued in a different amount which must be in excess of the applicable minimum dollar denomination) and aggregate dollar denominations as set forth in the following table:

                             Minimum                Integral Multiples in         Original Certificate
Class                     Denomination                Excess of Minimum             Principal Balance
-----                     ------------                -----------------             -----------------
 IA-1                     $ 25,000.00                     $1,000.00                  $  32,750,000
 IA-2                     $ 25,000.00                     $1,000.00                  $  24,500,000
 IA-3                     $ 25,000.00                     $1,000.00                  $  18,917,000
 IA-4                     $ 25,000.00                     $1,000.00                  $   8,463,000
 IM-1                     $ 25,000.00                     $1,000.00                  $   3,185,000
 IM-2                     $ 25,000.00                     $1,000.00                  $   2,275,000
 IC                       $250,000.00                     $1,000.00                  $     913,208.88
 IP                            (1)                           (1)                           (1)
 IL                            (1)                           (1)                           (1)
 IIA-1                    $ 25,000.00                     $1,000.00                  $ 258,030,000

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

                             Minimum                Integral Multiples in         Original Certificate
Class                     Denomination                Excess of Minimum             Principal Balance
-----                     ------------                -----------------             -----------------
IIM-1                      $ 25,000.00                    $1,000.00                   $  10,575,000
IIM-2                      $ 25,000.00                    $1,000.00                   $   9,165,000
IIC                        $250,000.00                    $1,000.00                   $   4,231,317.66
IIP                            (1)                           (1)                           (1)
IIL                            (1)                           (1)                           (1)
R                              (1)                           (1)                           (1)

------------------
(1) The Class R, Class IP, Class IIP, Class IL, and Class IIL shall not have minimum dollar denominations or Certificate Principal Balances and shall be issued in minimum percentage interests of 25% (except with respect to the Class R Certificate which shall be issued in a minimum percentage interest of 100%.

         The Certificates shall be executed by manual or facsimile signature on behalf of the Depositor by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Depositor shall bind the Depositor, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such authentication and delivery. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form set forth as attached hereto executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. On the Closing Date, the Authenticating Agent shall authenticate the Certificates to be issued at the written direction of the Depositor, or any affiliate thereof.

         SECTION 5.02. Certificate Register; Registration of Transfer and Exchange of Certificates.

         (a) The Certificate Administrator shall maintain, or cause to be maintained in accordance with the provisions of Section 5.09 hereof, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Certificate Administrator shall provide for the registration of Certificates and of Transfers and exchanges of Certificates as herein provided. Upon surrender for registration of Transfer of any Certificate, the Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and of like aggregate Percentage Interest.

         At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of


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

the Certificate Administrator. Whenever any Certificates are so surrendered for exchange, the Depositor shall execute and the Authenticating Agent shall authenticate and deliver the Certificates that the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of Transfer or exchange shall be accompanied by a written instrument of Transfer in form satisfactory to the Certificate Administrator duly executed by the holder thereof or his attorney duly authorized in writing.

         No service charge to the Certificateholders shall be made for any registration of Transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any Transfer or exchange of Certificates may be required. All Certificates surrendered for registration of Transfer or exchange shall be canceled and subsequently destroyed by the Certificate Administrator in accordance with the Certificate Administrator's customary procedures.

         (b) No Transfer of a Class C, Class L, Class P or Class R Certificate shall be made unless such Transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. In the event that a Transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such Transfer and such Certificateholder's prospective transferee shall (except with respect to the initial transfer of a Class C, Class L or Class P Certificate by Chase Securities Inc.) each certify to the Certificate Administrator in writing the facts surrounding the Transfer in substantially the forms set forth in Exhibit J (the "Transferor Certificate") and (i) deliver a letter in substantially the form of either Exhibit K (the "Investment Letter") or Exhibit L (the "Rule 144A Letter") or (ii) there shall be delivered to the Certificate Administrator an Opinion of Counsel that such Transfer may be made pursuant to an exemption from the Securities Act, which Opinion of Counsel shall not be an expense of the Depositor, the Certificate Administrator, the Servicers or the Trustee. The Depositor shall provide to any Holder of a Class C, Class L, Class P or Class R Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for Transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Certificate Administrator shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Class R Certificate desiring to effect such Transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Certificate Administrator and the Servicers against any liability that may result if the Transfer is not so exempt or is not made in accordance with such federal and state laws.

         No Transfer of an ERISA Restricted Certificate shall be made unless the Certificate Administrator shall have received either (i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Certificate Administrator, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code or any applicable Federal, state or local law materially similar to the foregoing provisions of ERISA and the Code ("Similar Law"), or a Person acting on behalf of any such plan or using the assets of any such plan (except pursuant to clause (ii) below), (ii) if such purchaser is an insurance company, a representation that the purchaser is an insurance company that is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35925 (July 12,
1995) ("PTCE 95-60")) and that the purchase and holding of such Certificates are exempt under PTCE 95-60, or (iii) in the case of any such ERISA Restricted Certificate presented for registration in the name of an employee benefit plan subject to ERISA, a plan subject to Section 4975 of the Code, or a plan subject to Similar Law (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan, an Opinion of Counsel satisfactory to the Certificate Administrator and the Servicers to the effect that the purchase and holding of such ERISA Restricted Certificate will not result in a prohibited transaction under ERISA or the Code or Similar Law and will not subject the Certificate Administrator or the Servicers to any obligation in addition to those expressly undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Certificate Administrator or the Servicers. For purposes of clause (i) of the preceding sentence, such representation shall be deemed to have been made to the Certificate Administrator by the transferee's acceptance of an ERISA Restricted Certificate (or the acceptance by a Certificate Owner of the beneficial interest in any Class of ERISA Restricted Certificates) unless the Certificate Administrator shall have received from the transferee an alternative representation acceptable in form and substance to the Servicers and the Certificate Administrator. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA Restricted Certificate to or on behalf of an employee benefit plan subject to Section 406 of ERISA, a plan subject to Section 4975 of the Code, or a plan subject to Similar Law without the delivery to the Certificate Administrator and the Servicers of an Opinion of Counsel satisfactory to the Certificate Administrator and the Servicers as described above shall be void and of no effect; provided, however, that the restriction set forth in this sentence shall not be applicable if there has been delivered to the Certificate Administrator and the Servicers an Opinion of Counsel satisfactory to the Certificate Administrator and the Servicers to the effect that the purchase and holding of an ERISA Restricted Certificate will not result in a prohibited transaction under ERISA or the Code or Similar Law and will not subject the Certificate Administrator or the Servicers to any obligation in addition to those expressly undertaken in this Agreement. The Certificate Administrator shall be under no liability to any Person for any registration of transfer of any ERISA Restricted Certificate that is in fact not permitted by this Section 5.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Certificate Administrator in accordance with the foregoing requirements. The Certificate Administrator shall be entitled, but not obligated, to recover from any Holder of any ERISA Restricted Certificate that was in fact an employee benefit plan subject to Section 406 of ERISA, a plan subject to Section 4975 of the Code, or a plan subject to Similar Law or a Person acting on behalf of any such plan at the time it became a Holder or, at such subsequent time as it became such a plan or Person acting on behalf of such a plan, all payments made on such ERISA Restricted Certificate at and after either such time. Any such payments so recovered by the Certificate Administrator shall be paid and delivered by the Certificate Administrator to the last preceding Holder of such Certificate that is not such a plan or Person acting on behalf of a plan.

         (c) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

                  (i) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Certificate Administrator of any change or impending change in its status as a Permitted Transferee.

                  (ii) No Ownership Interest in a Class R Certificate may be registered on the Closing Date or thereafter transferred, and the Certificate Administrator shall not register the Transfer of any Class R Certificate unless, in addition to the certificates required to be delivered to the Certificate Administrator under subparagraph (b) above, the Certificate Administrator shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached hereto as Exhibit I. In the absence of a contrary instruction from the transferor of a Class R Certificate, declaration (11) in Appendix A of the Transfer Affidavit may be left blank. If the transferor requests by written notice to the Certificate Administrator prior to the date of the proposed transfer that one of the two other forms of declaration (11) in Appendix A of the Transfer Affidavit be used, then the requirements of this Section 5.02(c)(ii) shall not have been satisfied unless the Transfer Affidavit includes such other form of declaration.

                  (iii) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Class R Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Class R Certificate and (C) not to Transfer its Ownership Interest in a Class R Certificate or to cause the Transfer of an Ownership Interest in a Class R Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.


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

                  (iv) Any attempted or purported Transfer of any Ownership Interest in a Class R Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Class R Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Class R Certificate. The Certificate Administrator shall be under no liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by Section 5.02(b) and this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and either the Rule 144A Letter or the Investment Letter. The Certificate Administrator shall be entitled but not obligated to recover from any Holder of a Class R Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Class R Certificate at and after either such time. Any such payments so recovered by the Certificate Administrator shall be paid and delivered by the Certificate Administrator to the last preceding Permitted Transferee of such Certificate.

                  (v) Each Servicer shall use its best efforts to make available, upon receipt of written request from the Certificate Administrator, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Class R Certificate to any Holder who is not a Permitted Transferee.

                  (vi) At the option of the Holder of the Class R Certificate, the LR Interest, the MR Interest and the UR Interest may be severed and represented by separate certificates; provided, however, that such separate certification may not occur until the Trustee receives an Opinion of Counsel to the effect that separate certification in the form and manner proposed would not result in the imposition of federal tax upon any of the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC or cause any of the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC; and provided further, that the provisions of Sections 5.02(b) and (c) will apply to each such separate certificate as if the separate certificate were a Class R Certificate. If, as evidenced by an Opinion of Counsel, it is necessary to preserve the REMIC status of any of the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC, the LR Interest, the MR Interest and the UR Interest shall be severed and represented by separate Certificates.

         The restrictions on Transfers of a Class R Certificate set forth in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Class R Certificate may be deleted) with respect to Transfers occurring after delivery to the Certificate Administrator of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Certificate Administrator, the Depositor or the Servicers to the effect that the elimination of such restrictions will not cause any of the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Class R Certificate hereby consents to any amendment of this Agreement that, based on an Opinion of Counsel furnished to the Certificate Administrator, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Class R Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Class R Certificate that is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

         (d) The transferor of the Class R Certificate shall notify the Servicers in writing upon the transfer of the Class R Certificate.

         (e) The preparation and delivery of all certificates, opinions and other writings referred to above in this Section 5.02 shall not be an expense of the Trust Fund, the Certificate Administrator, the Depositor, the Trustee or the Servicers.

         SECTION 5.03. Mutilated, Destroyed, Lost or Stolen Certificates.

         If (a) any mutilated Certificate is surrendered to the Certificate Administrator, or the Certificate Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and of the ownership thereof and (b) there is delivered to the Certificate Administrator and the NIMs Insurer such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Certificate Administrator that such Certificate has been acquired by a bona fide purchaser, the Certificate Administrator shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.03, the Certificate Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Certificate Administrator) connected therewith. Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time. All Certificates surrendered to the Certificate Administrator under the terms of this Section
5.03 shall be canceled and destroyed by the Certificate Administrator in accordance with its standard procedures without liability on its part.


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         SECTION 5.04. Persons Deemed Owners.

         The Servicers, the NIMs Insurer, the Certificate Administrator and any agent of the Servicers, the NIMs Insurer or the Certificate Administrator may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Servicers, the NIMs Insurer, the Certificate Administrator nor any agent of the Servicers, the NIMs Insurer or the Certificate Administrator shall be affected by any notice to the contrary.

         SECTION 5.05. Access to List of Certificateholders' Names and
Addresses.

         If three or more Certificateholders (a) request such information in writing from the Certificate Administrator, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication that such Certificateholders propose to transmit or if the Depositor, the NIMs Insurer or a Servicer shall request such information in writing from the Certificate Administrator, then the Certificate Administrator shall, within ten Business Days after the receipt of such request, provide the Depositor, the NIMs Insurer, such Servicer or such Certificateholders at such recipients' expense the most recent list of the Certificateholders of the Trust Fund held by the Certificate Administrator, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Certificate Administrator shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

         SECTION 5.06. Book-Entry Certificates.

         The Regular Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates, to be delivered to the Depository by or on behalf of the Depositor. The Book-Entry Certificates shall initially be registered on the Certificate Register in the name of the Depository or its nominee, and no Certificate Owner of a Book-Entry Certificate will receive a definitive certificate representing such Certificate Owner's interest in such Certificates, except as provided in Section 5.08. Unless and until definitive, fully registered Certificates ("Definitive Certificates") have been issued to the Certificate Owners of the Book-Entry Certificates pursuant to Section 5.08:

         (a) the provisions of this Section shall be in full force and effect;

         (b) the Depositor, the Servicers, the Trustee, the NIMs Insurer and the Certificate Administrator may deal with the Depository and the Depository Participants for all purposes (including the making of distributions) as the authorized representative of the respective Certificate Owners of the Book-Entry Certificates;


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         (c) registration of the Book-Entry Certificates may not be transferred by the Certificate Administrator except to another Depository;

         (d) the rights of the respective Certificate Owners of the Book-Entry Certificates shall be exercised only through the Depository and the Depository Participants and shall be limited to those established by law and agreements between the Owners of the Book-Entry Certificates and the Depository and/or the Depository Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 5.08, the Depository will make book-entry transfers among the Depository Participants and receive and transmit distributions of principal and interest on the related Certificates to such Depository Participants;

         (e) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants;

         (f) the Certificate Administrator may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants; and

         (g) to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control.

         For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Certificateholders evidencing a specified percentage of the aggregate unpaid principal amount of any Class of Certificates, such direction or consent may be given by Certificate Owners (acting through the Depository and the Depository Participants) owning Book-Entry Certificates evidencing the requisite percentage of principal amount of such Class of Certificates.

         SECTION 5.07. Notices to Depository.

         Whenever any notice or other communication is required to be given to Certificateholders of the Class with respect to which Book-Entry Certificates have been issued, unless and until Definitive Certificates shall have been issued to the related Certificate Owners, the Certificate Administrator and the Trustee shall give all such notices and communications to the Depository.

         SECTION 5.08. Definitive Certificates.

         If, after Book-Entry Certificates have been issued with respect to any Certificates, (a) the Depository or the Depositor advises the Certificate Administrator that the Depository is no longer willing, qualified or able to discharge properly its responsibilities under the Depository Agreement with respect to such Certificates and the Certificate Administrator or the Depositor is


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unable to locate a qualified successor, (b) the Depositor, at its sole option, advises the Certificate Administrator that it elects to terminate the book-entry system with respect to such Certificates through the Depository or (c) after the occurrence and continuation of an Event of Default, Certificate Owners of such Book-Entry Certificates having not less than 51% of the Voting Rights evidenced by any Class of Book-Entry Certificates advise the Certificate Administrator and the Depository in writing through the Depository Participants that the continuation of a book-entry system with respect to Certificates of such Class through the Depository (or its successor) is no longer in the best interests of the Certificate Owners of such Class, then the Certificate Administrator shall notify all Certificate Owners of such Book-Entry Certificates, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners of such Class requesting the same. The Depositor shall provide the Certificate Administrator with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon surrender to the Certificate Administrator of any such Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Authenticating Agent shall authenticate and the Certificate Administrator shall deliver such Definitive Certificates. Neither the Depositor nor the Certificate Administrator shall be liable for any delay in delivery of such instructions and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of such Definitive Certificates, all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Certificate Administrator, to the extent applicable with respect to such Definitive Certificates and the Certificate Administrator shall recognize the Holders of such Definitive Certificates as Certificateholders hereunder.

         SECTION 5.09. Maintenance of Office or Agency.

         The Certificate Administrator will maintain or cause to be maintained at its expense an office or offices or agency or agencies in New York City where Certificates may be surrendered for registration of transfer or exchange. The Certificate Administrator initially designates its offices at The Chase Manhattan Bank, 450 West 33rd Street, New York, New York 10001, as offices for such purposes. The Certificate Administrator will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

         SECTION 5.10. Authenticating Agents. (a) The Trustee may appoint one or more Authenticating Agents (each, an "Authenticating Agent") which shall be authorized to act on behalf of the Trustee in authenticating the Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent must be an entity organized and doing business under the laws of the United States of America or of any state, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities. If the Authenticating Agent


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is a party other than the Trustee, the Trustee shall have no liability in connection with the performance or failure of performance of the Authenticating Agent. The Trustee hereby appoints The Chase Manhattan Bank as the initial Authenticating Agent. The Trustee shall be the Authenticating Agent during any such time as no other Authenticating Agent has been appointed.

          (b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

          (c) Any Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee and the Depositor. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance within the provisions of this Section 5.10, the Trustee may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Depositor and shall mail notice of such appointment to all Holders of Certificates. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 5.10. No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee. Any Authenticating Agent shall be entitled to reasonable compensation for its services and any such compensation shall be payable solely by the Trustee, without any right of reimbursement from the Depositor, the Servicers or the Trust Fund.

         SECTION 5.11. Appointment of Paying Agent. The Certificate Administrator may appoint a Paying Agent hereunder (the "Paying Agent"). In the event of any such appointment, the Certificate Administrator shall cause the Paying Agent to perform each of the obligations of the Paying Agent set forth herein and shall be liable to the Trustee and the Certificateholders for failure of the Paying Agent to perform such obligations. If the Paying Agent is a party other than the Trustee, the Trustee shall have no liability in connection with the performance or failure of performance of the Paying Agent. The Certificate Administrator designates the Institutional Trust Services Department of The Chase Manhattan Bank as the initial Paying Agent.

         The Certificate Administrator shall cause each Paying Agent other than the Trustee to execute and deliver to the Certificate Administrator and the Trustee on the Closing Date or, if subsequently appointed, on the date of appointment, a written instrument executed by an officer of the Paying Agent in which such Paying Agent shall agree with the Certificate


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Administrator and the Trustee that such Paying Agent will hold all sums held by it for the payment to Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders.

                                   ARTICLE VI

                         THE DEPOSITOR, THE SERVICER AND
                          THE CERTIFICATE ADMINISTRATOR

         SECTION 6.01. Respective Liabilities of the Depositor, the Servicer and the Certificate Administrator.

         The Depositor, the Servicer and the Certificate Administrator shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

         SECTION 6.02. Merger or Consolidation of the Depositor, the Servicer or the Certificate Administrator.

         The Depositor, the Servicer and the Certificate Administrator will each keep in full effect its existence, rights and franchises as a corporation under the laws of the United States or under the laws of one of the States thereof and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

         Subject to Section 6.07, any Person into which the Depositor, either Servicer or the Certificate Administrator may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor, either Servicer or the Certificate Administrator shall be a party, or any person succeeding to the business of the Depositor, either Servicer or the Certificate Administrator, shall be the successor of the Depositor, such Servicer or the Certificate Administrator, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding (except for the execution of an assumption agreement where such succession is not effected by operation of law); provided, however, that the successor or surviving Person to a Servicer shall be qualified to sell mortgage loans to, and to service mortgage loans on behalf of, FNMA or FHLMC.

         SECTION 6.03. Limitation on Liability of the Depositor, the Certificate Administrator, the Servicer and Others.

         None of the Depositor, the Certificate Administrator, the Servicer nor any of the directors, officers, employees or agents of the Depositor, the Certificate Administrator or the


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Servicers shall be under any liability to the Trust Fund or the
Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Certificate Administrator, the Servicers or any such Person against any breach of representations or warranties made by it herein or protect the Depositor, the Certificate Administrator, the Servicers or any such Person from any liability that would otherwise be imposed by reasons of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Certificate Administrator, the Servicers and any director, officer, employee or agent of the Depositor, the Certificate Administrator or the Servicers may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Certificate Administrator, the Servicers and any director, officer, employee or agent of the Depositor, the Certificate Administrator or the Servicers shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. None of the Depositor, the Certificate Administrator nor the Servicers shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and that in its opinion may involve it in any expense or liability; provided, however, that any of the Depositor, the Certificate Administrator or the Servicers may, in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be, expenses, costs and liabilities of the Trust Fund, and the Depositor, the Certificate Administrator and the Servicers shall be entitled to be reimbursed therefor out of the Collection Account as provided by Section 3.08 hereof.

         SECTION 6.04. Limitation on Resignation of Servicer.

         A Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of a Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor servicer appointed in accordance with section
7.02 shall have assumed such Servicer's responsibilities, duties, liabilities and obligations hereunder.

         SECTION 6.05. Errors and Omissions Insurance; Fidelity Bonds.



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         Each Servicer shall, for so long as it acts as servicer under this
Agreement, obtain and maintain in force (a) a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder, and (b) a fidelity bond in respect of its officers, employees and agents. Each such policy or policies and bond shall, together, comply with the requirements from time to time of FNMA or FHLMC for persons performing servicing for mortgage loans purchased by FNMA or FHLMC. In the event that any such policy or bond ceases to be in effect, such Servicer shall use its reasonable best efforts to obtain a comparable replacement policy or bond from an insurer or issuer meeting the requirements set forth above as of the date of such replacement.

         SECTION 6.06. Compensation to the Certificate Administrator. The Certificate Administrator shall be entitled to receive the Certificate Administrator Fee as compensation for services rendered by the Certificate Administrator under this Agreement. The Certificate Administrator shall pay itself such Certificate Administrator Fee monthly from amounts on deposit in the Certificate Account. The Certificate Administrator shall also be entitled to all income and gain net of any losses realized from Permitted Investments in the Distribution Account.

                                   ARTICLE VII

                        DEFAULT; TERMINATION OF SERVICER

         SECTION 7.01. Events of Default.

         "Event of Default," wherever used herein, means any one of the following events:

                  (i) any failure by a Servicer to deposit in the Collection Account or the Certificate Account or remit to the Trustee or any Paying Agent any payment (excluding a payment required to be made under Section 4.01 hereof) required to be made under the terms of this Agreement, which failure shall continue unremedied for five calendar days and, with respect to a payment required to be made under Section
         4.01 hereof, for one calendar day, after the date on which written notice of such failure shall have been given to such Servicer by the Trustee or the Depositor, or to the Trustee and such Servicer by the NIMs Insurer or the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates; or

                  (ii) any failure by a Servicer to observe or perform in any material respect any other of the covenants or agreements on the part of such Servicer contained in this Agreement or any representation or warranty shall prove to be untrue, which failure or breach shall continue unremedied for a period of 60 days after the date on which written notice of such failure shall have been given to such Servicer by the Trustee or the Depositor, or to the Trustee by the NIMs Insurer or the Holders of


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         Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates; or

                  (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against a Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days; or

                  (iv) consent by a Servicer to the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Servicer or all or substantially all of the property of such Servicer; or

                  (v) admission by a Servicer in writing of its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

         If an Event of Default shall occur with respect to a Servicer, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, or at the direction of the NIMs Insurer or the Holders of Certificates evidencing not less than 25% (or 51%, in the case of the Event of Default specified in (vi) above) of the Voting Rights evidenced by the Certificates, shall, by notice in writing to such Servicer (with a copy to each Rating Agency), terminate all of the rights and obligations of such Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. On or after the receipt by such Servicer of such written notice, all authority and power of such Servicer hereunder, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee. The Trustee shall thereupon make any Advance described in Section 4.01 hereof subject to Section 3.04 hereof. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of such Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Unless expressly provided in such written notice, no such termination shall affect any obligation of such Servicer to pay amounts owed pursuant to Article VIII. Each Servicer agrees to cooperate with the Trustee in effecting the termination of the Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee of all cash amounts which shall at the time be credited to the Collection Account, or thereafter be received with respect to the Mortgage Loans. The related Servicer and the Trustee shall promptly notify the Rating Agencies of the occurrence of an Event of Default or an event that,


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with notice, passage of time, other action or any combination of the foregoing would be an Event of Default, such notice to be provided in any event within two Business Days of such occurrence.


         Notwithstanding any termination of the activities of a Servicer hereunder, such Servicer shall be entitled to receive, out of any late collection of a Scheduled Payment on a Mortgage Loan that was due prior to the notice terminating such Servicer's rights and obligations as Servicer hereunder and received after such notice, that portion thereof to which such Servicer would have been entitled pursuant to Sections 3.08(a)(i) through (viii), and any other amounts payable to such Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder.

         SECTION 7.02. Trustee to Act; Appointment of Successor.

         On and after the time the Servicer receives a notice of termination pursuant to Section 7.01 hereof, the Trustee shall, to the extent provided in
Section 3.04, be the successor to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof and applicable law including the obligation to make advances pursuant to Section 4.01. As compensation therefor, subject to the last paragraph of Section 7.01, the Trustee shall be entitled to all fees, costs and expenses relating to the Mortgage Loans that the Servicer would have been entitled to if the Servicer had continued to act hereunder. Notwithstanding the foregoing, if the Trustee has become the successor to the Servicer in accordance with Section 7.01 hereof, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances pursuant to Section 4.01 hereof or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Certificates by each Rating Agency as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. Any successor Servicer shall be an institution that is a FNMA and FHLMC approved seller/servicer in good standing, that has a net worth of at least $15,000,000, and that is willing to service the Mortgage Loans and executes and delivers to the Depositor and the Trustee an agreement accepting such delegation and assignment, that contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer (other than liabilities of the Servicer under Section 6.03 hereof incurred prior to termination of the Servicer under Section 7.01), with like effect as if originally named as a party to this Agreement; and provided further that each Rating Agency acknowledges that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced as a result of such assignment and delegation. No appointment of a successor to the Servicer hereunder shall be effective until the Trustee shall have consented thereto, and written notice of such proposed appointment shall have been provided by the Trustee to each Certificateholder. The Trustee shall not resign as servicer until a successor servicer has been appointed and has accepted such appointment. Pending


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appointment of a successor to the Servicer hereunder, the Trustee, unless the
Trustee is prohibited by law from so acting, shall, subject to Section 3.04 hereof, act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Trustee nor any other successor servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

         Any successor to the Servicer as servicer shall give notice to the Mortgagors of such change of servicer and shall, during the term of its service as servicer maintain in force the policy or policies that the Servicer is required to maintain pursuant to Section 6.05.

         SECTION 7.03. Notification to Certificateholders.

         (a) Upon any termination of or appointment of a successor to the Servicer, the Trustee shall give prompt written notice thereof to Certificateholders and to each Rating Agency.

         (b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Certificateholders notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

         SECTION 8.01. Duties of Trustee.

         The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically


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required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take action as it deems appropriate to have the instrument corrected.

         No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct, its negligent failure to perform its obligations in compliance with this Agreement, or any liability that would be imposed by reason of its willful misfeasance or bad faith; provided, however, that:

                  (i) prior to the occurrence of an Event of Default, and after the curing of all such Events of Default that may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable, individually or as Trustee, except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement that it reasonably believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

                  (ii) the Trustee shall not be liable, individually or as Trustee, for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless the Trustee was negligent or acted in bad faith or with willful misfeasance; and

                  (iii) the Trustee shall not be liable, individually or as Trustee, with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of each Class of Certificates evidencing not less than 25% of the Voting Rights of such Class relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement.

         SECTION 8.02. Certain Matters Affecting the Trustee.

         (a) Except as otherwise provided in Section 8.01:

                  (i) the Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;


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                  (ii) the Trustee may consult with counsel of its choice and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

                  (iii) the Trustee shall not be liable, individually or as Trustee, for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (iv) prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default that may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of each Class of Certificates evidencing not less than 25% of the Voting Rights of such Class;

                  (v) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, accountants or attorneys;

                  (vi) the Trustee shall not be required to expend its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such liability is not assured to it;

                  (vii) the Trustee shall not be liable, individually or as Trustee, for any loss on any investment of funds pursuant to this Agreement (other than as issuer of the investment security);

                  (viii) the Trustee shall not be deemed to have knowledge of an Event of Default until a Responsible Officer of the Trustee shall have received written notice thereof;

                  (ix) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby; and


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                  (x) if requested by the Certificate Administrator, the Trustee may appoint the Certificate Administrator as the trustee's attorney-in-fact in order to carry out and perform certain activities that are necessary or appropriate for the servicing and administration of the Mortgage Loans pursuant to this Agreement. Such appointment shall be evidenced by a power of attorney in such form as may be agreed to by the Trustee and the Certificate Administrator.

         (b) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by the Trustee without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of the Certificates, subject to the provisions of this Agreement.

         SECTION 8.03. Trustee Not Liable for Mortgage Loans.

         The recitals contained herein shall be taken as the statements of the Depositor or the Servicer, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of any Mortgage Loan or related document other than with respect to the Trustee's execution and authentication of the Certificates. The Trustee shall not be accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account, Certificate Account or Distribution Account by the Depositor or the Servicer.

         SECTION 8.04. Trustee May Own Certificates.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trustee.

         SECTION 8.05. Certificate Administrator to Pay Certain Trustee's Fees and Expenses.

         The Certificate Administrator covenants and agrees (i) to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as shall be agreed in writing by the Certificate Administrator and the Trustee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee and (ii) to pay or reimburse the Trustee, upon its request, for all reasonable expenses, disbursements and advances incurred or made by the Trustee on behalf of the Trust Fund in accordance with any of the provisions of this Agreement (including, without limitation: (A) the reasonable compensation and the expenses and disbursements of its counsel, but only for representation of the Trustee acting in its capacity as


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Trustee hereunder and (B) to the extent that the Trustee must engage persons not regularly in its employ to perform acts or services on behalf of the Trust Fund, which acts or services are not in the ordinary course of the duties of a trustee, paying agent or certificate registrar, in the absence of a breach or default by any party hereto, the reasonable compensation, expenses and disbursements of such persons, except any such expense, disbursement or advance as may arise from its negligence, bad faith or willful misconduct). The Trustee and the Certificate Administrator and any director, officer, employee or agent of the Trustee and the Certificate Administrator shall be indemnified by CMMC and held harmless against any loss, liability or expense (i) incurred in connection with any legal action relating to this Agreement or the Certificates, or in connection with the performance of any of the Trustee's duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Trustee's duties hereunder or by reason of reckless disregard of the Trustee's obligations and duties hereunder and (ii) resulting from any error in any tax or information return prepared by the Certificate Administrator. Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee hereunder.

         SECTION 8.06. Eligibility Requirements for Trustee.

         The Trustee hereunder shall, at all times, be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers reasonably acceptable to the NIMs Insurer, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating that would not cause any of the Rating Agencies to reduce their respective ratings of any Class of Certificates below the ratings issued on the Closing Date (or having provided such security from time to time as is sufficient to avoid such reduction). If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07 hereof. The corporation or national banking association serving as Trustee may have normal banking and trust relationships with the Depositor, the Certificate Administrator, the NIMs Insurer and the Servicers and their respective affiliates; provided, however, that such corporation cannot be an affiliate of the Servicers other than the Trustee in its role as successor to a Servicer.

         SECTION 8.07. Resignation and Removal of Trustee.

         The Trustee may at any time resign and be discharged from the trusts hereby created by (1) giving written notice of resignation to the Depositor, the Servicers and the NIMs Insurer and by mailing notice of resignation by first Class mail, postage prepaid, to the Certificateholders at their addresses appearing on the Certificate Register and each Rating


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Agency, not less than 60 days before the date specified in such notice when, subject to Section 8.08, such resignation is to take effect, and (2) acceptance of appointment by a successor trustee in accordance with Section 8.08 and meeting the qualifications set forth in Section 8.06. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice or resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

         If at any time (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 hereof and shall fail to resign after written request thereto by the Depositor or the NIMs Insurer, (ii) the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or
(iii)(A) a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located, (B) the imposition of such tax would be avoided by the appointment of a different trustee and (C) the Trustee fails to indemnify the Trust Fund against such tax, then the Depositor may remove the Trustee and appoint a successor trustee by written instrument, in triplicate, one copy of which instrument shall be delivered to the Trustee, one copy of which shall be delivered to the Servicers and one copy of which shall be delivered to the successor trustee.

         The Holders evidencing at least 51% of the Voting Rights of all Classes of Certificates may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered by the successor Trustee to the Servicers, one complete set to the Trustee so removed and one complete set to the successor so appointed. Notice of any removal of the Trustee shall be given to each Rating Agency by the Successor Trustee.

         Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.08 hereof.

         SECTION 8.08. Successor Trustee.

         Any successor trustee appointed as provided in Section 8.07 hereof shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee and the Servicers an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein.

         No successor trustee shall accept appointment as provided in this
Section 8.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions


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of Section 8.06 hereof and its appointment shall not adversely affect the then current rating of the Certificates.

         Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates. If the Depositor fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

         SECTION 8.09. Merger or Consolidation of Trustee.

         Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 8.06 hereof without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding (except for the execution of an assumption agreement where such succession is not effected by operation of law).

         SECTION 8.10. Appointment of Co-Trustee or Separate Trustee.

         Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Servicers and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this
Section 8.10, such powers, duties, obligations, rights and trusts as the Servicers and the Trustee may consider necessary or desirable. The Trustee shall be ultimately liable for the actions of any co-trustee. If the Servicers shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08.


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         Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) All rights, powers, duties and obligations conferred or imposed upon the Trustee, except for the obligation of the Trustee under this Agreement to advance funds on behalf of the Servicer, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                  (ii) No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

                  (iii) The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

         Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicers and the Depositor.

         Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.



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         SECTION 8.11. Tax Matters.

         It is intended that each of the Lower-Tier REMIC, the Middle-Tier REMIC and the Upper-Tier REMIC shall constitute, and that the affairs of the Trust Fund shall be conducted so as to allow each such REMIC to qualify as, a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Certificate Administrator covenants and agrees that it shall act as agent (and the Certificate Administrator is hereby appointed to act as agent) on behalf of each of the Lower-Tier REMIC, the Middle-Tier REMIC and the Upper-Tier REMIC and that in such capacity it shall: (a) prepare and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each of the Lower-Tier REMIC, the Middle-Tier REMIC and the Upper-Tier REMIC, containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby; (b) within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Forms 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code for each of the Lower-Tier REMIC, the Middle-Tier REMIC and the Upper-Tier REMIC; (c) make or cause to be made elections, on behalf of each of the Lower-Tier REMIC, the Middle-Tier REMIC and the Upper-Tier REMIC to be treated as a REMIC on the federal tax return of each of the Lower-Tier REMIC, the Middle-Tier REMIC and the Upper-Tier REMIC for its first taxable year (and, if necessary, under applicable state law); (d) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including without limitation, the calculation of any original issue discount using the Prepayment Assumption; (e) provide information necessary for the computation of tax imposed on the transfer of a Class R Certificate to a Person that is not a Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Non-Permitted Transferee, or a pass-through entity in which a Non-Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax); (f) to the extent that they are under its control conduct the affairs of each of the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC and the Upper-Tier REMIC at all times that any Certificates are outstanding so as to maintain the status of each of the Lower-Tier REMIC, the Middle-Tier REMIC and the Upper-Tier REMIC as a REMIC under the REMIC Provisions; (g) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any of the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC; (h) pay, from the


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sources specified in the last paragraph of this Section 8.11, the amount of any federal, state and local taxes, including prohibited transaction taxes as described below, imposed on each of the Lower-Tier REMIC, the Middle-Tier REMIC and the Upper-Tier REMIC prior to the termination of the Trust Fund when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (i) sign or cause to be signed federal, state or local income tax or information returns; (j) maintain records relating to each of the Lower-Tier REMIC, the Middle-Tier REMIC and the Upper-Tier REMIC, including but not limited to the income, expenses, assets and liabilities of each of the Lower-Tier REMIC, the Middle-Tier REMIC and the Upper-Tier REMIC, and the fair market value and adjusted basis of the Trust Fund property determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; and (k) as and when necessary and appropriate, represent each of the Lower-Tier REMIC, the Middle-Tier REMIC and the Upper-Tier REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of each of the Lower-Tier REMIC, the Middle-Tier REMIC and the Upper-Tier REMIC, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of any of the Lower-Tier REMIC, the Middle-Tier REMIC and the Upper-Tier REMIC, and otherwise act on behalf of any of the Lower-Tier REMIC, the Middle-Tier REMIC and the Upper-Tier REMIC in relation to any tax matter involving any of the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC or controversy involving the Trust Fund.

         In order to enable the Certificate Administrator to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Certificate Administrator within 10 days after the Closing Date all information or data that the Certificate Administrator requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans. Thereafter, the Depositor shall provide to the Certificate Administrator promptly upon written request therefor, any such additional information or data that the Certificate Administrator may, from time to time, request in order to enable the Certificate Administrator to perform its duties as set forth herein. The Depositor hereby agrees to indemnify the Certificate Administrator for any losses, liabilities, damages, claims or expenses of the Certificate Administrator arising from any errors or miscalculations of the Certificate Administrator that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Certificate Administrator on a timely basis.

         In the event that any tax is imposed on "prohibited transactions" of any of the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of the Trust Fund as defined in Section 860G(c) of the Code, on any contribution to the Trust Fund after the Startup


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Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, if not paid as otherwise provided for herein, such tax shall be paid by (i) the Certificate Administrator, if any such other tax arises out of or results from a breach by the Certificate Administrator of any of its obligations under this Agreement, (ii) any party hereto (other than the Certificate Administrator) to the extent any such other tax arises out of or results from a breach by such other party of any of its obligations under this Agreement or (iii) in all other cases, or in the event that any liable party here fails to honor its obligations under the preceding clauses (i) or (ii), any such tax will be paid first with amounts otherwise to be distributed to the Class R Certificateholders (pro rata), and second with amounts otherwise to be distributed to all other Certificateholders in the following order of priority: first, to the Class IC and Class IIC Certificates (pro rata), second, to the Class IM-2 and IIM-2 Certificates (pro rata), third, to the Class IM-1 and IIM-1 Certificates (pro rata), and fourth, to the Group I Class A Certificates and the Group II Class A Certificates (pro rata). Notwithstanding anything to the contrary contained herein, to the extent that such tax is payable by the Class R Certificates, the Certificate Administrator is hereby authorized to instruct the Trustee or Paying Agent, as applicable and the Trustee or Paying Agent, as applicable is hereby authorized pursuant to such instruction to retain on any Distribution Date, from the Holders of the Class R Certificates (and, if necessary, second, from the Holders of all other Certificates in the priority specified in the preceding sentence), funds otherwise distributable to such Holders in an amount sufficient to pay such tax. The Certificate Administrator agrees to promptly notify in writing the party liable for any such tax of the amount thereof and the due date for the payment thereof.

         The Certificate Administrator shall prepare all applicable returns and reports with respect to the grantor trust portion of the Trust Fund at the time or times and in the manner required by the Code.

                                   ARTICLE IX

                                   TERMINATION

         SECTION 9.01. Termination upon Liquidation or Repurchase of all Mortgage Loans.

         Subject to Section 9.03, the obligations and responsibilities of the Depositor, the Servicers, the Certificate Administrator and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earlier of (a) the repurchase by CMMC of all of the Mortgage Loans (and REO Properties) remaining in each Loan Group at the price (the "Repurchase Price") equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan in such Loan Group (other than in respect of REO Property), (ii) accrued interest thereon at the applicable Mortgage Rate, (iii) the appraised value of any REO Property in such Loan Group (up to the Stated Principal Balance of the related Mortgage Loan), such appraisal to be conducted by an appraiser mutually agreed upon by the Depositor and the Trustee and (iv) any unreimbursed Servicing Fees, Advances and Servicing Advances with respect to the Mortgage Loans in such


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Loan Group prior to the exercise of such repurchase, together with any unreimbursed Servicing Fees; and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof and (ii) the Latest Possible Maturity Date.

         The right to repurchase all Mortgage Loans and REO Properties in a Loan Group pursuant to clause (a) above shall be conditioned upon the aggregate Stated Principal Balance of the Mortgage Loans in such Loan Group, at the time of any such repurchase, aggregating ten percent or less of the aggregate Initial Certificate Principal Balance of the Certificates in such Loan Group.

         SECTION 9.02. Final Distribution on the Certificates.

         If on any Determination Date, (i) the Certificate Administrator determines that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Collection Account, the Trustee, the Certificate Administrator or Paying Agent shall send a final distribution notice promptly to each Certificateholder or (ii) the Certificate Administrator determines that a Class of Certificates shall be retired after a final distribution on such Class, the Trustee shall notify the Certificateholders within seven (7) Business Days after such Determination Date that the final distribution in retirement of such Class of Certificates is scheduled to be made on the immediately following Distribution Date. Any final distribution made pursuant to the immediately preceding sentence will be made only upon presentation and surrender of the related Certificates at the office of the Certificate Administrator. If CMMC elects to terminate the Trust Fund pursuant to clause (a) of Section 9.01, at least 10 days prior to the date notice is to be mailed to the affected Certificateholders, CMMC shall notify the Depositor, the Servicers and the Trustee of the date such electing party intends to terminate the Trust Fund and of the applicable repurchase price of the Mortgage Loans and REO Properties.

         Notice of any termination of the Trust Fund, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Trustee or the Certificate Administrator or Paying Agent by letter to Certificateholders mailed not earlier than the 10th day and no later than the 15th day of the month immediately preceding the month of such final distribution. Any such notice shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the location of the office or agency at which such presentation and surrender must be made, and
(c) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office


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therein specified. The Certificate Administrator will give such notice to each
Rating Agency at the time such notice is given to Certificateholders.

         In the event such notice is given, the Certificate Administrator shall cause all funds in the Collection Account and the Certificate Account to be deposited in the Distribution Account on the Business Day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the Certificates. Upon such final deposit with respect to the Trust Fund and the receipt by the Trustee of a Request for Release therefor, the Trustee shall promptly release to CMMC the Mortgage Files for the Mortgage Loans.

         Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders of each Class the amounts allocable to such Certificates held in the Distribution Account in the order and priority set forth in Section 4.04 hereof on the final Distribution Date and in proportion to their respective Percentage Interests.

         In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that remain a part of the Trust Fund. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund that remain subject hereto. Upon payment to the Class R Certificateholders of such funds and assets, the Trustee shall have no further duties or obligations with respect thereto.

         SECTION 9.03. Additional Termination Requirements.

         (a) In the event CMMC exercises its purchase option on both of the Group I Mortgage Loans and the Group II Mortgage Loans as provided in Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel, at the expense of CMMC, to the effect that the failure of the Trust Fund to comply with the requirements of this Section 9.03 will not (i) result in the imposition of taxes on "prohibited transactions" of any of the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC as defined in section 860F of the Code, or (ii) cause any of the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding:

                  (i) The Depositor shall establish a 90-day liquidation period and notify the Trustee and the Certificate Administrator thereof, which shall in turn specify the first day of such period in a statement attached to the Trust Fund's final Tax Return pursuant to Treasury Regulation Section 1.860F-1. The Depositor shall satisfy all the requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained at the expense of CMMC;

                  (ii) During such 90-day liquidation period, and at or prior to the time of making the final payment on the Certificates, the Depositor as agent of the Trustee shall sell all of the assets of the Trust Fund for cash; and

                  (iii) At the time of the making of the final payment on the Certificates, the Trustee or the Certificate Administrator shall distribute or credit, or cause to be distributed or credited, to the Class R Certificateholders all cash on hand (other than cash retained to meet outstanding claims known to the Trustee), and the Trust Fund shall terminate at that time, whereupon the Trustee shall have no further duties or obligations with respect to sums distributed or credited to the Class R Certificateholders.

         (b) By their acceptance of the Certificates, the Holders thereof hereby authorize the Depositor to specify the 90-day liquidation period for the Trust Fund, which authorization shall be binding upon all successor
Certificateholders.

         (c) The Certificate Administrator as agent for each REMIC hereby agrees to adopt and sign such a plan of complete liquidation upon the written request of the Depositor, and the receipt of the Opinion of Counsel referred to in
Section 9.03(a)(1) and to take such other action in connection therewith as may be reasonably requested by the Depositor.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

         SECTION 10.01. Amendment.

         This Agreement may be amended from time to time by the Depositor, the Servicers, the Certificate Administrator and the Trustee, without the consent of any of the Certificateholders to cure any ambiguity, to correct or supplement any provisions herein, or to make such other provisions with respect to matters or questions arising under this Agreement, as shall not be inconsistent with any other provisions herein if such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder; provided, however, that any such amendment shall be deemed not to adversely affect in any material respect the interests of the Certificateholders and no such Opinion of Counsel shall be required if the Person requesting such amendment obtains a letter from each Rating Agency stating that such amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates, it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating.

         Notwithstanding the foregoing, without the consent of the Certificateholders, the Trustee, the Depositor, the Servicers and the Certificate Administrator may at any time and from time to time amend this Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of each of the Lower-Tier REMIC, the Middle-Tier REMIC and the Upper-Tier REMIC as REMICs under the Code or to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund at any time prior to the final redemption of the Certificates, provided that the Trustee has been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Servicers, to the effect that such action is necessary or appropriate to maintain such qualification or to avoid or minimize the risk of the imposition of such a tax.

         This Agreement may also be amended from time to time by the Depositor, the Servicers, the Certificate Administrator and the Trustee and the Holders of each Class of Certificates affected thereby evidencing not less than 66 2/3% of the Voting Rights of such Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing 66 2/3% or more of the Voting Rights of such Class or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment without the consent of the Holders of all such Certificates then outstanding.

         Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, which opinion shall be an expense of the party requesting such amendment but in any case shall not be an expense of the Trustee, to the effect that such amendment will not cause the imposition of any tax on the Trust Fund or the Certificateholders or cause any of the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

         Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee or upon the written request of the Trustee to the Certificate Administrator, the Certificate Administrator shall furnish written notification of the substance of such amendment to each Certificateholder and each Rating Agency.

         It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

         Nothing in this Agreement shall require the Trustee or the Certificate Administrator to enter into an amendment without receiving an Opinion of Counsel, satisfactory to the Trustee or the Certificate Administrator that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with; and (ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this
Section 10.01.

         SECTION 10.02 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

         SECTION 10.03 Governing Law.

         THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

         SECTION 10.04 Intention of Parties.

         It is the express intent of the parties hereto that the conveyance of the Mortgage Notes, Mortgages, assignments of Mortgages, title insurance policies and any modifications, extensions and/or assumption agreements and private mortgage insurance policies relating to the Mortgage Loans by the Depositor to the Trustee be, and be construed as, an absolute sale thereof to the Trustee. It is, further, not the intention of the parties that such conveyance be deemed a pledge thereof by the Depositor to the Trustee. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Depositor, or if for any other reason this Agreement is held or deemed to create a security interest in such assets, then
(i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) the conveyance provided for in this Agreement shall be deemed to be an assignment and a grant by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the assets that constitute the Trust Fund, whether now owned or hereafter acquired.

         The Depositor for the benefit of the Certificateholders shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the assets of the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The Depositor shall arrange for filing any Uniform Commercial Code continuation statements in connection with any security interest granted or assigned to the Trustee for the benefit of the Certificateholders.

         SECTION 10.05 Notices.

         (a) The Certificate Administrator shall use its best efforts to promptly provide notice to each Rating Agency and the NIMs Insurer with respect to each of the following of which it has actual knowledge:

                  (i) Any material change or amendment to this Agreement;

                  (ii) The occurrence of any Event of Default that has not been cured;

                  (iii) The resignation or termination of the Certificate Administrator, the Servicers or the Trustee and the appointment of any successor;

                  (iv) The repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03 and 3.12; and

                  (v) The final payment to Certificateholders.

         The Certificate Administrator shall promptly furnish to each Rating Agency by posting on its website at www.chase.com/absmbs:

                  (i) Each report to Certificateholders described in Section
         4.04.

                  The Trustee shall promptly forward to each Rating Agency copies of the following:

                  (i) Each annual statement as to compliance described in
         Section 3.17;

                  (ii) Each annual independent public accountants' servicing report described in Section 3.18; and

                  (iii) Each quarterly report prepared by the Loss Mitigation Advisor described in Section 3.19.

         (b) All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor, Chase Funding, Inc., 300 Tice Boulevard, 3rd Floor North, Woodcliff Lake, New Jersey 07675, Attention: Structured Finance; (b) in the case of the Trustee, Citibank, N.A., 111 Wall Street, 14th Floor, Zone 1, New York, New York 10005, Attention: Agency and Trust; (c) in the case of CMMC, as Servicer, Chase Manhattan Mortgage Corporation, 343 Thornall Street, Edison, New Jersey 08837, Attention: Structured Finance; (d) in the case of WFHM, as Servicer, Wells Fargo Home Mortgage, Inc., 1 Home Campus, Des Moines, Iowa 50328; (e) in the case of the Certificate Administrator The Chase Manhattan Bank, 450 West 33rd Street, New York, New York 10001, Attention: Structured Finance Services; (f) in the case of the Rating Agencies, (i) Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041; (ii) Moody's Investors Service, Inc., 99 Church Street, 4th Floor, New York, New York 10007; (g) in the case of NIMs Insurer or the PMI Insurer, Radian Insurance Inc., 1601 Market Street, Philadelphia, Pennsylvania 19103, Attention: General Counsel, (h) in the case of the Loss Mitigation Advisor, The Murrayhill Company, 1670 Broadway, Suite 3450, Denver, Colorado 80202, and (i) in the case of any of the foregoing persons, such other addresses as may hereafter be furnished by any such persons to the other parties to this Agreement. Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

         SECTION 10.06 Severability of Provisions.

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

         SECTION 10.07 Assignment.

         Notwithstanding anything to the contrary contained herein, except as provided pursuant to Section 6.02, this Agreement may not be assigned by either the Certificate Administrator or Servicer without the prior written consent of the Trustee and Depositor.

         SECTION 10.08 Limitation on Rights of Certificateholders.

         The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the Trust Fund, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates and/or the NIMs Insurer, or to obtain or seek to obtain priority over or preference to any other such Holder and/or the NIMs Insurer or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.08, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         SECTION 10.09 Inspection and Audit Rights.

         Each Servicer agrees that, on reasonable prior notice, it will permit any representative of the Depositor or the Trustee during the Servicer's normal business hours, to examine all the books of account, records, reports and other papers of the Servicer relating to the Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Depositor or the Trustee and to discuss its affairs, finances and accounts relating to the Mortgage Loans with its officers, employees and independent public accountants (and by this provision each Servicer hereby authorizes such accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any out-of-pocket expense incident to the exercise by the Depositor or the Trustee of any right under this Section 10.09 shall be borne by the party requesting such inspection; all other such expenses shall be borne by each Servicer.

         SECTION 10.10 Certificates Nonassessable and Fully Paid.

         It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Authenticating Agent pursuant to this Agreement, are and shall be deemed fully paid.

         SECTION 10.11. Third Party Rights.

         The NIMs Insurer shall be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto, and shall have the right to enforce the provisions of this Agreement.

         SECTION 10.12. Additional Rights of the NIMs Insurer.

         (a) Each party to this Agreement, any agent thereof and any successor thereto shall furnish to the NIMs Insurer a copy of any notice, direction, demand, opinion, schedule, list, certificate, report, statement, filing, information, data or other communication provided by it or on its behalf to any other Person pursuant to this Agreement at the same time, in the same form and in the same manner as such communication is so provided and shall address or cause such communication to be addressed to the NIMs Insurer in addition to any other addressee thereof. Each Servicer shall cause the NIMs Insurer to be an addressee of any report furnished in respect of such Servicer pursuant to
Section 3.18.

         (b) Wherever in this Agreement there shall be a requirement that there be no downgrade, reduction, withdrawal or qualification of or other effect on the rating of any Class of Certificates by any Rating Agency as of any date, there also shall be deemed to be a requirement that there be no such effect on any class of notes issued pursuant to the Indenture and guaranteed by the NIMs Insurer as of such date. Further, wherever in this Agreement there shall be a requirement that any Person or any communication, object or other matter be acceptable or satisfactory to or otherwise receive the consent or other approval of any other Person (whether as a condition to the eligibility of such Person to act in any capacity, as a condition to any circumstance or state of affairs related to such matter, or otherwise), there also shall be deemed to be a requirement that such Person or matter be approved in writing by the NIMs Insurer, which approval shall not be unreasonably withheld or delayed.


                                    *  *  *

         IN WITNESS WHEREOF, the Depositor, CMMC, WFHM, the Certificate Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                               CHASE FUNDING, INC.,
                                  as Depositor

                               By:
                                  ----------------------------------
                               Name: Eileen A. Lindblom
                               Title: Vice President

                               CHASE MANHATTAN MORTGAGE CORPORATION,
                                  as Servicer

                               By:
                                  ----------------------------------
                               Name: Eileen A. Lindblom
                               Title: Vice President

                               WELLS FARGO HOME MORTGAGE, INC.,
                                  as Servicer

                               By:
                                  ----------------------------------
                               Name:
                               Title:

                               THE CHASE MANHATTAN BANK,
                                  as Certificate Administrator

                               By:
                                  ----------------------------------
                               Name:
                               Title:

                               CITIBANK, N.A.,
                                  not in its individual capacity,
                                  but solely as Trustee

                               By:
                                  ----------------------------------
                               Name: Peter M. Pavlyshin
                               Title: Assistant Vice President

                                    EXHIBIT A
{Group I}
[SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.]

{Group II}
[SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS (I) A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED AND (II) RIGHTS TO PAYMENTS UNDER CERTAIN INTEREST RATE CAP AGREEMENTS.]

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CHASE FUNDING, INC. ("CHASE FUNDING"), THE CERTIFICATE ADMINISTRATOR, THE SERVICERS OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE, THE REMIC REGULAR INTEREST REPRESENTED HEREBY NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY CHASE FUNDING, CHASE MANHATTAN MORTGAGE CORPORATION, THE CHASE MANHATTAN BANK, WELLS FARGO HOME MORTGAGE, INC., THE TRUSTEE OR BY ANY OF THEIR AFFILIATES OR BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE DIFFERENT FROM THE ORIGINAL DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL BALANCE BY INQUIRY OF THE CERTIFICATE ADMINISTRATOR.

                             CLASS IA-1 CERTIFICATE

Number 01-C1-IA-1-1                         Original Denomination
                                            $_____________

Cut-off Date:  March 1, 2001                Last Scheduled
                                            Distribution Date:  ________________

First Distribution Date:                    Aggregate Initial Certificate
April 25, 2001                              Balance of all Class IA-1
                                            Certificates: $_____________

Pass-Through Rate: Variable                CUSIP:  161551 __ _

                     MORTGAGE LOAN ASSET-BACKED CERTIFICATE

                                 Series 2001-C1

evidencing an ownership interest in distributions allocable to the Class IA-1 Certificates with respect to a pool of conventional, sub-prime mortgage loans formed and sold by

                               CHASE FUNDING, INC.

         Unless this Certificate is presented by an authorized representative of the Depository Trust Company, a New York corporation ("DTC"), to the Certificate Administrator for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co. has an interest herein.

         This certifies that CEDE & CO. is the registered owner of the ownership interest (the "Ownership Interest") evidenced by this Certificate (obtained by dividing the Original Denomination of this Certificate by the aggregate Initial Certificate Balance of all Class IA-1 Certificates) in certain distributions with respect to a pool of conventional, sub-prime mortgage loans (the "Mortgage Loans") formed and sold by Chase Funding, Inc. (hereinafter called the "Depositor"), and certain other property held in trust for the benefit of Certificateholders (collectively, the "Trust Fund"). The Mortgage Loans are serviced by Chase Manhattan Mortgage Corporation, ("CMMC") and Wells Fargo Home Mortgage, Inc., ("Wells Fargo" and, together with CMMC, the "Servicers") and are secured by first mortgages on Mortgaged Properties. The Trust Fund was created pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of March 1, 2001, among the Depositor, the Servicers, The Chase Manhattan Bank, as Certificate Administrator (the "Certificate Administrator"), and Citibank, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.

         This Certificate is one of a duly authorized issue of Certificates, designated as Mortgage Loan Asset-Backed Certificates, Series 2001-C1, Class IA-1 (the "Class IA-1 Certificates") and is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which Agreement such Holder is bound. Also issued under the Agreement are Certificates designated as Mortgage Loan Asset-Backed Certificates, Series 2001-C1, Class IA-2, Class IA-3, and Class IA-4 Certificates (collectively, with the Class IA-1 Certificates, the "Group I Class A Certificates") and the Class IIA-1 Certificates (the "Group II Class A Certificates"), Class IM-1 and Class IM-2 Certificates (together, the "Mezzanine Group I Certificates"), Class IIM-1 and Class IIM-2 Certificates (together the "Mezzanine Group II Certificates"), Class IC Certificates (the "Class IC Certificates"), Class IIC Certificates (the "Class IIC Certificates"), Class IP Certificates (the "Class IP Certificates"), Class IIP Certificates (the "Class IIP Certificates"), Class IL Certificates (the "Class IL Certificates"), the Class IIL Certificates (the "Class IIL Certificates") and the Class R Certificate (the "Class R Certificate"or the "Residual Certificate").

the Mezzanine Group I Certificates, the Mezzanine Group II Certificates, the Class IC Certificates, the Class IIC Certificates, the Class IP Certificates, the Class IIP Certificates, the Class IL Certificates, the Class IIL Certificates and the Class R Certificate are collectively referred to herein as the "Certificates."

         Pursuant to the terms of the Agreement, the Paying Agent will distribute from funds in the Distribution Account the amounts described in the Pooling and Servicing Agreement on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on April 25, 2001. Such distributions will be made to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month in which such payment is made, or if such last day is not a Business Day, the Business Day immediately preceding such last day.

         Distributions on this Certificate will be made either by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, or by wire transfer in immediately available funds to the account of such Holder at a bank or other financial or depository institution having appropriate facilities therefor, if such Holder has so notified the Certificate Administrator in writing at least 5 Business Days prior to the first Distribution Date for which distribution by wire transfer is to be made, and such Holder's Certificates evidence an aggregate original principal balance of not less than $1,000,000 or such Holder holds a 100% Percentage Interest of such Class. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Certificate Administrator, of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office of the Certificate Administrator or at such other office as may be designated by such notice of final distribution.

         The Certificate Administrator will maintain or cause to be maintained a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Administrator will provide for the registration of Certificates and of transfers and exchanges of Certificates. Upon surrender for registration of transfer of any Certificate at any office or agency of the Certificate Administrator, or, if an Authenticating Agent has been appointed under the Agreement, the Authenticating Agent, maintained for such purpose, the Certificate Administrator, or, if an Authenticating Agent has been appointed under the Agreement, the Authenticating Agent, will, subject to the limitations set forth in the Agreement, authenticate and deliver, in the name of the designated transferee or transferees, a Certificate of a like class and dated the date of authentication by the Authenticating Agent. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Certificate Administrator, of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Certificate Administrator, for that purpose and specified in such notice of final distribution.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed.

Dated:  March 29, 2001                CHASE FUNDING, INC.

                                      By: ______________________________________
                                          Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Class IA-1
Certificates referred to
in the within-mentioned
Agreement.

THE CHASE MANHATTAN BANK
  as Authenticating Agent

By: _______________________________
    Authorized Signatory

                             REVERSE OF CERTIFICATE

                     MORTGAGE LOAN ASSET-BACKED CERTIFICATE
                                 SERIES 2001-C1

         This Certificate is one of a duly authorized issue of Certificates, designated as Chase Funding Loan Acquisition Trust Mortgage Loan Asset-Backed Certificates, Series 2001-C1, issued in four Classes of Group I Class A Certificates, one Class of Group II Class A Certificates, two Classes of Mezzanine Group I Certificates, two Classes of Mezzanine Group II Certificates, one Class of Class IC Certificates, one Class of Class IIC Certificates, one Class of Class IP Certificates, one Class of Class IIP Certificates, one Class of Class IL Certificates, one Class of Class IIL Certificates and one Class R Certificate, each evidencing an interest in certain Distributions with respect to a pool of conventional, sub-prime Mortgage Loans formed and sold by the Depositor and certain other property conveyed by the Depositor to the Trustee.

         Following the initial issuance of the Certificates, the principal balance of this Certificate will be different from the Original Denomination shown above. Anyone acquiring this Certificate may ascertain its current principal balance by inquiry of the Certificate Administrator.

         The Holder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund and certain amounts resulting from credit enhancements for payment hereunder and that the Trustee is not liable to the Holders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

         No service charge will be made to the Holder for any transfer or exchange of the Certificate, but the Certificate Administrator may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Certificate. Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Servicers, the Certificate Administrator and the Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate and the Percentage Interest in the Trust Fund evidenced thereby for the purpose of receiving distributions pursuant to the Agreement and for all other purposes whatsoever, and neither the Depositor, the Servicers, the Certificate Administrator nor the Trustee will be affected by notice to the contrary.

         The Agreement may be amended from time to time by the Depositor, the Servicers, the Certificate Administrator and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with the other provisions therein, to ensure continuing treatment of each of the REMICs included in the Trust Fund as a REMIC, or to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement, provided that such action does not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

         The Agreement may also be amended from time to time by the Depositor, the Servicers, the Certificate Administrator and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing 66 2/3% or more of the Voting Rights of such Class or (iii) change the percentage specified in clause (ii) of the third paragraph of Section 10.01 of the Agreement, without the consent of the Holders of all Certificates of such Class then outstanding.

         For federal income tax purposes, the Trust Fund includes three segregated asset pools. The Depositor intends to make an election to treat each as a "real estate mortgage investment conduit" (a "REMIC"). The REMIC Regular Certificates will constitute "regular interests" in the Upper-Tier REMIC. The Residual Certificate will represent the sole class of "residual interests" in each of the Lower-Tier REMIC, the Middle-Tier REMIC and the Upper-Tier REMIC.

         The respective obligations and responsibilities of the Depositor, the Servicers, the Certificate Administrator and the Trustee under the Agreement will terminate upon (i) the later of the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or the disposition of all property acquired upon the foreclosure or deed in lieu of foreclosure of any Mortgage Loan and the remittance of all funds due thereunder; or (ii) at the option of the Certificate Administrator, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans in such Loan Group is equal to or less than 10% of the aggregate initial Certificate Principal Balance of the Certificates in such Mortgage Loan Group as of the Cut-Off Date, so long as the Certificate Administrator deposits or causes to be deposited in the Distribution Account during the Principal Prepayment Period related to such Distribution Date an amount equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan in such Loan Group (other than in respect of REO Property), (ii) accrued interest thereon at the applicable Mortgage Rate, (iii) the appraised value of any REO Property in such Loan Group (up to the Stated Principal Balance of the related Mortgage Loan), such appraisal to be conducted by an appraiser mutually agreed upon by the Depositor and the Trustee and (iv) any unreimbursed Servicing Fees, Advances and Servicing Advances, and the principal portion of any unreimbursed Advances, made on the Mortgage Loans in such Loan Group prior to such termination; provided, however, that in no event shall the trust created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof and (ii) the Latest Possible Maturity Date.

                              [FORM OF ASSIGNMENT]

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY* OR TAXPAYER IDENTIFICATION NUMBER OF
ASSIGNEE)


________________________________________________________________________________


________________________________________________________________________________
(Please Print or Type Name and Address of Assignee)

________________________________________________________________________________
the within Certificate, and all rights thereunder, and hereby does irrevocably constitute and appoint

____________________________________________ Attorney to transfer the within
Certificate on the books kept for the registration thereof, with full power of substitution in the premises.

Dated:

(Signature  guaranty)                 __________________________________________
                                      NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration or enlargement or any change whatever.

(*This information, which is voluntary, is being requested to ensure that the assignee will not be subject to backup withholding under Section 3406 of the Code.)

                                    EXHIBIT B
{IC}
[SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.]

{IIC}
[SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A GRANTOR TRUST THAT HOLDS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED AND IS TREATED AS HAVING ENTERED INTO CERTAIN INTEREST RATE CAP AGREEMENTS.]

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CHASE FUNDING, INC. ("CHASE FUNDING"), THE CERTIFICATE ADMINISTRATOR, THE SERVICERS OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE, THE REMIC REGULAR INTEREST REPRESENTED HEREBY NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY CHASE FUNDING, CHASE MANHATTAN MORTGAGE CORPORATION, THE CHASE MANHATTAN BANK, WELLS FARGO HOME MORTGAGE, INC., THE TRUSTEE OR BY ANY OF THEIR AFFILIATES OR BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THIS CLASS IC CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT OR UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE TRUSTEE SHALL HAVE RECEIVED EITHER (I) A REPRESENTATION LETTER FROM THE TRANSFEREE OF THIS CERTIFICATE TO THE EFFECT THAT SUCH TRANSFEREE EITHER (A) IS NOT AN EMPLOYEE BENEFIT PLAN WITHIN THE MEANING OF SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE CODE OR ANY APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") (A "PLAN") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE, AND IS NOT DIRECTLY OR INDIRECTLY PURCHASING ANY CERTIFICATE ON BEHALF OF, AS INVESTMENT MANAGER OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF OR WITH ASSETS OF A PLAN OR, IN THE CASE OF AN INSURANCE COMPANY, THE ASSETS OF ANY SEPARATE ACCOUNTS TO EFFECT SUCH ACQUISITION OR (B) THE SOURCE OF FUNDS FOR THE PURCHASE OF THE CERTIFICATES IS AN "INSURANCE COMPANY GENERAL ACCOUNT" WITHIN THE

MEANING OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995), AND THE PURCHASE AND HOLDING OF THE CERTIFICATES IS EXEMPT UNDER PTCE 95-60, OR (II) IF THIS CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PLAN SUBJECT TO TITLE I OF ERISA, OR SECTION 4975 OF THE CODE OR SIMILAR LAW (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS), OR A TRUSTEE OF ANY SUCH PLAN, OR ANY OTHER PERSON WHO IS USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION, AN OPINION OF COUNSEL TO THE EFFECT THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" PURSUANT TO THE DEPARTMENT OF LABOR REGULATIONS SET FORTH IN 29 C.F.R. ss.2510.3-101 OR TO BE SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR CAUSE A VIOLATION UNDER SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF
SECTION 406 OR SECTION 407 OF ERISA OR SECTION 4975 OF THE CODE OR SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE SERVICER, THE COMPANY OR ANY OF THEIR AFFILIATES TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA OR SECTION 4975 OF THE CODE OR SIMILAR LAW) RELATING TO THE CERTIFICATES. FOR PURPOSES OF CLAUSE (I)(A) ABOVE, SUCH REPRESENTATION SHALL BE DEEMED TO HAVE BEEN MADE TO THE CERTIFICATE ADMINISTRATOR BY THE TRANSFEREE'S ACCEPTANCE OF THIS CERTIFICATE OR A BENEFICIAL INTEREST HEREIN UNLESS THE CERTIFICATE ADMINISTRATOR SHALL HAVE RECEIVED FROM THE TRANSFEREE AN ALTERNATIVE REPRESENTATION ACCEPTABLE IN FORM AND SUBSTANCE TO THE SERVICER AND THE CERTIFICATE ADMINISTRATOR.

FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE DIFFERENT FROM THE ORIGINAL DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL BALANCE BY INQUIRY OF THE MASTER SERVICER.

                              CLASS IC CERTIFICATE

Number 01-C1-IC-1                                  Original Denomination
                                                   $_____________


Cut-off Date:  March 1, 2001


First Distribution Date:                           Aggregate Initial Certificate
April 25, 2001                                     Balance of all Class IC
                                                   Certificates: $_____________

Pass-Through Rate: Variable

                     MORTGAGE LOAN ASSET-BACKED CERTIFICATE
                                 Series 2001-C1

evidencing an ownership interest in distributions allocable to the Class IC Certificates with respect to a pool of conventional, sub-prime mortgage loans formed and sold by

                               CHASE FUNDING, INC.

         Unless this Certificate is presented by an authorized representative of the Depository Trust Company, a New York corporation ("DTC"), to the Certificate Administrator for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co. has an interest herein.

         This certifies that CEDE & CO. is the registered owner of the ownership interest (the "Ownership Interest") evidenced by this Certificate (obtained by dividing the Original Denomination of this Certificate by the aggregate Initial Certificate Balance of all Class IC Certificates) in certain distributions with respect to a pool of conventional, sub-prime mortgage loans (the "Mortgage Loans") formed and sold by Chase Funding, Inc. (hereinafter called the "Depositor"), and certain other property held in trust for the benefit of Certificateholders (collectively, the "Trust Fund"). The Mortgage Loans are serviced by Chase Manhattan Mortgage Corporation, ("CMMC") and Wells Fargo Home Mortgage, Inc., ("Wells Fargo" and, together with CMMC, the "Servicers") and are secured by first mortgages on Mortgaged Properties. The Trust Fund was created pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of March 1, 2001, among the Depositor, the Servicers, The Chase Manhattan Bank, as Certificate Administrator (the "Certificate Administrator"), and Citibank, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.

         This Certificate is one of a duly authorized issue of Certificates, designated as Mortgage Loan Asset-Backed Certificates, Series 2001-C1, Class IC (the "Class IC Certificates") and is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which Agreement such Holder is bound. Also issued under the Agreement are Certificates designated as Mortgage Loan Asset-Backed Certificates, Series 2001-C1, Class IA-1, Class IA-2, Class IA-3, and Class IA-4 Certificates (collectively, the "Group I Class A Certificates") and the Class IIA-1 Certificates (the "Group II Class A Certificates"), Class IM-1 and Class IM-2 Certificates (together, the "Mezzanine Group I Certificates"), Class IIM-1 and Class IIM-2 Certificates (together the "Mezzanine Group II Certificates"), Class IIC Certificates (the "Class IIC Certificates"), Class IP Certificates (the "Class IP Certificates"), Class IIP Certificates (the "Class IIP Certificates"), Class IL Certificates (the "Class IL Certificates"), Class IIL Certificates (the "Class IIL Certificates") and the Class R Certificate (the "Class R Certificate"or the "Residual Certificate").

         The Group I Class A Certificates, the Group II Class A Certificates, the Mezzanine Group I Certificates, the Mezzanine Group II Certificates, the Class IC Certificates, the Class IIC Certificates, the Class IP Certificates, the Class IIP Certificates, the Class IL Certificates, the Class IIL Certificates and the Class R Certificate are collectively referred to herein as the "Certificates."

         Pursuant to the terms of the Agreement, the Paying Agent will distribute from funds in the Distribution Account the amounts described in the Pooling and Servicing Agreement on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on April 25, 2001. Such distributions will be made to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month in which such payment is made, or if such last day is not a Business Day, the Business Day immediately preceding such last day.

         Distributions on this Certificate will be made either by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, or by wire transfer in immediately available funds to the account of such Holder at a bank or other financial or depository institution having appropriate facilities therefor, if such Holder has so notified the Certificate Administrator in writing at least 5 Business Days prior to the first Distribution Date for which distribution by wire transfer is to be made, and such Holder's Certificates evidence an aggregate original principal balance of not less than $1,000,000 or such Holder holds a 100% Percentage Interest of such Class. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Certificate Administrator, of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office of the Certificate Administrator or at such other office as may be designated by such notice of final distribution.

         The Certificate Administrator will maintain or cause to be maintained a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Administrator will provide for the registration of Certificates and of transfers and exchanges of Certificates. Upon surrender for registration of transfer of any Certificate at any office or agency of the Certificate Administrator, or, if an Authenticating Agent has been appointed under the Agreement, the Authenticating Agent, maintained for such purpose, the Certificate Administrator, or, if an Authenticating Agent has been appointed under the Agreement, the Authenticating Agent, will, subject to the limitations set forth in the Agreement, authenticate and deliver, in the name of the designated transferee or transferees, a Certificate of a like class and dated the date of authentication by the Authenticating Agent. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Certificate Administrator, of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Certificate Administrator, for that purpose and specified in such notice of final distribution.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed.

Dated:  March 29, 2001                             CHASE FUNDING, INC.


                                                   By: _________________________
                                                       Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Class IC
Certificates referred to
in the within-mentioned
Agreement.

THE CHASE MANHATTAN BANK
  as Authenticating Agent


By: ____________________________
    Authorized Signatory

                             REVERSE OF CERTIFICATE

                     MORTGAGE LOAN ASSET-BACKED CERTIFICATE
                                 SERIES 2001-C1

         This Certificate is one of a duly authorized issue of Certificates, designated as Chase Funding Loan Acquisition Trust Mortgage Loan Asset-Backed Certificates, Series 2001-C1, issued in four Classes of Group I Class A Certificates, one Class of Group II Class A Certificates, two Classes of Mezzanine Group I Certificates, two Classes of Mezzanine Group II Certificates, one Class of Class IC Certificates, one Class of Class IIC Certificates, one Class of Class IP Certificates, one Class of Class IIP Certificates, one Class of Class IL Certificates, one Class of Class IIL Certificates and one Class R Certificate, each evidencing an interest in certain Distributions with respect to a pool of conventional, sub-prime Mortgage Loans formed and sold by the Depositor and certain other property conveyed by the Depositor to the Trustee.

         Following the initial issuance of the Certificates, the principal balance of this Certificate will be different from the Original Denomination shown above. Anyone acquiring this Certificate may ascertain its current principal balance by inquiry of the Certificate Administrator.

         The Holder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund and certain amounts resulting from credit enhancements for payment hereunder and that the Trustee is not liable to the Holders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

         No service charge will be made to the Holder for any transfer or exchange of the Certificate, but the Certificate Administrator may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Certificate. Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Servicers, the Certificate Administrator and the Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate and the Percentage Interest in the Trust Fund evidenced thereby for the purpose of receiving distributions pursuant to the Agreement and for all other purposes whatsoever, and neither the Depositor, the Servicers, the Certificate Administrator nor the Trustee will be affected by notice to the contrary.

         The Agreement may be amended from time to time by the Depositor, the Servicers, the Certificate Administrator and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with the other provisions therein, to ensure continuing treatment of each of the Lower-Tier REMIC, the Middle-Tier REMIC and the Upper-Tier REMIC as a REMIC, or to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement, provided that such action does not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

         The Agreement may also be amended from time to time by the Depositor, the Servicers, the Certificate Administrator and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing 66 2/3% or more of the Voting Rights of such Class or (iii) change the percentage specified in clause (ii) of the third paragraph of Section 10.01 of the Agreement, without the consent of the Holders of all Certificates of such Class then outstanding.

         For federal income tax purposes, the Trust Fund includes three segregated asset pools. The Depositor intends to make an election to treat each as a "real estate mortgage investment conduit" (a "REMIC"). The REMIC Regular Certificates will represent "regular interests" in the Upper-Tier REMIC. The Residual Certificate will represent the sole class of "residual interests" in each of the Lower-Tier REMIC, the Middle-Tier REMIC and the Upper-Tier REMIC.

         The respective obligations and responsibilities of the Depositor, the Servicers, the Certificate Administrator and the Trustee under the Agreement will terminate upon (i) the later of the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or the disposition of all property acquired upon the foreclosure or deed in lieu of foreclosure of any Mortgage Loan and the remittance of all funds due thereunder; or (ii) at the option of the Certificate Administrator, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans in such Loan Group is equal to or less than 10% of the aggregate initial Certificate Principal Balance of the Certificates in such Mortgage Loan Group as of the Cut-Off Date, so long as the Certificate Administrator deposits or causes to be deposited in the Distribution Account during the Principal Prepayment Period related to such Distribution Date an amount equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan in such Loan Group (other than in respect of REO Property), (ii) accrued interest thereon at the applicable Mortgage Rate, (iii) the appraised value of any REO Property in such Loan Group (up to the Stated Principal Balance of the related Mortgage Loan), such appraisal to be conducted by an appraiser mutually agreed upon by the Depositor and the Trustee and (iv) any unreimbursed Servicing Fees, Advances and Servicing Advances, and the principal portion of any unreimbursed Advances, made on the Mortgage Loans in such Loan Group prior to such termination; provided, however, that in no event shall the trust created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof and (ii) the Latest Possible Maturity Date.

                              [FORM OF ASSIGNMENT]

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY* OR TAXPAYER IDENTIFICATION NUMBER OF
ASSIGNEE)

________________________________________________________________________________


________________________________________________________________________________
(Please Print or Type Name and Address of Assignee)

________________________________________________________________________________
the within Certificate, and all rights thereunder, and hereby does irrevocably constitute and appoint

___________________________________________ Attorney to transfer the within
Certificate on the books kept for the registration thereof, with full power of substitution in the premises.

Dated:

(Signature guaranty)                  __________________________________________
                                      NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration or enlargement or any change whatever.

(*This information, which is voluntary, is being requested to ensure that the assignee will not be subject to backup withholding under Section 3406 of the Code.)

                                    EXHIBIT C

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CHASE FUNDING, INC. ("CHASE FUNDING"), THE CERTIFICATE ADMINISTRATOR, THE SERVICERS OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY CHASE FUNDING, CHASE MANHATTAN MORTGAGE CORPORATION, THE CHASE MANHATTAN BANK, WELLS FARGO HOME MORTGAGE, INC., THE TRUSTEE OR BY ANY OF THEIR AFFILIATES OR BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THIS CLASS IP CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT OR UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE TRUSTEE SHALL HAVE RECEIVED EITHER (I) A REPRESENTATION LETTER FROM THE TRANSFEREE OF THIS CERTIFICATE TO THE EFFECT THAT SUCH TRANSFEREE EITHER (A) IS NOT AN EMPLOYEE BENEFIT PLAN WITHIN THE MEANING OF SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE CODE OR ANY APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") (A "PLAN") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE, AND IS NOT DIRECTLY OR INDIRECTLY PURCHASING ANY CERTIFICATE ON BEHALF OF, AS INVESTMENT MANAGER OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF OR WITH ASSETS OF A PLAN OR, IN THE CASE OF AN INSURANCE COMPANY, THE ASSETS OF ANY SEPARATE ACCOUNTS TO EFFECT SUCH ACQUISITION OR (B) THE SOURCE OF FUNDS FOR THE PURCHASE OF THE CERTIFICATES IS AN "INSURANCE COMPANY GENERAL ACCOUNT" WITHIN THE MEANING OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60"), 60 FED. REG. 35925 (JULY 12,
1995), AND THE PURCHASE AND HOLDING OF THE CERTIFICATES IS EXEMPT UNDER PTCE 95-60, OR (II) IF THIS CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PLAN SUBJECT TO TITLE I OF ERISA, OR SECTION 4975 OF THE CODE OR SIMILAR LAW (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS), OR A TRUSTEE OF ANY SUCH PLAN, OR ANY OTHER PERSON WHO IS USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION, AN OPINION OF COUNSEL TO THE EFFECT THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" PURSUANT TO THE DEPARTMENT OF LABOR REGULATIONS SET FORTH IN 29 C.F.R. ss.2510.3-101 OR TO BE SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF

THE CODE OR CAUSE A VIOLATION UNDER SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR SECTION 407 OF ERISA OR SECTION 4975 OF THE CODE OR SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE SERVICER, THE COMPANY OR ANY OF THEIR AFFILIATES TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA OR SECTION 4975 OF THE CODE OR SIMILAR LAW) RELATING TO THE CERTIFICATES. FOR PURPOSES OF CLAUSE
(I)(A) ABOVE, SUCH REPRESENTATION SHALL BE DEEMED TO HAVE BEEN MADE TO THE CERTIFICATE ADMINISTRATOR BY THE TRANSFEREE'S ACCEPTANCE OF THIS CERTIFICATE OR A BENEFICIAL INTEREST HEREIN UNLESS THE CERTIFICATE ADMINISTRATOR SHALL HAVE RECEIVED FROM THE TRANSFEREE AN ALTERNATIVE REPRESENTATION ACCEPTABLE IN FORM AND SUBSTANCE TO THE SERVICER AND THE CERTIFICATE ADMINISTRATOR.

                              CLASS IP CERTIFICATE

Number 01-C1-IP-1                                   Percentage Interest: ______%

Cut-off Date:  March 1, 2001

First Distribution Date:
April 25, 2001

                     MORTGAGE LOAN ASSET-BACKED CERTIFICATE
                                 Series 2001-C1

evidencing an ownership interest in distributions allocable to the Class IP Certificates with respect to a pool of conventional, sub-prime mortgage loans formed and sold by

                               CHASE FUNDING, INC.

         Unless this Certificate is presented by an authorized representative of the Depository Trust Company, a New York corporation ("DTC"), to the Certificate Administrator for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co. has an interest herein.

         This certifies that CEDE & CO. is the registered owner of the ownership interest (the "Ownership Interest") evidenced by this Certificate (obtained by dividing the Original Denomination of this Certificate by the aggregate Initial Certificate Balance of all Class IP Certificates) in certain distributions with respect to a pool of conventional, sub-prime mortgage loans (the "Mortgage Loans") formed and sold by Chase Funding, Inc. (hereinafter called the "Depositor"), and certain other property held in trust for the benefit of Certificateholders (collectively, the "Trust Fund"). The Mortgage Loans are serviced by Chase Manhattan Mortgage Corporation, ("CMMC") and Wells Fargo Home Mortgage, Inc., ("Wells Fargo" and, together with CMMC, the "Servicers") and are secured by first mortgages on Mortgaged Properties. The Trust Fund was created pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of March 1, 2001, among the Depositor, the Servicers, The Chase Manhattan Bank, as Certificate Administrator (the "Certificate Administrator"), and Citibank, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.

         This Certificate is one of a duly authorized issue of Certificates, designated as Mortgage Loan Asset-Backed Certificates, Series 2001-C1, Class IP (the "Class IP Certificates") and is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which Agreement such Holder is bound. Also issued under the Agreement are Certificates designated as Mortgage Loan Asset-Backed Certificates, Series 2001-C1, Class IA-1, Class IA-2, Class IA-3, Class IA-4 Certificates (the "Group I Class A Certificates") and the Class IIA-1 Certificates (the "Group II Class A Certificates"), Class IM-1 and Class IM-2 Certificates (together, the "Mezzanine Group I Certificates"), Class IIM-1 and Class IIM-2 Certificates (together the "Mezzanine Group II Certificates"), Class IC Certificates (the "Class IC Certificates"), Class IIC Certificates (the "Class IIC Certificates"), Class IIP Certificates (the "Class IIP Certificates), Class IL Certificates (the "Class IL Certificates"), Class IIL Certificates (the "Class IIL Certificates") and the Class R Certificate (the "Class R Certificate"or the "Residual Certificate").

         The Group I Class A Certificates, the Group II Class A Certificates, the Mezzanine Group I Certificates, the Mezzanine Group II Certificates, the Class IC Certificates, the Class IIC Certificates, the Class IP Certificates, the Class IIP Certificates, the Class IL Certificates, the Class IIL Certificates and the Class R Certificate are collectively referred to herein as the "Certificates."

         Pursuant to the terms of the Agreement, the Paying Agent will distribute from funds in the Distribution Account the amounts described in the Pooling and Servicing Agreement on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on April 25, 2001. Such distributions will be made to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month in which such payment is made, or if such last day is not a Business Day, the Business Day immediately preceding such last day.

         Distributions on this Certificate will be made either by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, or by wire transfer in immediately available funds to the account of such Holder at a bank or other financial or depository institution having appropriate facilities therefor, if such Holder has so notified the Certificate Administrator in writing at least 5 Business Days prior to the first Distribution Date for which distribution by wire transfer is to be made, and such Holder's Certificates evidence an aggregate original principal balance of not less than $1,000,000 or such Holder holds a 100% Percentage Interest of such Class. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Certificate Administrator, of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office of the Certificate Administrator or at such other office as may be designated by such notice of final distribution.

         The Certificate Administrator will maintain or cause to be maintained a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Administrator will provide for the registration of Certificates and of transfers and exchanges of Certificates. Upon surrender for registration of transfer of any Certificate at any office or agency of the Certificate Administrator, or, if an Authenticating Agent has been appointed under the Agreement, the Authenticating Agent, maintained for such purpose, the Certificate Administrator, or, if an Authenticating Agent has been appointed under the Agreement, the Authenticating Agent, will, subject to the limitations set forth in the Agreement, authenticate and deliver, in the name of the designated transferee or transferees, a Certificate of a like class and dated the date of authentication by the Authenticating Agent. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Certificate Administrator, of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Certificate Administrator, for that purpose and specified in such notice of final distribution.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed.

Dated: March 29, 2001                       CHASE FUNDING, INC.

                                             By: _______________________________
                                                 Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Class IP
Certificates referred to
in the within-mentioned
Agreement.

THE CHASE MANHATTAN BANK
  as Authenticating Agent


By: ________________________________
    Authorized Signatory

                             REVERSE OF CERTIFICATE

                     MORTGAGE LOAN ASSET-BACKED CERTIFICATE
                                 SERIES 2001-C1

         This Certificate is one of a duly authorized issue of Certificates, designated as Chase Funding Loan Acquisition Trust Mortgage Loan Asset-Backed Certificates, Series 2001-C1, issued in four Classes of Group I Class A Certificates, one Class of Group II Class A Certificates, two Classes of Mezzanine Group I Certificates, two Classes of Mezzanine Group II Certificates, one Class of Class IC Certificates, one Class of Class IIC Certificates, one Class of Class IP Certificates, one Class of Class IIP Certificates, one Class of Class IL Certificates, one Class of Class IIL Certificates and one Class R Certificate, each evidencing an interest in certain Distributions with respect to a pool of conventional, sub-prime Mortgage Loans formed and sold by the Depositor and certain other property conveyed by the Depositor to the Trustee.

         Following the initial issuance of the Certificates, the principal balance of this Certificate will be different from the Original Denomination shown above. Anyone acquiring this Certificate may ascertain its current principal balance by inquiry of the Certificate Administrator.

         The Holder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund and certain amounts resulting from credit enhancements for payment hereunder and that the Trustee is not liable to the Holders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

         No service charge will be made to the Holder for any transfer or exchange of the Certificate, but the Certificate Administrator may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Certificate. Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Servicers, the Certificate Administrator and the Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate and the Percentage Interest in the Trust Fund evidenced thereby for the purpose of receiving distributions pursuant to the Agreement and for all other purposes whatsoever, and neither the Depositor, the Servicers, the Certificate Administrator nor the Trustee will be affected by notice to the contrary.

         The Agreement may be amended from time to time by the Depositor, the Servicers, the Certificate Administrator and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with the other provisions therein, to ensure continuing treatment of each of the Lower-Tier REMIC, the Middle-Tier REMIC and the Upper-Tier REMIC as a REMIC, or to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement, provided that such action does not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

         The Agreement may also be amended from time to time by the Depositor, the Servicers, the Certificate Administrator and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing 66 2/3% or more of the Voting Rights of such Class or (iii) change the percentage specified in clause (ii) of the third paragraph of Section 10.01 of the Agreement, without the consent of the Holders of all Certificates of such Class then outstanding.

         For federal income tax purposes, the Trust Fund includes three segregated asset pools. The Depositor intends to make an election to treat each as a "real estate mortgage investment conduit" (a "REMIC"). The REMIC Regular Certificates will represent "regular interests" in the Upper-Tier REMIC. The Residual Certificate will represent the sole class of "residual interests" in each of the Lower-Tier REMIC, the Middle-Tier REMIC and the Upper-Tier REMIC.

         The respective obligations and responsibilities of the Depositor, the Servicers, the Certificate Administrator and the Trustee under the Agreement will terminate upon (i) the later of the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or the disposition of all property acquired upon the foreclosure or deed in lieu of foreclosure of any Mortgage Loan and the remittance of all funds due thereunder; or (ii) at the option of the Certificate Administrator, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans in such Loan Group is equal to or less than 10% of the aggregate initial Certificate Principal Balance of the Certificates in such Mortgage Loan Group as of the Cut-Off Date, so long as the Certificate Administrator deposits or causes to be deposited in the Distribution Account during the Principal Prepayment Period related to such Distribution Date an amount equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan in such Loan Group (other than in respect of REO Property), (ii) accrued interest thereon at the applicable Mortgage Rate, (iii) the appraised value of any REO Property in such Loan Group (up to the Stated Principal Balance of the related Mortgage Loan), such appraisal to be conducted by an appraiser mutually agreed upon by the Depositor and the Trustee and (iv) any unreimbursed Servicing Fees, Advances and Servicing Advances, and the principal portion of any unreimbursed Advances, made on the Mortgage Loans in such Loan Group prior to such termination; provided, however, that in no event shall the trust created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof and (ii) the Latest Possible Maturity Date.

                              [FORM OF ASSIGNMENT]

    FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY* OR TAXPAYER IDENTIFICATION NUMBER OF
ASSIGNEE)

________________________________________________________________________________


________________________________________________________________________________
(Please Print or Type Name and Address of Assignee)

________________________________________________________________________________
the within Certificate, and all rights thereunder, and hereby does irrevocably constitute and appoint

___________________________________________ Attorney to transfer the within
Certificate on the books kept for the registration thereof, with full power of substitution in the premises.

Dated:

(Signature guaranty)                  __________________________________________
                                      NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration or enlargement or any change whatever.

(*This information, which is voluntary, is being requested to ensure that the assignee will not be subject to backup withholding under Section 3406 of the Code.)

                                    EXHIBIT D

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN EACH OF THREE "REAL ESTATE MORTGAGE INVESTMENT CONDUITS," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CHASE FUNDING, INC. ("CHASE FUNDING"), THE CERTIFICATE ADMINISTRATOR, THE SERVICERS OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE, THE REMIC REGULAR INTEREST REPRESENTED HEREBY NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY CHASE FUNDING, CHASE MANHATTAN MORTGAGE CORPORATION, THE CHASE MANHATTAN BANK, WELLS FARGO HOME MORTGAGE, INC., THE TRUSTEE OR BY ANY OF THEIR AFFILIATES OR BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THIS CLASS R CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT OR UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE TRUSTEE SHALL HAVE RECEIVED EITHER (I) A REPRESENTATION LETTER FROM THE TRANSFEREE OF THIS CERTIFICATE TO THE EFFECT THAT SUCH TRANSFEREE EITHER (A) IS NOT AN EMPLOYEE BENEFIT PLAN WITHIN THE MEANING OF SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE CODE OR ANY APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") (A "PLAN") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE, AND IS NOT DIRECTLY OR INDIRECTLY PURCHASING ANY CERTIFICATE ON BEHALF OF, AS INVESTMENT MANAGER OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF OR WITH ASSETS OF A PLAN OR, IN THE CASE OF AN INSURANCE COMPANY, THE ASSETS OF ANY SEPARATE ACCOUNTS TO EFFECT SUCH ACQUISITION OR (B) THE SOURCE OF FUNDS FOR THE PURCHASE OF THE CERTIFICATES IS AN "INSURANCE COMPANY GENERAL ACCOUNT" WITHIN THE MEANING OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60"), 60 FED. REG. 35925 (JULY 12,
1995), AND THE PURCHASE AND HOLDING OF THE CERTIFICATES IS EXEMPT UNDER PTCE 95-60, OR (II) IF THIS CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PLAN SUBJECT TO TITLE I OF ERISA, OR SECTION 4975 OF THE CODE OR SIMILAR LAW (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS), OR A TRUSTEE OF ANY SUCH PLAN, OR ANY OTHER PERSON WHO IS USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION, AN OPINION OF COUNSEL TO THE EFFECT THAT THE

PURCHASE AND HOLDING OF THIS CERTIFICATE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" PURSUANT TO THE DEPARTMENT OF LABOR REGULATIONS SET FORTH IN 29 C.F.R. ss.2510.3-101 OR TO BE SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR CAUSE A VIOLATION UNDER SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR SECTION 407 OF ERISA OR SECTION 4975 OF THE CODE OR SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE SERVICER, THE COMPANY OR ANY OF THEIR AFFILIATES TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA OR
SECTION 4975 OF THE CODE OR SIMILAR LAW) RELATING TO THE CERTIFICATES. FOR PURPOSES OF CLAUSE (I)(A) ABOVE, SUCH REPRESENTATION SHALL BE DEEMED TO HAVE BEEN MADE TO THE CERTIFICATE ADMINISTRATOR BY THE TRANSFEREE'S ACCEPTANCE OF THIS CERTIFICATE OR A BENEFICIAL INTEREST HEREIN UNLESS THE CERTIFICATE ADMINISTRATOR SHALL HAVE RECEIVED FROM THE TRANSFEREE AN ALTERNATIVE REPRESENTATION ACCEPTABLE IN FORM AND SUBSTANCE TO THE SERVICER AND THE CERTIFICATE ADMINISTRATOR.

                               CLASS R CERTIFICATE

Number 01-C1-R-1                                   Percentage Interest: 100%

Cut-off Date:  March 1, 2001                       Pass-Through Rate: Variable

First Distribution Date:                           April 25, 2001

                     MORTGAGE LOAN ASSET-BACKED CERTIFICATE
                                 Series 2001-C1

evidencing an ownership interest in distributions allocable to the Class R Certificates with respect to a pool of conventional one- to four-family mortgage loans formed and sold by

                               CHASE FUNDING, INC.

         This certifies that CHASE HOME MORTGAGE CORPORATION OF THE SOUTHEAST is the registered owner of the ownership interest (the "Ownership Interest") evidenced by this Certificate (indicated by the Percentage Interest set forth on the face of this Certificate) in certain distributions with respect to a pool of conventional, sub-prime mortgage loans (the "Mortgage Loans") formed and sold by Chase Funding, Inc. (hereinafter called the "Depositor"), and certain other property held in trust for the benefit of Certificateholders (collectively, the "Trust Fund"). The Mortgage Loans are serviced by Chase Manhattan Mortgage Corporation ("CMMC") and Wells Fargo Home Mortgage, Inc. ("Wells Fargo" and, together with CMMC, the "Servicers") and are secured by first mortgages on Mortgaged Properties. The Trust Fund was created pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of March 1, 2001 among the Depositor, the Servicers, The Chase Manhattan Bank, as Certificate Administrator (the "Certificate Administrator") and Citibank, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.

         This Certificate is one of a duly authorized issue of Certificates, designated as Chase Funding Mortgage Loan Asset-Backed Certificates, Series 2001-C1, Class R (the "Class R Certificates") and is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which Agreement such Holder is bound. Also issued under the Agreement are Certificates designated as Mortgage Loan Asset-Backed Certificates, Series 2001-C1, Class IA-1, Class IA-2, Class IA-3, and Class IA-4 Certificates (collectively, the "Group I Class A Certificates") and the Class IIA-1 Certificates (the Group II Class A Certificates"), Class IM-1 and Class IM-2 Certificates (together, the "Mezzanine Group I Certificates"), Class IIM-1 and Class IIM-2 Certificates (together, the "Mezzanine Group II Certificates"), Class IC Certificates (the "Class IC Certificates"), Class IIC Certificates (the "Class IIC Certificates"), Class IP Certificates (the "Class IP Certificates"), Class IIP Certificates (the "Class IIP Certificates"), Class IL Certificates (the "Class IL Certificates") and Class IIL Certificates (the "Class IIL Certificates").

         The Group I Class A Certificates, the Group II Class A Certificates, the Mezzanine Group I Certificates, the Mezzanine Group II Certificates, the Class IC Certificates, the Class IIC Certificates, the Class IP Certificates, the Class IIP Certificates, the Class IL Certificates, the Class IIL Certificates and the Class R Certificate are collectively referred to herein as the "Certificates."

         Pursuant to the terms of the Agreement, the Paying Agent will distribute from funds in the Distribution Account the amounts described in the Pooling and Servicing Agreement on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following

(the "Distribution Date"), commencing on April 25, 2001. Such distributions will be made to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month in which such payment is made, or if such last day is not a Business Day, the Business Day immediately preceding such last day.

         Distributions on this Certificate will be made either by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, or by wire transfer in immediately available funds to the account of such Holder at a bank or other financial or depository institution having appropriate facilities therefor, if such Holder has so notified the Paying Agent in writing at least 5 Business Days prior to the first Distribution Date for which distribution by wire transfer is to be made, and such Holder's Certificates evidence an aggregate original principal balance of not less than $1,000,000 or such Holder holds a 100% Percentage Interest of such Class. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Certificate Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office of the Certificate Administrator or at such other office as may be designated by such notice of final distribution.

         The Certificate Administrator will maintain or cause to be maintained a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Administrator will provide for the registration of Certificates and of transfers and exchanges of Certificates. Upon surrender for registration of transfer of any Certificate at any office or agency of the Certificate Administrator, or, if an Authenticating has been appointed under the Agreement, the Authenticating Agent, maintained for such purpose, the Certificate Administrator, or, if an Authenticating Agent has been appointed under the Agreement, the Authenticating Agent, will, subject to the limitations set forth in the Agreement, authenticate and deliver, in the name of the designated transferee or transferees, a Certificate of a like class and dated the date of authentication by the Authenticating Agent. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Certificate Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Certificate Administrator, for that purpose and specified in such notice of final distribution.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed.


Dated: March 29, 2001                 CHASE FUNDING, INC.

                                      By: ______________________________________
                                          Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Class R
Certificates referred to
in the within-mentioned
Agreement.

THE CHASE MANHATTAN BANK
  as Authenticating Agent

By: _______________________________
    Authorized Signatory

                             REVERSE OF CERTIFICATE

                     MORTGAGE LOAN ASSET-BACKED CERTIFICATE
                                 SERIES 2001-C1

         This Certificate is one of a duly authorized issue of Certificates, designated as Chase Funding Loan Acquisition Trust Mortgage Loan Asset-Backed Certificates, Series 2001-C1, issued in four Classes of Group I Class A Certificates, one Class of Group II Class A Certificates, two Classes of Mezzanine Group I Certificates, two Classes of Mezzanine Group II Certificates, one Class of Class IC Certificates, one Class of Class IIC Certificates, one Class of Class IP Certificates, one Class of Class IIP Certificates, one Class of Class IL Certificates, one Class of Class IIL Certificates and one Class R Certificate, each evidencing an interest in certain Distributions with respect to a pool of conventional, sub-prime Mortgage Loans formed and sold by the Depositor and certain other property conveyed by the Depositor to the Trustee.

         The Holder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund and certain amounts resulting from credit enhancements for payment hereunder and that the Trustee is not liable to the Holders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

         No service charge will be made to the Holder for any transfer or exchange of the Certificate, but the Trustee, or, or, if an Authenticating Agent has been appointed under the Agreement, the Authenticating Agent, may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Certificate. Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Servicer and the Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate and the Percentage Interest in the Trust Fund evidenced thereby for the purpose of receiving distributions pursuant to the Agreement and for all other purposes whatsoever, and neither the Depositor, the Certificate Administrator, the Servicers, the Authenticating Agent nor the Trustee will be affected by notice to the contrary.

         The Agreement may be amended from time to time by the Depositor, the Certificate Administrator, the Servicers and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with the other provisions therein, to ensure continuing treatment of the Trust Fund as a REMIC, or to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement, provided that such action does not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

         The Agreement may also be amended from time to time by the Depositor, the Certificate Administrator, the Servicers and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 662/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing 662/3% or more of the Voting Rights of such Class or (iii) change the percentage specified in clause (ii) of the first paragraph of Section 10.01 of the Agreement, without the consent of the Holders of all Certificates of such Class then outstanding.

         For federal income tax purposes, the Trust Fund includes three segregated asset pools. The Depositor intends to make an election to treat each as a "real estate mortgage investment conduit" (a "REMIC"). The REMIC Regular Certificates will represent "regular interests" in the Upper-Tier REMIC. The Residual Certificate will represent the sole class of "residual interests" in each of the Lower-Tier REMIC, the Middle-Tier REMIC and the Upper-Tier REMIC.

         The respective obligations and responsibilities of the Depositor, the Servicers, the Certificate Administrator and the Trustee under the Agreement will terminate upon (i) the later of the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or the disposition of all property acquired upon the foreclosure or deed in lieu of foreclosure of any Mortgage Loan and the remittance of all funds due thereunder; or (ii) at the option of the Certificate Administrator, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans in such Loan Group is equal to or less than 10% of the aggregate initial Certificate Principal Balance of the Certificates in such Mortgage Loan Group as of the Cut-Off Date, so long as the Certificate Administrator deposits or causes to be deposited in the Distribution Account during the Principal Prepayment Period related to such Distribution Date an amount equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan in such Loan Group (other than in respect of REO Property), (ii) accrued interest thereon at the applicable Mortgage Rate, (iii) the appraised value of any REO Property in such Loan Group (up to the Stated Principal Balance of the related Mortgage Loan), such appraisal to be conducted by an appraiser mutually agreed upon by the Depositor and the Trustee and (iv) any unreimbursed Servicing Fees, Advances and Servicing Advances, and the principal portion of any unreimbursed Advances, made on the Mortgage Loans in such Loan Group prior to such termination; provided, however, that in no event shall the trust created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof and (ii) the Latest Possible Maturity Date.

                              [FORM OF ASSIGNMENT]

    FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY* OR TAXPAYER IDENTIFICATION NUMBER OF
ASSIGNEE)

________________________________________________________________________________


________________________________________________________________________________
(Please Print or Type Name and Address of Assignee)

________________________________________________________________________________
the within Certificate, and all rights thereunder, and hereby does irrevocably constitute and appoint



______________________________________________Attorney to transfer the within
Certificate on the books kept for the registration thereof, with full power of substitution in the premises.

Dated:

(Signature  guaranty)                 __________________________________________
                                      NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration or enlargement or any change whatever.

(*This information, which is voluntary, is being requested to ensure that the assignee will not be subject to backup withholding under Section 3406 of the Code.)

                                    EXHIBIT E

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CHASE FUNDING, INC. ("CHASE FUNDING"), THE CERTIFICATE ADMINISTRATOR, THE SERVICERS OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY CHASE FUNDING, CHASE MANHATTAN MORTGAGE CORPORATION, THE CHASE MANHATTAN BANK, WELLS FARGO HOME MORTGAGE, INC., THE TRUSTEE OR BY ANY OF THEIR AFFILIATES OR BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THIS CLASS IL CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT OR UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE TRUSTEE SHALL HAVE RECEIVED EITHER (I) A REPRESENTATION LETTER FROM THE TRANSFEREE OF THIS CERTIFICATE TO THE EFFECT THAT SUCH TRANSFEREE EITHER (A) IS NOT AN EMPLOYEE BENEFIT PLAN WITHIN THE MEANING OF SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE CODE OR ANY APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") (A "PLAN") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE, AND IS NOT DIRECTLY OR INDIRECTLY PURCHASING ANY CERTIFICATE ON BEHALF OF, AS INVESTMENT MANAGER OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF OR WITH ASSETS OF A PLAN OR, IN THE CASE OF AN INSURANCE COMPANY, THE ASSETS OF ANY SEPARATE ACCOUNTS TO EFFECT SUCH ACQUISITION OR (B) THE SOURCE OF FUNDS FOR THE PURCHASE OF THE CERTIFICATES IS AN "INSURANCE COMPANY GENERAL ACCOUNT" WITHIN THE MEANING OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60"), 60 FED. REG. 35925 (JULY 12,
1995), AND THE PURCHASE AND HOLDING OF THE CERTIFICATES IS EXEMPT UNDER PTCE 95-60, OR (II) IF THIS CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PLAN SUBJECT TO TITLE I OF ERISA, OR SECTION 4975 OF THE CODE OR SIMILAR LAW (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS), OR A TRUSTEE OF ANY SUCH PLAN, OR ANY OTHER PERSON WHO IS USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION, AN OPINION OF COUNSEL TO THE EFFECT THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" PURSUANT TO THE DEPARTMENT OF LABOR REGULATIONS SET FORTH IN 29 C.F.R. ss.2510.3-101 OR TO BE

SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR CAUSE A VIOLATION UNDER SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF
SECTION 406 OR SECTION 407 OF ERISA OR SECTION 4975 OF THE CODE OR SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE SERVICER, THE COMPANY OR ANY OF THEIR AFFILIATES TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA OR SECTION 4975 OF THE CODE OR SIMILAR LAW) RELATING TO THE CERTIFICATES. FOR PURPOSES OF CLAUSE (I)(A) ABOVE, SUCH REPRESENTATION SHALL BE DEEMED TO HAVE BEEN MADE TO THE CERTIFICATE ADMINISTRATOR BY THE TRANSFEREE'S ACCEPTANCE OF THIS CERTIFICATE OR A BENEFICIAL INTEREST HEREIN UNLESS THE CERTIFICATE ADMINISTRATOR SHALL HAVE RECEIVED FROM THE TRANSFEREE AN ALTERNATIVE REPRESENTATION ACCEPTABLE IN FORM AND SUBSTANCE TO THE SERVICER AND THE CERTIFICATE ADMINISTRATOR.


                              CLASS IL CERTIFICATE

Number 01-C1-IL-1                                  Initial Percentage: _____%

Cut-off Date: March 1, 2001

First Distribution Date:
April 25, 2001

                     MORTGAGE LOAN ASSET-BACKED CERTIFICATE
                                 Series 2001-C1

evidencing an ownership interest in distributions allocable to the Class IL Certificates with respect to a pool of conventional, sub-prime mortgage loans formed and sold by

                               CHASE FUNDING, INC.

         Unless this Certificate is presented by an authorized representative of the Depository Trust Company, a New York corporation ("DTC"), to the Certificate Administrator for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co. has an interest herein.

         This certifies that CEDE & CO. is the registered owner of the ownership interest (the "Ownership Interest") evidenced by this Certificate (obtained by dividing the Original Denomination of this Certificate by the aggregate Initial Certificate Balance of all Class IL Certificates) in certain distributions with respect to a pool of conventional, sub-prime mortgage loans (the "Mortgage Loans") formed and sold by Chase Funding, Inc. (hereinafter called the "Depositor"), and certain other property held in trust for the benefit of Certificateholders (collectively, the "Trust Fund"). The Mortgage Loans are serviced by Chase Manhattan Mortgage Corporation, ("CMMC") and Wells Fargo Home Mortgage, Inc., ("Wells Fargo" and, together with CMMC, the "Servicers") and are secured by first mortgages on Mortgaged Properties. The Trust Fund was created pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of March 1, 2001, among the Depositor, the Servicers, The Chase Manhattan Bank, as certificate administrator (the "Certificate Administrator"), and Citibank, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.

         This Certificate is one of a duly authorized issue of Certificates, designated as Mortgage Loan Asset-Backed Certificates, Series 2001-C1, Class IL (the "Class IL Certificates") and is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which Agreement such Holder is bound. Also issued under the Agreement are Certificates designated as Mortgage Loan Asset-Backed Certificates, Series 2001-C1, Class IA-1, Class IA-2, Class IA-3, Class IA-4 Certificates (the "Group I Class A Certificates") and the Class IIA-1 Certificates (the "Group II Class A Certificates"), Class IM-1 and Class IM-2 Certificates (together, the "Mezzanine Group I Certificates"), Class IIM-1 and Class IIM-2 Certificates (together the "Mezzanine Group II Certificates"), Class IC Certificates (the "Class IC Certificates"), Class IIC Certificates (the "Class IIC Certificates"), Class IP Certificates (the "Class IP Certificates"), Class IIP Certificates (the

"Class IIP Certificates), Class IIL Certificates (the "Class IIL Certificates") and the Class R Certificate (the "Class R Certificate"or the "Residual Certificate").

         The Group I Class A Certificates, the Group II Class A Certificates, the Mezzanine Group I Certificates, the Mezzanine Group II Certificates, the Class IC Certificates, the Class IIC Certificates, the Class IP Certificates, the Class IIP Certificates, the Class IL Certificates, the Class IIL Certificates and the Class R Certificate are collectively referred to herein as the "Certificates."

         Pursuant to the terms of the Agreement, the Paying Agent will distribute from funds in the Distribution Account the amounts described in the Pooling and Servicing Agreement on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on April 25, 2001. Such distributions will be made to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month in which such payment is made, or if such last day is not a Business Day, the Business Day immediately preceding such last day.

         Distributions on this Certificate will be made either by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, or by wire transfer in immediately available funds to the account of such Holder at a bank or other financial or depository institution having appropriate facilities therefor, if such Holder has so notified the Certificate Administrator in writing at least 5 Business Days prior to the first Distribution Date for which distribution by wire transfer is to be made, and such Holder's Certificates evidence an aggregate original principal balance of not less than $1,000,000 or such Holder holds a 100% Percentage Interest of such Class. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Certificate Administrator, of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office of the Certificate Administrator or at such other office as may be designated by such notice of final distribution.

         The Certificate Administrator will maintain or cause to be maintained a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Administrator will provide for the registration of Certificates and of transfers and exchanges of Certificates. Upon surrender for registration of transfer of any Certificate at any office or agency of the Certificate Administrator, or, if an Authenticating Agent has been appointed under the Agreement, the Authenticating Agent, maintained for such purpose, the Certificate Administrator, or, if an Authenticating Agent has been appointed under the Agreement, the Authenticating Agent, will, subject to the limitations set forth in the Agreement, authenticate and deliver, in the name of the designated transferee or transferees, a Certificate of a like class and dated the date of authentication by the Authenticating Agent. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Certificate Administrator, of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Certificate Administrator, for that purpose and specified in such notice of final distribution.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed.

Dated:  March 29, 2001                             CHASE FUNDING, INC.

                                                   By: _________________________
                                                       Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Class IL
Certificates referred to
in the within-mentioned
Agreement.

THE CHASE MANHATTAN BANK
  as Authenticating Agent

By: _____________________________
    Authorized Signatory

                             REVERSE OF CERTIFICATE

                     MORTGAGE LOAN ASSET-BACKED CERTIFICATE
                                 SERIES 2001-C1

         This Certificate is one of a duly authorized issue of Certificates, designated as Chase Funding Loan Acquisition Trust Mortgage Loan Asset-Backed Certificates, Series 2001-C1, issued in four Classes of Group I Class A Certificates, one Class of Group II Class A Certificates, two Classes of Mezzanine Group I Certificates, two Classes of Mezzanine Group II Certificates, one Class of Class IC Certificates, one Class of Class IIC Certificates, one Class of Class IP Certificates, one Class of Class IIP Certificates, one Class of Class IL Certificates, one Class of Class IIL Certificates, and one Class R Certificate, each evidencing an interest in certain Distributions with respect to a pool of conventional, sub-prime Mortgage Loans formed and sold by the Depositor and certain other property conveyed by the Depositor to the Trustee.

         Following the initial issuance of the Certificates, the principal balance of this Certificate will be different from the Original Denomination shown above. Anyone acquiring this Certificate may ascertain its current principal balance by inquiry of the Certificate Administrator.

         The Holder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund and certain amounts resulting from credit enhancements for payment hereunder and that the Trustee is not liable to the Holders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

         No service charge will be made to the Holder for any transfer or exchange of the Certificate, but the Certificate Administrator may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Certificate. Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Servicers, the Certificate Administrator and the Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate and the Percentage Interest in the Trust Fund evidenced thereby for the purpose of receiving distributions pursuant to the Agreement and for all other purposes whatsoever, and neither the Depositor, the Servicers, the Certificate Administrator nor the Trustee will be affected by notice to the contrary.

         The Agreement may be amended from time to time by the Depositor, the Servicers, the Certificate Administrator and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with the other provisions therein, to ensure continuing treatment of each of the Lower-Tier REMIC, the Middle-Tier REMIC and the Upper-Tier REMIC as a REMIC, or to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement, provided that such action does not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

         The Agreement may also be amended from time to time by the Depositor, the Servicers, the Certificate Administrator and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing 66 2/3% or more of the Voting Rights of such Class or (iii) change the percentage specified in clause (ii) of the third paragraph of Section 10.01 of the Agreement, without the consent of the Holders of all Certificates of such Class then outstanding.

         For federal income tax purposes, the Trust Fund includes three segregated asset pools. The Depositor intends to make an election to treat each as a "real estate mortgage investment conduit" (a "REMIC"). The REMIC Regular Certificates will represent "regular interests" in the Upper-Tier REMIC. The Residual Certificate will represent the sole class of "residual interests" in each of the Lower-Tier REMIC, the Middle-Tier REMIC and the Upper-Tier REMIC.

         The respective obligations and responsibilities of the Depositor, the Servicers, the Certificate Administrator and the Trustee under the Agreement will terminate upon (i) the later of the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or the disposition of all property acquired upon the foreclosure or deed in lieu of foreclosure of any Mortgage Loan and the remittance of all funds due thereunder; or (ii) at the option of the Certificate Administrator, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans in such Loan Group is equal to or less than 10% of the aggregate initial Certificate Principal Balance of the Certificates in such Mortgage Loan Group as of the Cut-Off Date, so long as the Certificate Administrator deposits or causes to be deposited in the Distribution Account during the Principal Prepayment Period related to such Distribution Date an amount equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan in such Loan Group (other than in respect of REO Property), (ii) accrued interest thereon at the applicable Mortgage Rate, (iii) the appraised value of any REO Property in such Loan Group (up to the Stated Principal Balance of the related Mortgage Loan), such appraisal to be conducted by an appraiser mutually agreed upon by the Depositor and the Trustee and (iv) any unreimbursed Servicing Fees, Advances and Servicing Advances, and the principal portion of any unreimbursed Advances, made on the Mortgage Loans in such Loan Group prior to such termination; provided, however, that in no event shall the trust created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof and (ii) the Latest Possible Maturity Date.

                              [FORM OF ASSIGNMENT]


    FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY* OR TAXPAYER IDENTIFICATION NUMBER OF
ASSIGNEE)

________________________________________________________________________________


________________________________________________________________________________
(Please Print or Type Name and Address of Assignee)

________________________________________________________________________________
the within Certificate, and all rights thereunder, and hereby does irrevocably constitute and appoint

____________________________________________ Attorney to transfer the within
Certificate on the books kept for the registration thereof, with full power of substitution in the premises.

Dated:

(Signature guaranty)                  __________________________________________
                                      NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration or enlargement or any change whatever.

(*This information, which is voluntary, is being requested to ensure that the assignee will not be subject to backup withholding under Section 3406 of the Code.)

                                    EXHIBIT F

                           SCHEDULE OF MORTGAGE LOANS

                             (Intentionally omitted)

                                   EXHIBIT F-1

                               CMMC MORTGAGE LOANS

                             (Intentionally omitted)

                                      F-1-1

                                   EXHIBIT F-2

                               WFHM MORTGAGE LOANS

                             (Intentionally omitted)

                                      F-2-1

                                   EXHIBIT F-3

                               PMI MORTGAGE LOANS

                             (Intentionally omitted)

                                      F-3-1

                                    EXHIBIT G

                                   PMI POLICY

                             (Intentionally omitted)

                                    EXHIBIT H

                          FORM OF TRUSTEE CERTIFICATION

                                     [DATE]

Chase Funding, Inc.
300 Tice Boulevard, 3rd Floor North
Woodcliff Lake, New Jersey  07675

         Re: Pooling and Servicing Agreement dated as of April 1, 2001 among Chase Funding, Inc. as depositor, Chase Manhattan Mortgage Corporation, as servicer, Wells Fargo Home Mortgage, Inc., as servicer, The Chase Manhattan Bank, as certificate administrator and Citibank, N.A., as trustee, Chase Funding, Inc., Chase Funding Mortgage Loan Asset-Backed Certificates, Series 2001-C1
                  --------------------------------------------------------------

Ladies and Gentlemen:

                  In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that [, except as set forth in Schedule A hereto,] as to each Mortgage Loan listed in the Mortgage Loan Schedule attached hereto (other than any Mortgage Loan paid in full or listed on the attachment hereto) it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that:

                  (i) All documents in the Mortgage File required to be delivered to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement are in its possession;

                  (ii) In connection with each Mortgage Loan or Assignment thereof as to which documentary evidence of recording was not received on the Closing Date, it has received evidence of such recording; and

                  (iii) Such documents have been reviewed by it and such documents do not contain any material omissions or defects within the meaning of
Section 2.01 or 2.02.

                  The Trustee further certifies that as to each Mortgage Loan, the Trustee holds the Mortgage Note without any Responsible Officer of the Trustee having received written notice (a) of any adverse claims, liens or encumbrances, (b) that any Mortgage Note was overdue or has been dishonored, (c) of evidence on the face of any Mortgage Note or Mortgage of any security interest therein, or (d) of any defense against or claim to the Mortgage Note by any other party.

                  The Trustee has made no independent examination of any documents contained in each Mortgage File beyond confirming (i) that the Mortgage Loan number and the name of the Mortgagor in each Mortgage File conform to the respective Mortgage Loan number and name listed on the Mortgage Loan Schedule and (ii) the existence in each Mortgage File of each of the documents listed in subparagraphs (i)(A) through (G), inclusive, of Section 2.01 in the

Agreement. The Trustee makes no representations or warranties as to the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage Loan or the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

                  Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.


                                      CITIBANK, N.A.,
                                      as Trustee


                                      By: ______________________________________

                                      Name: ____________________________________

                                      Title: ___________________________________

                                    EXHIBIT I

                           FORM OF TRANSFEREE'S LETTER
          CHASE FUNDING, INC., CHASE FUNDING LOAN ACQUISITION MORTGAGE
                 LOAN ASSET-BACKED CERTIFICATES, SERIES 2001-C1

                                     [DATE]

Chase Funding, Inc.
300 Tice Boulevard, 3rd Floor North
Woodcliff Lake, New Jersey  07675

Ladies and Gentlemen:

              We propose to purchase Chase Funding, Inc., Chase Funding Mortgage Loan Asset-Backed Certificates, Series 2001-C1, Class R, described in the Prospectus Supplement, dated March __, 2001, and Prospectus, dated February 22, 2001.

              1. We certify that (a) we are not a disqualified organization and
(b) we are not purchasing such Class R Certificates on behalf of a disqualified organization; for this purpose the term "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (except any entity treated as other than an instrumentality of the foregoing for purposes of Section 168(h)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code")), any organization (other than a cooperative described in Section 521 of the Code) that is exempt from taxation under the Code (unless such organization is subject to tax on excess inclusions) and any organization that is described in Section 1381(a)(2)(C) of the Code. We understand that any breach by us of this certification may cause us to be liable for an excise tax imposed upon transfers to disqualified organizations.

              2. We certify that (a) we have historically paid our debts as they became due, (b) we intend, and believe that we will be able, to continue to pay our debts as they become due in the future, (c) we understand that, as beneficial owner of the Class R Certificates, we may incur tax liabilities in excess of any cash flows generated by the Class R Certificates, and (d) we intend to pay any taxes associated with holding the Class R Certificates as they become due.

              3. We acknowledge that we will be the beneficial owner of the Class R Certificates and:(1)

                 ______ The Class R Certificates will be registered in our name.

                 ______ The Class R Certificates will be held in the name of our nominee, _________________, which is not a disqualified organization.

              4. Unless Chase Funding, Inc. ("Chase Funding") has consented to the transfer to us by executing the form of Consent affixed hereto as Appendix B, we certify that we are a U.S. person; for this purpose the term "U.S. person" means a citizen or resident of the United States, a corporation, or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any State thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such U.S. persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons. We agree that any breach by us of this certification shall render the transfer of any interest in the Class R Certificates to us absolutely null and void and shall cause no rights in the Class R Certificates to vest in us.

              5. We agree that in the event that at some future time we wish to transfer any interest in the Class R Certificates, we will transfer such interest in the Class R Certificates only (a) to a transferee that (i) is not a disqualified organization and is not purchasing such interest in the Class R Certificates on behalf of a disqualified organization, (ii) is a U.S. person and
(iii) has delivered to Chase Funding a letter in the form of this letter (including the affidavit appended hereto) and, if requested by Chase Funding, an opinion of counsel (in a form acceptable to Chase Funding) that the proposed transfer will not cause the interest in the Class R Certificates to be held by a disqualified organization or a person who is not a U.S. person or (b) with the written consent of Chase Funding.

____________________

(1) Check appropriate box and if necessary fill in the name of the Transferee's nominee.

              6. We hereby designate The Chase Manhattan Bank as our fiduciary to act as the tax matters person for the Chase Funding, Inc., Chase Funding Loan Acquisition Mortgage Loan Asset-Backed Certificates, Series 2001-C1 REMIC.

                                      Very truly yours,

                                      [PURCHASER]

                                      By: ______________________________________
                                          Name:
                                          Title:

Accepted as of __________ __, 200__

CHASE FUNDING, INC.

By: _______________________________
    Name:
    Title:

                                   APPENDIX A

                                      Affidavit pursuant to (i) Section
                                      860E(e)(4) of the Internal Revenue Code of
                                      1986, as amended, and (ii) certain
                                      provisions of the Pooling and Servicing
                                      Agreement


Under penalties of perjury, the undersigned declares that the following is true:

(1)  He or she is an officer of _________________________ (the "Transferee"),

(2)  the Transferee's Employer Identification number is __________,

(3) the Transferee is not a "disqualified organization" (as defined below), has no plan or intention of becoming a disqualified organization, and is not acquiring any of its interest in the Chase Funding, Inc., Chase Funding Loan Acquisition Trust Mortgage Loan Asset-Backed Certificates, Series 2001-C1, Class R on behalf of a disqualified organization or any other entity,

(4) unless Chase Funding, Inc. ("Chase Funding") has consented to the transfer to the Transferee by executing the form of Consent affixed as Appendix B to the Transferee's Letter to which this Certificate is affixed as Appendix A, the Transferee is a "U.S. person" (as defined below),

(5) that no purpose of the transfer is to avoid or impede the assessment or collection of tax,

(6)  the Transferee has historically paid its debts as they became due,

(7) the Transferee intends, and believes that it will be able, to continue to pay its debts as they become due in the future,

(8) the Transferee understands that, as beneficial owner of the Class R Certificates, it may incur tax liabilities in excess of any cash flows generated by the Class R Certificates,

(9) the Transferee intends to pay any taxes associated with holding the Class R Certificates as they become due,

(10) the Transferee consents to any amendment of the Pooling and Servicing Agreement that shall be deemed necessary by Chase Funding (upon advice of counsel) to constitute a reasonable arrangement to ensure that the Class R Certificates will not be owned directly or indirectly by a disqualified organization, and


[(11) the present value of the anticipated tax liabilities associated with holding the Class R Certificates does not exceed the sum of:

     (A) the present value of any consideration given to the Transferee to acquire the Class R Certificates;

     (B) the present value of the expected future distributions on the Class R Certificates; and

     (C) the present value of the anticipated tax savings associated with holding the Class R Certificates as the Trust Fund generates losses.

     For purposes of this declaration, (i) the Transferee is assumed to pay tax at a rate equal to the highest rate of tax specified in Section 11(b)(1) of the Code, and (ii) present values are computed using a discount rate equal to the applicable Federal rate prescribed by Section 1274(d) of the Code or a lower discount rate if the Transferee can demonstrate that it regularly borrows, in the course of its trade or business, substantial funds at such lower rate from unrelated third parties;]

[(11) (A) at the time of the transfer, and at the close of each of the Transferee's two fiscal years preceding the year of transfer, the Transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million; and

     (B) the Transferee is an eligible corporation as defined in Section 860L(a)(2) of the Code and has made a written agreement that any subsequent transfer of the Class R Certificates will be to another eligible corporation that satisfies Section 4 of Revenue Procedure 2001-12, and such transfer will not be a transfer to a foreign branch of an eligible corporation or any other arrangement by which the Class R Certificates are at any time subject to net tax by a country other than the United States or by a possession of the United States.

     For purposes of this declaration, (i) the gross assets and net assets of the Transferee do not include any obligation of any person related to the Transferee (as defined in Section 860L(g) of the Code) or any other asset if a principal purpose for holding or acquiring that asset is to permit the Transferee to make this declaration or to satisfy the requirements of
     Section 6 of Revenue Procedure 2001-12;]


For purpose of this affidavit, the term "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (except any entity treated as other than an instrumentality of the foregoing for purposes of Section 168(h)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code")), any organization (other than a cooperative described in Section 521 of the Code) that is exempt from taxation under the Code (unless such organization is subject to tax on excess inclusions) and any organization that is described in Section 1381(a)(2)(C) of the Code and the term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to Unites States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust, (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).


______________________________________


By: __________________________________

______________________________________

     Address of Investor for receipt of distribution:


     Address of Investor for receipt of tax information:

     (Corporate Seal)

     Attest:

______________________________________

______________________________________, Secretary

     Personally appeared before me the above-named ______________, known or proved to me to be the same person who executed the foregoing instrument and to be the _______ of the Investor, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Investor.


     Subscribed and sworn before me this _______ day of _________
     ____________, 200_.



_____________________________
      Notary Public

      County of ______
      State of _______
      My commission expires the ________ day of __________

                                      By: __________________________
                                          Name:  ___________________
                                          Title: ___________________

Dated: _____________

                                   APPENDIX B

                                     CONSENT

_________________________ (Transferee)
_________________________
_________________________

Ladies and Gentlemen:

                  Chase Funding, Inc. ("Chase Funding") hereby consents to the transfer to, and registration in the name of, the Transferee (or, if applicable, registration in the name of such Transferee's nominee of the Chase Funding Inc., Chase Funding Loan Acquisition Trust Mortgage Loan Asset-Backed Certificates, Series 2001-C1, Class R described in the Transferee's Letter to which this Consent is appended, notwithstanding Chase Funding's knowledge that the Transferee is not a U.S. person (as defined in such Transferee's Letter).

                                           CHASE FUNDING, INC.

Dated: ____________________________        By: _________________________________

                                    EXHIBIT J

                       FORM OF TRANSFEROR CERTIFICATE FOR
               CLASS C, CLASS L, CLASS P, OR CLASS R CERTIFICATES

Chase Funding, Inc.                             The Chase Manhattan Bank
300 Tice Boulevard                              450 West 33rd Street, 14th Floor
Woodcliff Lake, NJ  07675                       New York 10001

Citibank, N.A., as Trustee
111 Wall Street
5th Floor, Zone 1
New York, NY  10043

         RE: Chase Funding, Inc., Chase Funding Loan Acquisition Trust Mortgage
             Loan Asset-Backed Certificates, Series 2001-C1

Ladies and Gentlemen:

         In connection with our disposition of the Class R Certificates, we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action that would result in, a violation of Section 5 of the Act and
(c) if we are disposing of a Class [___] Certificate, we have no knowledge the Transferee is not a Permitted Transferee. All capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement dated as of March 1, 2001, among Chase Funding, Inc., as Depositor, Chase Manhattan Mortgage Corporation as Servicer, Wells Fargo Home Mortgage, Inc., as Servicer, The Chase Manhattan Bank, as Certificate Administrator and Citibank, N.A., as Trustee.

                                      Very truly yours,



                                      Name of Transferor

                                      By: ______________________________________
                                      Name:
                                      Title

                                    EXHIBIT K

                            FORM OF INVESTMENT LETTER
                              (Accredited Investor)

                                     [DATE]

Chase Funding, Inc.                             The Chase Manhattan Bank
300 Tice Boulevard, 3rd Floor North             450 West 33rd Street, 14th Floor
Woodcliff Lake, New Jersey 07675                New York, New York 10001

Re: Pooling and Servicing Agreement dated as of March 1, 2001 among Chase
    Funding, Inc. as depositor, Chase Manhattan Mortgage Corporation, as servicer, Wells Fargo Home Mortgage, Inc., as servicer, The Chase Manhattan Bank, as certificate administrator and Citibank, N.A., as trustee, Chase Funding, Inc., Chase Funding Loan Acquisition Trust Mortgage Loan Asset-Backed Certificates, Series 2001-C1 [Class R]

Ladies and Gentlemen:

                  ______________ (the "Purchaser") intends to purchase from
________________ (the "Transferor") $_______ by original principal balance (the "Transferred Certificates") of Mortgage Loan Asset-Backed Certificates, Series 2001-C1, [Class R] (the "Certificates"), issued pursuant to a pooling and servicing agreement, dated as of March 1, 2001 (the "Pooling and Servicing Agreement"), among Chase Funding, Inc. as depositor (the "Depositor"), Chase Manhattan Mortgage Corporation, as servicer ("CMMC"), Wells Fargo Home Mortgage, Inc., as servicer (together with CMMC, the ("Servicers"), The Chase Manhattan Bank, as certificate administrator (the "Certificate Administrator") and Citibank, N.A., as trustee (the "Trustee"). [The Purchaser intends to register the Transferred Certificate in the name of ____________________, as nominee for _________________.] All terms used and not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

                  For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Purchaser certifies, represents and warrants to, and covenants with, the Depositor and the Trustee that:

                  1. The Purchaser understands that (a) the Certificates have not been registered or qualified under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state, (b) neither the Depositor nor the Trustee is required, and neither of them intends, to so register or qualify the Certificates, (c) the Certificates cannot be resold unless (i) they are registered and qualified under the Securities Act and the applicable state securities laws or (ii) an exemption from registration and qualification is available and (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates.

                  2. The Certificates will bear a legend to the following effect:

                  THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "1940 ACT") OR ANY STATE SECURITIES OR "BLUE SKY" LAWS, AND MAY NOT, DIRECTLY OR INDIRECTLY, BE SOLD OR OTHERWISE TRANSFERRED, OR OFFERED FOR SALE, UNLESS SUCH TRANSFER IS NOT SUBJECT TO REGISTRATION UNDER THE ACT, THE 1940 ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND SUCH TRANSFER ALSO COMPLIES WITH THE OTHER PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT. NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE MASTER SERVICER SHALL HAVE RECEIVED, IN FORM AND SUBSTANCE SATISFACTORY TO THE MASTER SERVICER (A) AN INVESTMENT LETTER FROM THE PROSPECTIVE INVESTOR; AND (B) REPRESENTATIONS FROM THE TRANSFEROR REGARDING THE OFFERING AND SALE OF THE CERTIFICATES.

                  NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE DEPOSITOR SHALL HAVE RECEIVED EITHER (I) A REPRESENTATION LETTER FROM THE TRANSFEREE OF THIS CERTIFICATE TO THE EFFECT THAT SUCH TRANSFEREE EITHER (A) IS NOT AN EMPLOYEE BENEFIT PLAN WITHIN THE MEANING OF SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE CODE OR ANY APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") (A "PLAN") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE, AND IS NOT DIRECTLY OR INDIRECTLY PURCHASING ANY CERTIFICATE ON BEHALF OF, AS INVESTMENT MANAGER OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF OR WITH ASSETS OF A PLAN OR, IN THE CASE OF AN INSURANCE COMPANY, THE ASSETS OF ANY SEPARATE ACCOUNTS TO EFFECT SUCH ACQUISITION OR (B) THE SOURCE OF FUNDS FOR THE PURCHASE OF THE CERTIFICATES IS AN "INSURANCE COMPANY GENERAL ACCOUNT" WITHIN THE MEANING OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60"), 60 FED. REG. 35925 (JULY 12,
                  1995), AND THE PURCHASE AND HOLDING OF THE CERTIFICATE IS EXEMPT UNDER PTCE 95-60, OR (II) IF THIS CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PLAN SUBJECT TO TITLE I OF ERISA, OR SECTION 4975 OF THE CODE OR SIMILAR LAW (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS), OR A TRUSTEE OF ANY SUCH PLAN, OR ANY OTHER PERSON WHO IS USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION, AN OPINION OF COUNSEL TO THE EFFECT THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE

                  "PLAN ASSETS" PURSUANT TO THE DEPARTMENT OF LABOR REGULATIONS SET FORTH IN 29 CFR ss.2510.3-101 OR TO BE SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR CAUSE A VIOLATION UNDER SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR SECTION 407 OF ERISA OR SECTION 4975 OF THE CODE OR SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE SERVICERS, THE CERTIFICATE ADMINISTRATOR, THE DEPOSITOR OR ANY OF THEIR AFFILIATES TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA OR SECTION 4975 OF THE CODE OR SIMILAR LAW) RELATING TO THE CERTIFICATES.

                  3. The Purchaser is acquiring the Transferred Certificates for its own account [for investment only]** and not with a view to or for sale or other transfer in connection with any distribution of the Transferred Certificates in any manner that would violate the Securities Act or any applicable state securities laws, subject, nevertheless, to the understanding that disposition of the Purchaser's property shall at all times be and remain within its control.

                  4. The Purchaser (a) is a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and in particular in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) is able to bear the economic risks of such an investment and (c) is an "accredited investor" within the meaning of Rule 501(a) promulgated pursuant to the Securities Act.

                  5. The Purchaser will not nor has it authorized nor will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner, or (e) take any other action, that would constitute a distribution of any Certificate under the Securities Act or the Investment Company Act of 1940, as amended (the "1940 Act"), that would render the disposition of any Certificate a violation of Section 5 of the Securities Act or any state securities law, or that would require registration or qualification pursuant thereto. Neither the Purchaser nor anyone acting on its behalf has offered the Certificates for sale or made any general solicitation by means of general advertising or in any other manner with respect to the Certificates. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

--------------------
** Not required of a broker/dealer purchaser.

                  6. [This paragraph may be deleted if the Purchaser provides the Opinion of Counsel referred to in clause (ii) of Section 5.02(b) of the Pooling and Servicing Agreement.] The Purchaser either (A) is not an employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") or a plan subject to federal state or local law materially similar to the foregoing provisions of ERISA and the Code (each, a "Plan"), and is not directly or indirectly purchasing any Certificate on behalf of, as investment manager of, as named fiduciary of, as trustee of or with assets of a Plan or directly or indirectly purchasing any certificates with the assets of any insurance company separate account or of any Plan or (B) is an insurance company and the source of funds for the purchase of the certificates is an "insurance company general account" within the meaning of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), and the purchase and holding of the Certificates is exempt under PTCE 95-60.

                  7. Prior to the sale or transfer by the Purchaser of any of the Certificates, the Purchaser will obtain from any subsequent purchaser substantially the same certifications, representations, warranties and covenants contained in the foregoing paragraphs and in this letter or a letter substantially in the form of Exhibit L to the Pooling and Servicing Agreement.

                  8. The Purchaser agrees to indemnify the Trustee, the Certificate Administrator, the Servicers and the Depositor against any liability that may result from any misrepresentation made herein.

                                        Very truly yours,

                                        [PURCHASER]


                                         By: ___________________________________
                                             Name:
                                             Title:

                                    EXHIBIT L

                       FORM OF RULE 144A INVESTMENT LETTER
                         (Qualified Institutional Buyer)

                                     [DATE]


Chase Funding, Inc.
300 Tice Boulevard, 3rd Floor North
Woodcliff Lake, New Jersey   07675

The Chase Manhattan Bank
Global Trust Services
450 West 33rd Street, 15th Floor
New York, New York   10001

         Re: Pooling and Servicing Agreement dated as of April 1, 2001 among Chase Funding, Inc. as depositor, Chase Manhattan Mortgage Corporation, as servicer, Wells Fargo Home Mortgage, Inc., as servicer, The Chase Manhattan Bank, as certificate administrator and Citibank, N.A., as trustee, Chase Funding, Inc., Chase Funding Mortgage Loan Asset-Backed Certificates, Series 2001-C1 [Class R]
                  --------------------------------------------------------------

Ladies and Gentlemen:

                  ______________ (the "Purchaser") intends to purchase from
________________ (the "Transferor") $_______ by original principal balance (the "Transferred Certificates") of Asset-Backed Certificates, Series 2001-C1, [Class R] (the "Certificates"), issued pursuant to a pooling and servicing agreement, dated as of March 1, 2001 (the "Pooling and Servicing Agreement"), among Chase Funding, Inc. as depositor (the "Depositor"), Chase Manhattan Mortgage Corporation, as servicer ("CMMC"), Wells Fargo Home Mortgage, Inc., as servicer (together with CMMC, the ("Servicers"), The Chase Manhattan Bank, as certificate administrator (the "Certificate Administrator"), and Citibank, N.A., as trustee (the "Trustee"). [The Purchaser intends to register the Transferred Certificate in the name of ____________________, as nominee for __________________.] All terms used and not otherwise defined herein shall have the meanings set forth in the Trust Agreement.

                  For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Purchaser certifies, represents and warrants to, and covenants with, the Depositor and the Trustee that:

                  In connection with our acquisition of the above Transferred Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of

1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Transferred Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Transferred Certificates, (d) we are not an employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, or a plan within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended or a plan subject to federal, state or local law materially similar to the foregoing provisions of ERISA and the Code (each, a "Plan"), nor are we directly or indirectly purchasing any Certificate on behalf of, as investment manager of, as named fiduciary of, as trustee of or with assets of a Plan or directly or indirectly purchasing any certificates with the assets of any insurance company separate account or of any Plan [or alternatively, in the case of an insurance company, is an insurance company and the source of funds for the purchase of the certificates] is an "insurance company general account" within the meaning of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60"), 50 Fed. Reg. 35925 (July 12, 1995), and the
purchase and holding of the Certificates is exempt under PTCE 95-60, (e) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, (f) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed one of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale of the Transferred Certificates to us is being made in reliance on Rule 144A. We are acquiring the Transferred Certificates for our own account or for resale pursuant to Rule 144A and further understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed by us, based upon certifications of such purchaser or information we have in our possession, to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

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

         We agree to indemnify the Trustee, the Certificate Administrator, the Servicers and the Depositor against any liability that may result from any misrepresentation made herein.


                                        Very truly yours,

                                        [PURCHASER]


                                        By: ____________________________________
                                            Name:
                                            Title:

                                     ANNEX 1

                                                                         ANNEX 1

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

                  The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

                  1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

                  2. In connection with the purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $____________* in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

                  ____ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in
                       Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

                  ____ Bank. The Buyer (a) is a national bank or banking
                       institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by Federal, State or territorial banking commissio or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

--------------------
* Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                  ____ Savings and Loan. The Bu and loan association, building and loan association, cooperative bank homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over such institution or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated i its latest annual financial statements, a copy of which is attached hereto.

                  ____ Broker-dealer. The Buyer is a dealer registere pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

                  ____ Insurance Company. The Buyer is an insurance company
                       whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of the State, territory or the District of Columbia.

                  ____ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

                  ____ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.

                  ____ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940, as amended.

                  ____ Small Business Investment Company. Buyer is a small
                       business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended.

                  ____ Business Development Company. Buyer is a business
                       development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940, as amended.

                  3. The term "securities" as used for purposes of the calculation of the dollar amount in paragraph 2 excludes: (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer,
(iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

                  4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

                  5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

                  6. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan as provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.



                                        By: ____________________________________
                                            Name:
                                            Title:

                                        Date: __________________________________

                                                                         ANNEX 2

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That are Registered Investment Companies]


                  The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

                  1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

                  2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

                  ____ The Buyer owned $___________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

                  ____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $__________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordanc with Rule 144A).

                  3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                  4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements,
(vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

                  5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

                  6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                        By: ____________________________________
                                            Name:
                                            Title:

                                        IF AN ADVISER:


                                        ________________________________________
                                        Print Name of Buyer

                                        Date: __________________________________

                                    EXHIBIT M

                        REQUEST FOR RELEASE OF DOCUMENTS

To:      Citibank, N.A.
         111 Wall Street
         5th Floor, Zone 1
         New York, NY  10043 Citibank, N.A.
         [and/or its designee]

         Re:

         In connection with the administration of the Mortgage Loans held by you, as Trustee, pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one):

_______ 1. Mortgage Loan Paid in Full (Servicer hereby certifies that all amounts received in connection therewith have been credited to the Collection Account)
_______ 2. Mortgage Loan Liquidated (Servicer hereby certifies that all proceeds of foreclosure, insurance or other liquidation have been received and credited to the Collection Account)
_______ 3. Mortgage Loan Repurchased pursuant to Section 2.03(c) of the Pooling and Servicing Agreement
_______ 4. Mortgage Loan in Foreclosure
_______ 5. Mortgage Loan Repurchased or Substituted pursuant to the terms of the Pooling and Servicing Agreement (Servicer hereby certifies that the Purchase Price or Substitution Adjustment Amount has credited to the Collection Account)
_______ 6. Sale of Mortgage Loan by [CMMC] pursuant to Section 3.09 of the
        Pooling and Servicing Agreement
_______ 7. Other

                                        Reason: ________________________________

                                        By: ____________________________________
                                                    (authorized signer)

                                        Address: _______________________________

                                        Date: __________________________________

If box 1 or 2 above is checked, and if all or part of the Mortgage File was previously released to us, please release to us our previous receipt on file with you, as well as any additional documents in your possession relating to the above specified Mortgage Loan.

If box 3, 4, 5 or 6 above is checked, upon our return of all of the above documents to you as Trustee [or Trustee's designee], please acknowledge your receipt by signing in the space indicated below, and returning this form.

Trustee
-------
Citibank, N.A.
Please acknowledge the execution of the above request by your signature and date below:

____________________________________    ________________________________________
Signature                               Date

Documents returned to Trustee:

____________________________________    ________________________________________
Trustee                                 Date


                                      M-2